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As filed with the Securities and Exchange Commission on November 24, 2015.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RITE AID CORPORATION
*And the Subsidiary Guarantors listed below
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5912 (Primary Standard Industrial Classification Code Number)	23-1614034 (I.R.S. Employer Identification No.)

30 Hunter Lane
Camp Hill, Pennsylvania 17011
(717) 761-2633
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James J. Comitale, Esq.
Senior Vice President, General Counsel and Secretary
Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
(717) 761-2633
(717) 760-7867 (facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Stacy J. Kanter, Esq.
Michael J. Zeidel, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000
(212) 735-2000 (facsimile)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

6.125% Senior Notes due 2023	$1,800,000,000	100%	$1,800,000,000	$181,260.00

Guarantees related to the 6.125% Senior Notes due 2023	N/A	N/A	N/A	N/A(2)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2)
No separate consideration is received for the guarantees, and, therefore, no additional fee is required.

           The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
112 Burleigh Avenue Norfolk, LLC	Virginia	5912	27-5006913
1515 West State Street Boise, Idaho, LLC	Delaware	5912	27-4359371
1740 Associates, LLC	Michigan	5912	27-4359433
3581 Carter Hill Road—Montgomery Corp.	Alabama	5912	80-0052336
4042 Warrensville Center Road—Warrensville Ohio, Inc.	Ohio	5912	25-1820507
5277 Associates, Inc.	Washington	5912	23-2940919
5600 Superior Properties, Inc.	Ohio	5912	80-0052337
657-659 Broad St. Corp.	New Jersey	5912	80-0052338
764 South Broadway—Geneva, Ohio, LLC	Ohio	5912	23-1974076
Advance Benefits, LLC	Florida	8090	59-3760021
Ann & Government Streets—Mobile, Alabama, LLC	Delaware	5912	27-4355151
Apex Drug Stores, Inc.	Michigan	5912	38-2413448
Ascend Health Technology LLC	Delaware	8090	45-4806467
Broadview and Wallings—Broadview Heights Ohio, Inc.	Ohio	5912	25-1814215
Central Avenue & Main Street Petal—MS, LLC	Delaware	5912	27-4355284
Design Rx Holdings LLC	Delaware	8090	27-4368094
Design Rx, LLC	Wyoming	5912	20-1369429
Designrxclusives, LLC	Wyoming	5912	20-5166645
Eagle Managed Care Corp.	Delaware	9999	25-1724201
Eckerd Corporation	Delaware	5912	51-0378122
EDC Drug Stores, Inc.	North Carolina	5912	56-0596933
Eighth and Water Streets—Urichsville, Ohio, LLC	Delaware	5912	27-4355359
England Street—Asheland Corporation	Virginia	5912	80-0052343
Envision Medical Solutions, LLC	Florida	8090	20-3389462
Envision Pharmaceutical Holdings LLC	Delaware	5912	26-0676699
Envision Pharmaceutical Services, LLC	Ohio	5912	05-0570786
Envision Pharmaceutical Services, LLC	Nevada	5912	88-0511398
Fairground, LLC	Virginia	5912	54-1849788
First Florida Insurers of Tampa	Florida	8090	59-2798509
GDF, Inc.	Maryland	5912	34-1343867
Genovese Drug Stores, Inc.	Delaware	5912	11-1556812
Gettysburg and Hoover—Dayton, Ohio, LLC	Ohio	5912	27-4355844
Harco, Inc.	Alabama	5912	63-0522700
Health Dialog Services Corporation	Delaware	8082	04-3274661
JCG (PJC) USA, LLC	Delaware	6719	26-0169455
JCG Holdings (USA), Inc.	Delaware	6719	20-1147565
K&B Alabama Corporation	Alabama	5912	72-1011085
K&B Louisiana Corporation	Louisiana	5912	72-1043860
K&B Mississippi Corporation	Mississippi	5912	72-0983482
K&B Services, Incorporated	Louisiana	9995	72-1245171
K&B Tennessee Corporation	Tennessee	9999	62-1444359
K&B Texas Corporation	Texas	5912	72-1010327
K&B, Incorporated	Delaware	6719	51-0346254
Keystone Centers, Inc.	Pennsylvania	5912	23-1730114
Lakehurst and Broadway Corporation	New Jersey	5912	23-2937947
Laker Software, LLC	Minnesota	6324	31-1924169

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Maxi Drug North, Inc.	Delaware	5912	05-0520884
Maxi Drug South, L.P.	Delaware	5912	05-0520885
Maxi Drug, Inc.	Delaware	5912	04-2960944
Maxi Green, Inc.	Vermont	5912	45-0515111
Mayfield & Chillicothe Roads—Chesterland, LLC	Ohio	5912	27-4355958
MedTrak Services, L.L.C.	Missouri	5912	36-4221427
Munson & Andrews, LLC	Delaware	5912	27-4356050
Name Rite, LLC	Delaware	6719	27-3719933
Northline & Dix-Toledo—Southgate, LLC	Michigan	5912	27-5006605
Orchard Pharmaceutical Services, LLC	Ohio	5912	26-2434607
P.J.C. Distribution, Inc.	Delaware	4225	22-3252604
P.J.C. Realty Co., Inc.	Delaware	6519	04-2967938
Patton Drive and Navy Boulevard Property Corporation	Florida	5912	23-2870495
Paw Paw Lake Road & Paw Paw Avenue—Coloma, Michigan, LLC	Delaware	5912	27-4356268
PDS-1 Michigan, Inc.	Michigan	5912	38-2935739
Perry Distributors, Inc.	Michigan	4225	38-1718545
Perry Drug Stores, Inc.	Michigan	5912	38-0947300
PJC Dorchester Realty LLC	Delaware	6519	01-0573791
PJC East Lyme Realty LLC	Delaware	6519	20-4851871
PJC Haverhill Realty LLC	Delaware	6519	01-0573831
PJC Hermitage Realty LLC	Delaware	6519	51-0568284
PJC Hyde Park Realty LLC	Delaware	6519	01-0573796
PJC Lease Holdings, Inc.	Delaware	6519	01-0573835
PJC Manchester Realty LLC	Delaware	6519	01-0573821
PJC Mansfield Realty LLC	Delaware	6519	01-0573814
PJC New London Realty LLC	Delaware	6519	20-1151630
PJC of Massachusetts, Inc.	Massachusetts	6519	05-0481151
PJC of Rhode Island, Inc.	Rhode Island	6519	23-1979613
PJC of Vermont, Inc.	Vermont	6519	05-0498065
PJC Peterborough Realty LLC	Delaware	6519	20-1151661
PJC Providence Realty LLC	Delaware	6519	05-0541664
PJC Realty MA, Inc.	Massachusetts	6519	02-0692817
PJC Realty N.E. LLC	Delaware	5912	01-0573780
PJC Revere Realty LLC	Delaware	6519	01-0573818
PJC Special Realty Holdings, Inc.	Delaware	6519	01-0573843
Ram-Utica, Inc.	Michigan	5412	80-0052329
RDS Detroit, Inc.	Michigan	5912	35-1799950
READ's Inc.	Maryland	7389	80-0052330
RediClinic LLC	Delaware	8099	70-0639661
Rite Aid Drug Palace, Inc.	Delaware	5912	23-2325476
Rite Aid Hdqtrs. Corp.	Delaware	6719	23-2308342
Rite Aid Hdqtrs. Funding, Inc.	Delaware	6719	75-3167335
Rite Aid Lease Management Company	California	5912	95-2384577
Rite Aid of Alabama, Inc.	Alabama	5912	23-2410761
Rite Aid of Connecticut, Inc.	Connecticut	5912	23-1940645
Rite Aid of Delaware, Inc.	Delaware	5912	23-1940646
Rite Aid of Florida, Inc.	Florida	5912	23-2047226
Rite Aid of Georgia, Inc.	Georgia	5912	23-2125551
Rite Aid of Illinois, Inc.	Illinois	5912	23-2416666

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Rite Aid of Indiana, Inc.	Indiana	5912	23-2048778
Rite Aid of Kentucky, Inc.	Kentucky	5912	23-2039291
Rite Aid of Maine, Inc.	Maine	5912	01-0324725
Rite Aid of Maryland, Inc.	Maryland	5912	23-1940941
Rite Aid of Massachusetts, Inc.	Massachusetts	5912	23-1940647
Rite Aid of Michigan, Inc.	Michigan	5912	38-0857390
Rite Aid of New Hampshire, Inc.	New Hampshire	5912	23-2008320
Rite Aid of New Jersey, Inc.	New Jersey	5912	23-1940648
Rite Aid of New York, Inc.	New York	5912	23-1940649
Rite Aid of North Carolina, Inc.	North Carolina	5912	23-1940650
Rite Aid of Ohio, Inc.	Ohio	5912	23-1940651
Rite Aid of Pennsylvania, Inc.	Pennsylvania	5912	23-1940652
Rite Aid of South Carolina, Inc.	South Carolina	5912	23-2047222
Rite Aid of Tennessee, Inc.	Tennessee	5912	23-2047224
Rite Aid of Vermont, Inc.	Vermont	5912	23-1940942
Rite Aid of Virginia, Inc.	Virginia	5912	23-1940653
Rite Aid of Washington, D.C., Inc.	Washington DC	5912	23-2461466
Rite Aid of West Virginia, Inc.	West Virginia	5912	23-1940654
Rite Aid Online Store, Inc.	Delaware	6719	01-0910090
Rite Aid Payroll Management, Inc.	Delaware	5912	01-0910097
Rite Aid Realty Corp.	Delaware	6519	23-1725347
Rite Aid Rome Distribution Center, Inc.	New York	4225	23-1887836
Rite Aid Services, LLC	Delaware	7363	02-0655440
Rite Aid Specialty Pharmacy, LLC	Delaware	5912	27-4202824
Rite Aid Transport, Inc.	Delaware	4789	25-1793102
Rite Fund, Inc.	Delaware	6719	51-0273194
Rite Investments Corp.	Delaware	6719	51-0273192
Rite Investments Corp., LLC	Delaware	6719	27-4359582
Rx Choice, Inc.	Delaware	7359	25-1598207
Rx Initiatives L.L.C.	Utah	5912	20-3649446
RX Options, LLC	Ohio	5912	34-1939227
Seven Mile and Evergreen—Detroit, LLC	Michigan	5912	27-4356394
Silver Springs Road—Baltimore, Maryland/One, LLC	Delaware	5912	27-4356563
Silver Springs Road—Baltimore, Maryland/Two, LLC	Delaware	5912	27-4356760
State & Fortification Streets—Jackson, Mississippi, LLC	Delaware	5912	27-5006806
State Street and Hill Road—Gerard, Ohio, LLC	Delaware	5912	27-4358683
The Jean Coutu Group (PJC) USA, Inc.	Delaware	6719	04-2925810
The Lane Drug Company	Ohio	5912	53-0125212
Thrift Drug, Inc.	Delaware	9999	22-2098063
Thrifty Corporation	California	5912	95-1297550
Thrifty PayLess, Inc.	California	5912	95-4391249
Tyler and Sanders Roads—Birmingham, Alabama, LLC	Delaware	5912	27-4359262

*
Addresses and telephone numbers of principal executive offices are the same as those of Rite Aid Corporation.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the prospectus is in its final form. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

Subject to Completion, Dated November 24, 2015

PROSPECTUS

RITE AID CORPORATION

         Offer to exchange $1,800.0 million aggregate principal amount of 6.125% Senior Notes due 2023 (which we refer to as the old notes) for $1,800.0 million aggregate principal amount of 6.125% Senior Notes due 2023 (which we refer to as the new notes) which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are fully and unconditionally guaranteed by the subsidiary guarantors listed on the first page of this prospectus.

         The exchange offer will expire at 5:00 p.m., Eastern time, on            , 2015 (the 30th day following the date of this prospectus), unless we extend the exchange offer in our sole and absolute discretion.

         Terms of the exchange offer:

  •
  We will exchange new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

  •
  You may withdraw tenders of old notes at any time prior to the expiration or termination of the exchange offer.

  •
  The terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

  •
  The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes. You should see the discussion under the caption "Certain U.S. Income Tax Considerations" for more information.

  •
  We will not receive any proceeds from the exchange offer.

  •
  We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the old notes.

         There is no established trading market for the new notes or the old notes.

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Broker-dealers who acquired the old notes directly from us in the initial offering must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resales and cannot rely on the position of the Staff of the Securities and Exchange Commission (the "Commission") enunciated in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action Letter (July 2, 1993). We have agreed that, starting on the expiration date (as defined herein) and ending on the close of business 240 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         See "Risk Factors" beginning on page 10 of this prospectus, page 11 of our Annual Report on Form 10-K for the fiscal year ended February 28, 2015, page 46 of our Quarterly Report on Form 10-Q for the quarter ended August 29, 2015 and in any subsequent SEC filings, for a discussion of risks you should consider prior to tendering your outstanding old notes for exchange.

         Neither the Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2015.

        References to "Rite Aid," the "Company," "we," "our" and "us" and similar terms mean Rite Aid Corporation and its subsidiaries, unless the context otherwise requires.

        References to "shares" and "common stock" mean shares of Rite Aid's common stock, par value $1.00, unless the context requires otherwise.

        This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Investor Relations

        Oral requests should be made by telephoning (717) 761-2633.

        In order to obtain timely delivery, you must request the information no later than                , 2015, which is five business days before the expiration date of the exchange offer.

i

SUBSIDIARY GUARANTORS

112 Burleigh Avenue
    Norfolk, LLC
1515 West State Street Boise,
    Idaho, LLC
1740 Associates, LLC
3581 Carter Hill Road—
    Montgomery Corp.
4042 Warrensville Center Road—
    Warrensville Ohio, Inc.
5277 Associates, Inc.
5600 Superior Properties, Inc.
657-659 Broad St. Corp.
764 South Broadway-Geneva,
    Ohio, LLC
Advance Benefits, LLC
Ann & Government Streets—
    Mobile, Alabama, LLC
Apex Drug Stores, Inc.
Ascend Health Technology LLC
Broadview and Wallings-
    Broadview Heights Ohio, Inc.
Central Avenue & Main Street
    Petal—MS, LLC
Design Rx Holdings LLC
Design Rx, LLC
Designrxclusives, LLC
Eagle Managed Care Corp.
Eckerd Corporation
EDC Drug Stores, Inc.
Eighth and Water Streets-
    Urichsville, Ohio, LLC
England Street—Asheland
    Corporation
Envision Medical Solutions, LLC
Envision Pharmaceutical Holdings
    LLC
Envision Pharmaceutical Services,
    LLC
Envision Pharmaceutical Services,
    LLC
Fairground, LLC
First Florida Insurers of Tampa, LLC
GDF, Inc.
Genovese Drug Stores, Inc.
Gettysburg and Hoover—Dayton,
    Ohio, LLC
Harco, Inc.
Health Dialog Services Corporation
JCG (PJC) USA, LLC
JCG Holdings (USA), Inc.
K & B Alabama Corporation
K & B Louisiana Corporation
K & B Mississippi Corporation
K & B Services, Incorporated
K & B Tennessee Corporation	K & B Texas Corporation
K & B, Incorporated
Keystone Centers, Inc.
Lakehurst and Broadway
    Corporation
Laker Software, LLC
Maxi Drug North, Inc.
Maxi Drug South, L.P.
Maxi Drug, Inc.
Maxi Green, Inc.
Mayfield & Chillicothe Roads—
    Chesterland, LLC
MedTrak Services, L.L.C.
Munson & Andrews, LLC
Name Rite, LLC
Northline & Dix—Toledo—
    Southgate, LLC
Orchard Pharmaceutical Services,
    LLC
P.J.C. Distribution, Inc.
P.J.C. Realty Co., Inc.
Patton Drive and Navy Boulevard
    Property Corporation
Paw Paw Lake Road & Paw Paw
    Avenue-Coloma,
    Michigan, LLC
PDS-1 Michigan, Inc.
Perry Distributors, Inc.
Perry Drug Stores, Inc.
PJC Dorchester Realty LLC
PJC East Lyme Realty LLC
PJC Haverhill Realty LLC
PJC Hermitage Realty LLC
PJC Hyde Park Realty LLC
PJC Lease Holdings, Inc.
PJC Manchester Realty LLC
PJC Mansfield Realty LLC
PJC New London Realty LLC
PJC of Massachusetts, Inc.
PJC of Rhode Island, Inc.
PJC of Vermont, Inc.
PJC Peterborough Realty LLC
PJC Providence Realty LLC
PJC Realty MA, Inc.
PJC Realty N.E. LLC
PJC Revere Realty LLC
PJC Special Realty Holdings, Inc.
Ram-Utica, Inc.
RDS Detroit, Inc.
READ'S, Inc.
RediClinic LLC
Rite Aid Drug Palace, Inc.
Rite Aid Hdqtrs. Corp.
Rite Aid Hdqtrs. Funding, Inc.
Rite Aid Lease Management
    Company
Rite Aid of Alabama, Inc.	Rite Aid of Connecticut, Inc.
Rite Aid of Delaware, Inc.
Rite Aid of Florida, Inc.
Rite Aid of Georgia, Inc.
Rite Aid of Illinois, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
Rite Aid of Maine, Inc.
Rite Aid of Maryland, Inc.
Rite Aid of Massachusetts, Inc.
Rite Aid of Michigan, Inc.
Rite Aid of New Hampshire, Inc.
Rite Aid of New Jersey, Inc.
Rite Aid of New York, Inc.
Rite Aid of North Carolina, Inc.
Rite Aid of Ohio, Inc.
Rite Aid of Pennsylvania, Inc.
Rite Aid of South Carolina, Inc.
Rite Aid of Tennessee, Inc.
Rite Aid of Vermont, Inc.
Rite Aid of Virginia, Inc.
Rite Aid of Washington,
    D.C., Inc.
Rite Aid of West Virginia, Inc.
Rite Aid Online Store Inc.
Rite Aid Payroll Management Inc.
Rite Aid Realty Corp.
Rite Aid Rome Distribution
    Center, Inc.
Rite Aid Services, LLC
Rite Aid Specialty
    Pharmacy, LLC
Rite Aid Transport, Inc.
Rite Fund, Inc.
Rite Investments Corp.
Rite Investments Corp., LLC
Rx Choice, Inc.
Rx Initiatives L.L.C.
Rx Options, LLC
Seven Mile and Evergreen—
    Detroit, LLC
Silver Springs Road-Baltimore,
    Maryland/One, LLC
Silver Springs Road-Baltimore,
    Maryland/Two, LLC
State & Fortification Streets—
    Jackson, Mississippi, LLC
State Street and Hill
    Road-Gerard, Ohio, LLC
The Jean Coutu Group (PJC)
    USA, Inc.
The Lane Drug Company
Thrift Drug, Inc.
Thrifty Corporation
Thrifty PayLess, Inc.
Tyler and Sanders Road—
Birmingham, Alabama, LLC

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, and the documents incorporated by reference herein, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

        Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

  •
  our high level of indebtedness;

  •
  our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our credit facilities and other debt agreements;

  •
  general economic conditions, inflation and interest rate movements;

  •
  the continued impact of private and public third party payors reduction in prescription drug reimbursement and their efforts to limit access to payor networks, including mail order;

  •
  our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs;

  •
  our ability to continue to improve the operating performance of our stores in accordance with our long term strategy;

  •
  our ability to maintain or grow prescription count and realize front-end sales growth;

  •
  our ability to hire and retain qualified personnel;

  •
  competitive pricing pressures, including aggressive promotional activity from our competitors;

  •
  decisions to close additional stores and distribution centers or undertake additional refinancing activities, which could result in further charges to our operating statement;

  •
  our ability to manage expenses and working capital;

  •
  continued consolidation of the drugstore and the pharmacy benefit management ("PBM") industries;

  •
  changes in state or federal legislation or regulations, and the continued impact from the ongoing implementation of the Patient Protection and Affordable Care Act as well as other healthcare reform;

  •
  the outcome of lawsuits and governmental investigations;

  •
  risks related to compromises of our information or payment systems or unauthorized access to confidential or personal information of our associates or customers;

  •
  our ability to realize the benefits of the acquisition of Envision Rx;

  •
  our ability to maintain our current pharmacy services business and obtain new pharmacy services business, including maintaining renewals of expiring contracts, avoiding contract termination rights that may permit certain of our clients to terminate their contracts prior to their expiration and early price renegotiations prior to contract expirations;

  •
  the continued impact of declining gross margins in the PBM industry due to increased market competition and client demand for lower prices while providing enhanced service offerings;

  •
  our ability to maintain our current Medicare Part D business and obtain new Medicare Part D business, as a result of the annual Medicare Part D competitive bidding process;

  •
  the expiration or termination of our Medicare or Medicaid managed care contracts by federal or state governments and related tax matters;

  •
  risks related to the contemplated acquisition of us by Walgreens Boots Alliance, Inc., a Delaware corporation ("WBA"), including that:

  •
  one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by our shareholders may not be obtained;

  •
  there may be a material adverse change of us or that our business may suffer as a result of uncertainty surrounding the transaction;

  •
  the transaction may involve unexpected costs, liabilities or delays;

  •
  legal proceedings have been initiated related to the transaction;

  •
  changes in economic conditions, political conditions, changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care Education Affordability Reconciliation Act and any regulations enacted thereunder may occur;

  •
  provider and state contract changes may occur;

  •
  reductions in provider payments by governmental payors may occur;

  •
  there may be difficulties or delays in achieving synergies and cost savings; and

  •
  other risks and uncertainties described from time to time in our filings with the Commission.

        We undertake no obligation to update or revise the forward-looking statements included or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the section entitled "Risk Factors" in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended February 28, 2015, which we filed with the Commission on April 23, 2015, in our Quarterly Report on Form 10-Q for the quarter ended August 29, 2015, which we filed with the Commission on October 6, 2015, and in any subsequent SEC filings.

 SUMMARY

        The following information summarizes the detailed information and financial statements included elsewhere or incorporated by reference in this prospectus. We encourage you to read this entire prospectus carefully. Unless otherwise indicated, references to fiscal year refer to the fiscal year of Rite Aid, which ends on the Saturday closest to February 29 or March 1 of that year. The fiscal years ended February 28, 2015, March 1, 2014 and March 2, 2013 included 52 weeks, the fiscal year ended March 3, 2012 included 53 weeks and the fiscal year ended February 26, 2011 included 52 weeks.

Our Business

        We are the third largest retail drugstore chain in the United States based on both revenues and number of stores. As of August 29, 2015 we operated 4,561 stores in 31 states across the country and in the District of Columbia. During fiscal 2015 we generated approximately $26.5 billion in revenue and approximately $2.1 billion in net income.

        In our stores, we sell prescription drugs and a wide assortment of other merchandise, which we call "front-end" products. In fiscal 2015, prescription drug sales accounted for 68.8% of our total sales. We believe that pharmacy operations will continue to represent a significant part of our business due to favorable industry trends, including an aging population, increased life expectancy, anticipated growth in the federally funded Medicare Part D prescription program as "baby boomers" start to enroll, expanded coverage for uninsured Americans as the result of the Patient Protection and Affordable Care Act and the discovery of new and better drug therapies. We carry a full assortment of front-end products, which accounted for the remaining 31.2% of our total sales in fiscal 2015. Front-end products include over-the- counter medications, health and beauty aids, personal care items, cosmetics, household items, food and beverages, greeting cards, seasonal merchandise and numerous other everyday and convenience products.

        We differentiate our stores from other national chain drugstores, in part, through our wellness+ loyalty program, our Wellness format stores, private brands and our expanded strategic partnership with GNC, a leading retailer of vitamin and mineral supplements. We offer a wide variety of products through our portfolio of private brands, which continue to be well received by our customers. Private brand items contributed approximately 18.5% of our front-end sales in the categories where private brand products were offered in fiscal 2015.

Merger with Walgreens Boots Alliance, Inc.

        On October 27, 2015, we entered into an Agreement and Plan of Merger (the "Merger Agreement") with WBA and Victoria Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of WBA ("Victoria Merger Sub"). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Victoria Merger Sub will merge with and into Rite Aid (the "Merger"), with Rite Aid surviving the Merger as a wholly-owned direct subsidiary of WBA. Consummation of the Merger is subject to various closing conditions, including but not limited to (i) approval of the Merger Agreement by holders of a majority of the outstanding shares of our Common Stock entitled to vote on the Merger, (ii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law or order prohibiting the Merger, and (iv) the absence of a material adverse effect on us, as defined in the Merger Agreement.

 Summary Description of the Exchange Offer

Old Notes	6.125% Senior Notes due 2023, issued on April 2, 2015.
New Notes

6.125% Senior Notes due 2023, the issuance of which has been registered under the Securities Act. The form and terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Exchange Offer

We are offering to issue up to $1,800.0 million aggregate principal amount of the new notes in exchange for a like principal amount of the old notes to satisfy our obligations under the registration rights agreement that was executed when the old notes were issued in a transaction in reliance upon the exemption from registration provided by Rule 144A and Regulation S of the Securities Act.

Expiration Date; Tenders

The exchange offer will expire at 5:00 p.m., Eastern time, on                    , 2015 (the 30th day following the date of this prospectus), unless extended in our sole and absolute discretion. By tendering your old notes, you represent to us that:

• you are not our "affiliate," as defined in Rule 405 under the Securities Act;
• any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•

at the time of commencement of the exchange offer, neither you nor anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act;

• you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering;
• if you are not a participating broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act; and

•

if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution."

Withdrawal; Non-Acceptance

You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., Eastern time, on                    , 2015. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"), any withdrawn or unaccepted old notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered old notes, see "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes" and the "The Exchange Offer—Withdrawal Rights."

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Procedures for Tendering the Old Notes	You must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

•

tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as exchange agent, at one of the addresses listed below under the caption "The Exchange Offer—Exchange Agent;" or

•

tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, The Bank of New York Mellon Trust Company, N.A., as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer—Book-Entry Transfers."

Special Procedures for Beneficial Owners

If you are a beneficial owner whose old notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Certain U.S. Income Tax Considerations

The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption "Certain U.S. Income Tax Considerations" for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.
Exchange Agent

The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The Exchange Offer—Exchange Agent."

Resales

Based on interpretations by the Staff of the Commission, as set forth in no-action letters issued to the third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

• you are our "affiliate," as defined in Rule 405 under the Securities Act;
• you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

•

you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes, you will receive in the exchange offer; or

• you are holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering.

If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the new notes:
• you cannot rely on the applicable interpretations of the Staff of the Commission; and
• must also be named as a selling security holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.
Broker-Dealer

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were acquired by such broker-dealer as a result of market making activities or other trading activities. We have agreed that for a period of up to 240 days after the expiration date, as defined in this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" for more information.

Furthermore, a broker-dealer that acquired any of its old notes directly from us:

•

may not rely on the applicable interpretations of the Staff of the Commission's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action Letter (July 2, 1993); and

• must also be named as a selling security holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.
As a condition to participation in the exchange offer, each holder will be required to represent that it is not our affiliate or a broker-dealer that acquired the old notes directly from us.

Registration Rights Agreement

When the old notes were issued, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the terms of each registration rights agreement, we agreed to file with the Commission and use our commercially reasonable efforts to cause to become effective, a registration statement relating to an offer to exchange the old notes for the new notes.

If we do not, among other things, consummate the exchange offer within 360 days of the date of issuance of the old notes (April 2, 2015), the interest rate borne by the old notes will be increased at a rate of 0.25% per annum every 90 days (but shall not exceed 0.50% per annum) until the exchange offer is completed, or until the old notes are freely transferable under Rule 144 of the Securities Act.

Under some circumstances set forth in the registration rights agreement, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by these holders.

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See "Description of the New Notes—Registration Rights and Additional Interest."

Consequences of not Exchanging Old Notes

        If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

  •
  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes" and "Description of the New Notes—Registration Rights and Additional Interest."

 Summary Description of the New Notes

        The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. For a more complete understanding of the new notes, see "Description of the New Notes." When we use the term "notes" in this summary, the term includes the old notes and the new notes.

Issuer	Rite Aid Corporation, a Delaware corporation.
Securities Offered	Up to $1,800.0 million aggregate principal amount of 6.125% Senior Notes due 2023.
Maturity Date	April 1, 2023.
Interest and Payment Dates	The new notes will bear interest at a rate of 6.125% per annum payable semi-annually in arrears on January 31 and July 31, commencing on January 31, 2016.
Subsidiary Guarantees	Our obligations under the new notes will be fully and unconditionally guaranteed, jointly and severally, on an unsubordinated basis, by all of our subsidiaries that guarantee our obligations under our Senior Credit Facility, the Tranche 1 Term Loan, the Tranche 2 Term Loan, and our outstanding 8.00% Notes, 9.25% Notes and 6.75% senior notes due 2021 (the "6.75% Notes," and together, "Rite Aid Subsidiary Guarantors"), including all of the subsidiaries of EnvisionRx that guarantee our obligations under our Senior Credit Facility, our Tranche 1 Term Loan, our Tranche 2 Term Loan, and our outstanding 8.00% Notes, 9.25% Notes and 6.75% Notes (the "EnvisionRx Subsidiary Guarantors", and together with the Rite Aid Subsidiary Guarantors, the "Subsidiary Guarantors"). Envision Insurance Company, a national provider of Medicare Part D prescription drug plans focused on low income subsidy and employer group waiver plans segments and wholly owned subsidiary of EnvisionRx, will not guarantee the notes or pledge any assets or stock as collateral for our outstanding secured debt.
The guarantees will be unsecured. Under certain circumstances, subsidiaries may be released from their guarantees of the new notes without the consent of the holders of the new notes.
Our subsidiaries conduct substantially all of our operations and have significant liabilities, including trade payables. If the subsidiary guarantees are invalid or unenforceable or are limited by fraudulent conveyance or other laws, the new notes will be structurally subordinated to the substantial liabilities of our subsidiaries.
Ranking	The new notes will be unsecured, unsubordinated obligations of Rite Aid Corporation and will rank equally in right of payment with all of our other unsecured, unsubordinated indebtedness. We currently do not have any subordinated indebtedness. The new notes and the related guarantees will be effectively junior to all of our or the applicable Subsidiary Guarantor's existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and to the liabilities of our non-guarantor subsidiaries.

As of August 29, 2015, after giving effect to the issuance of the old notes and the consummation of the EnvisionRx acquisition, the total outstanding debt of us and the Subsidiary Guarantors would have been $7.4 billion, of which $3.4 billion would have been secured.
Form and Denomination	The new notes will be issued only in registered form. The new notes will initially be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be represented by one or more permanent global notes in fully registered form, deposited with a custodian for and registered in the name of a nominee of DTC. Beneficial interests in the global note will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, or as we otherwise agree, notes in certificated form will not be issued in exchange for the global note or interests therein.
Optional Redemption	Prior to April 1, 2018, we may redeem some or all of the notes by paying a "make-whole" premium based on United States Treasury rates. On or after April 1, 2018 we may redeem some or all of the notes at the redemption prices listed under the heading "Description of the New Notes—Optional Redemption" in this prospectus plus accrued and unpaid interest to, but not including, the date of redemption.
In addition, at any time and from time to time, prior to April 1, 2018 we may redeem up to 35% of the original aggregate principal amount of the notes with the net proceeds of one or more of our equity offerings at a redemption price of 106.125% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption of the notes, provided that at least 65% of the original aggregate principal amount of the notes remains issued and outstanding.
Repurchase at Option of Holders Upon a Change in Control	Subject to certain exceptions, in the event of a change in control, each holder of notes may require us to repurchase its notes, in whole or in part, at a repurchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of the New Notes—Repurchase at the Option of Holders Upon a Change of Control," and "Risk Factors—Risks Related to the Exchange Offer and Holding the New Notes—We may be unable to purchase the notes upon a change of control" in this prospectus.
Certain Covenants	The indenture governing the new notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:
• incur additional debt;
• pay dividends;
• make redemptions and repurchases of capital stock;
• make loans and investments;

• prepay, redeem or repurchase debt;

•

engage in acquisitions, consolidations, asset dispositions, sale-leaseback transactions and affiliate transactions (not including the EnvisionRx acquisition or the transactions contemplated thereby);

• change our business;
• amend some of our debt and other material agreements;
• issue and sell capital stock of subsidiaries;
• restrict distributions from subsidiaries; and
• grant negative pledges to other creditors.
These covenants are subject to a number of exceptions. See "Description of the New Notes" in this prospectus.
Trading	The new notes are a new issue of securities, and there is currently no established trading market for the new notes. An active or liquid market may not develop for the new notes or, if developed, be maintained. We have not applied, and do not intend to apply, for the listing or the new notes on any automated dealer quotation system.
Risk Factors	Tendering your old notes in the exchange offer involves risks. You should carefully consider the information in the sections entitled "Risk Factors" in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended February 28, 2015, filed on April 23, 2015, in our Quarterly Report on Form 10-Q for the quarter ended August 29, 2015, filed on October 6, 2015, in any subsequent SEC filings, and all the other information included in this prospectus before tendering any old notes.

***

        Our headquarters are located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011, and our telephone number is (717) 761-2633. We were incorporated in 1968 and are a Delaware corporation.

RISK FACTORS

        You should carefully consider the risks and uncertainties set forth below and the risks and uncertainties incorporated by reference in this prospectus, including the information included under "Risk Factors" in our Annual Report on Form 10-K for the year ended February 28, 2015, in our Quarterly Report for the quarter ended August 2015, and in other documents that we subsequently file with the Commission. When we use the term "notes" in this prospectus, the term includes the old notes and the new notes.

Risks Related to the Exchange Offer and Holding the New Notes

         Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

        If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes" and "Certain U.S. Income Tax Considerations."

         You must comply with the exchange offer procedures in order to receive new, freely tradable new notes.

        Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the Exchange Agent's account at DTC, New York, New York as depository, including an Agent's Message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

  •
  a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in lieu of the letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

        Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—Procedures for Tendering Old Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

         Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         The new notes and the related guarantees will be effectively junior to our secured debt, and if a default occurs, we may not have sufficient funds to satisfy our obligations under the new notes.

        The new notes and the related guarantees will be our general unsecured, unsubordinated obligations that will rank equal in right of payment with all of the existing and future unsecured, unsubordinated debt of us and the Subsidiary Guarantors. The new notes and the guarantees will be effectively junior to all of our or the applicable Subsidiary Guarantor's secured debt with respect to the right to be satisfied from the assets that secure such secured debt as collateral.

         We are a holding company and are dependent on dividends and other distributions from our subsidiaries.

        We are a holding company with no direct operations. Our principal assets are the equity interests we hold in our operating subsidiaries. As a result, we are dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our financial obligations, including the payment of principal of and interest on our outstanding debt. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on our debt or to make funds available to us for such payment. Accordingly, our debt that is not guaranteed by our subsidiaries is structurally subordinated to the debt and other liabilities of our subsidiaries. Envision Insurance Company, a national provider of Medicare Part D prescription drug plans focused on low income subsidy and employer group waiver plans segments and wholly owned subsidiary of EnvisionRx, will not guarantee the notes or pledge any assets or stock as collateral for our outstanding secured debt.

        If the guarantees of the new notes are held to be invalid or unenforceable or are limited by fraudulent conveyance or other laws, the new notes would be structurally subordinated to the debt of those subsidiaries. As of August 29, 2015, after giving effect to the issuance of the old notes and the consummation of the EnvisionRx acquisition, the total outstanding debt of us and the Subsidiary Guarantors would have been $7.4 billion, of which $3.4 billion would have been secured.

        Our creditors or the creditors of the Subsidiary Guarantors could challenge the guarantees of the new notes as fraudulent conveyances or on other grounds. The delivery of these guarantees could be found to be a fraudulent conveyance and declared void if a court determined that: the Subsidiary Guarantor delivered the guarantee with the intent to hinder, delay or defraud its existing or future creditors; the Subsidiary Guarantor did not receive fair consideration for the delivery of the guarantee; or the Subsidiary Guarantor was insolvent at the time it delivered the guarantee. We cannot assure you that a court would not reach one of these conclusions. In the event that a court declares these guarantees to be void, or in the event that the guarantees must be limited or voided in accordance with their terms, any claim you may make against us for amounts payable on the new notes would be effectively subordinated to the obligations of our subsidiaries, including trade payables and other liabilities that constitute indebtedness.

         We may be unable to purchase the notes upon a change of control.

        Upon a change of control event, we would be required to offer to purchase the notes for cash at a price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, subject to certain exceptions. The change of control provisions may not protect you if we undergo a highly leveraged transaction, reorganization, restructuring, acquisition or similar transaction that may adversely affect you unless the transaction is included within the definition of a change of control.

        Our Senior Credit Facility, our Tranche 1 Term Loan and our Tranche 2 Term Loan provide that the occurrence of certain events that would constitute a change of control for the purposes of the indenture governing the notes, as well as the triggering of our obligation to repurchase the notes upon a change of control, constitutes a default under such facilities. Much of our other debt also requires us to repurchase such debt upon an event that would constitute a change of control for the purposes of the notes. Other future debt may contain prohibitions of events that would constitute a change of control or would require such debt to be repurchased upon a change of control. Moreover, the exercise by holders of the notes of their right to require us to repurchase the notes could cause a default under our existing or future debt, even if the change of control itself does not result in a default under existing or future debt. Finally, our ability to pay cash to holders of the notes upon a repurchase may be limited by our financial resources at the time of such repurchase or be prohibited by the terms of our outstanding debt agreements at the time. Therefore, we cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase the notes in connection with a change of control would result in a default under the indenture governing the notes. Such a default would, in turn, constitute a default under much of our existing debt, and may constitute a default under future debt as well.

         There may not be an active trading market for the new notes, and their price may be volatile. Holders may be unable to sell their new notes at the price desired or at all.

        There is no existing trading market for the new notes. As a result, there can be no assurance that a liquid market will develop or be maintained for the new notes, that holders will be able to sell any of the new notes at a particular time (if at all) or that the prices holders receive if or when they sell the new notes will be above their initial offering price. If the new notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price and volatility in the price of our common stock, our performance and other factors. We do not intend to list the new notes on any national securities exchange. The liquidity of any market for the new notes will depend on a number of factors, including:

  •
  the number of holders of the new notes;

  •
  our operating performance and financial condition;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market in the new notes; and

  •
  prevailing interest rates.

        An active market for the new notes may not develop and, if it develops, may not continue.

 USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

 RATIO OF EARNINGS TO FIXED CHARGES

        We have calculated the ratio of earnings to fixed charges in the following table by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges, before capitalized interest. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense, preferred stock dividend requirement and that portion of rental expense which is representative of the interest factor in those rentals.

	26 Week Period Ended		Fiscal Year Ended
	August 29, 2015	August 30, 2014	February 28, 2015 (52 weeks)	March 1, 2014 (52 weeks)	March 2, 2013 (52 weeks)	March 3, 2012 (53 weeks)	February 26, 2011 (52 weeks)
(Dollars in thousands)
Ratio of earnings to fixed charges	1.17x	1.56x	1.59x	1.31x	—	—	—
Excess (deficiency) of earnings to fixed charges	$69,122	$200,946	$426,675	$233,385	$(13,950)	$(412,410)	$(564,783)

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the June 24, 2015 acquisition of EnvisionRx by Rite Aid and the related financing transactions on Rite Aid's historical statements of operations for the periods discussed below. The acquisition of EnvisionRx is being accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification 805, "Business Combinations" ("ASC 805"). The unaudited pro forma condensed combined financial information set forth below gives effect to the following:

  •
  The June 24, 2015 acquisition of EnvisionRx, including the April 2, 2015 issuance of $1.8 billion aggregate principal amount of Rite Aid's 6.125% senior notes due 2023 to finance the cash portion of the consideration for the acquisition and the issuance of 27.8 million shares of Rite Aid common stock, using the acquisition method of accounting;

  •
  The January 2015 amendment and restatement of Rite Aid's Senior Credit Facility, which, among other things, increased borrowing capacity from $1.795 billion to $3.0 billion (which was increased to $3.7 billion upon the repayment of the 8.00% Notes in August 2015), and extended the maturity to January 2020 from February 2018; and

  •
  The January 2015 use of borrowings under the amended and restated Senior Credit Facility to repay and retire all of the $1.147 billion outstanding under Rite Aid's Tranche 7 Senior Secured Term Loan due 2020, along with associated fees and expenses.

        The unaudited pro forma condensed combined statements of operations have been prepared as if the above occurred on March 1, 2014 and February 28, 2015. The impact of the acquisition of EnvisionRx is already reflected in Rite Aid's historical balance sheet as of August 29, 2015; accordingly no pro forma adjustment has been made to Rite Aid's historical consolidated balance sheets.

        The historical condensed combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the aforementioned transactions, (2) factually supportable, and (3) expected to have a continuing impact on the consolidated results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements are based on and should be read in conjunction with the:

  •
  Separate audited consolidated financial statements of Rite Aid as of and for the year ended February 28, 2015, included in Rite Aid's Annual Report on Form 10-K for the year ended February 28, 2015;

  •
  Separate unaudited consolidated financial statements of Rite Aid as of and for the quarter ended August 29, 2015, included in Rite Aid's Quarterly Report on From 10-Q for the quarter ended August 29, 2015;

  •
  Separate audited consolidated financial statements of EnvisionRx as of and for the year ended December 31, 2014 and the related notes, incorporated in this prospectus by reference; and

  •
  Separate unaudited consolidated financial statements of EnvisionRx as of and for the quarter ended March 31, 2015 and the related notes, incorporated in this prospectus by reference.

        The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the acquisition of EnvisionRx or the related financing transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

        The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under GAAP. The accounting for the acquisition of EnvisionRx is dependent upon certain valuations that are provisional and are subject to change. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing these unaudited pro forma condensed combined financial statements. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Rite Aid's future results of operations and financial position.

        In addition, the unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition of EnvisionRx or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. The unaudited pro forma condensed combined financial statements also do not include certain pro forma adjustments for EnvisionRx's prior acquisitions.

RITE AID CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the 52 weeks ended February 28, 2015
(Dollars in thousands)

	Rite Aid Historical 52 weeks ended February 28, 2015	EnvisionRx Historical for the year ended December 31, 2014	Preliminary Pro Forma Adjustments for Transactions		Total
Revenues	$26,528,377	$4,071,402	$(271,544	)(1)	$30,328,235
Cost of goods sold	18,951,645	3,832,928	(271,544	)(1)	22,513,029
Selling, general and administrative expenses	6,695,642	144,886	88,280	(2)(5)	6,928,808
Depreciation and amortization	—	30,198	(30,198	)(2)	—
Lease termination and impairment charges	41,945	—	—		41,945
Interest expense	397,612	52,185	49,536	(3)	499,333
Loss on debt retirements, net	18,512	—	—		18,512
Gain on sale of assets, net	(3,799)	—	—		(3,799)

Income (loss) before income taxes	426,820	11,205	(107,618)		330,407
Income tax benefit	(1,682,353)	(367)	(41,971	)(4)	(1,724,691)

Net income (loss)	$2,109,173	$11,572	$(65,647)		$2,055,098

        These unaudited pro forma condensed combined financial statements contain estimated adjustments which are based on information available to our management at the time this document was prepared. Accordingly, the adjustments are subject to change and the impact of such changes may be material. See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

        Rite Aid is accounting for the EnvisionRx acquisition using the acquisition method of accounting. The pro forma adjustments reflect preliminary estimates of the purchase price allocation, which are expected to change upon finalization of appraisals and other valuation studies. The final allocation will be based on the actual purchase price and the assets and liabilities that exist as of the date of the EnvisionRx acquisition. The final allocation may also result in deferred taxes for which information is not currently available. The final adjustments could be materially different from the unaudited pro forma adjustments presented herein.

        The unaudited pro forma condensed combined statement of operations also includes certain accounting adjustments related to the acquisition that are expected to have a continuing impact on the combined results, such as increased depreciation and amortization of the acquired tangible and intangible assets, increased interest expense on the debt expected to be incurred to complete the acquisition, amortization of deferred financing fees and the tax impact of these pro forma adjustments.

        The unaudited pro forma condensed combined statement of operations does not reflect certain adjustments that are expected to result from the acquisition because they are considered to be of a non-recurring nature. These include transaction costs expected to be incurred related to the acquisition.

        Rite Aid expects to realize synergies following the acquisition that are not reflected in the pro forma adjustments. No assurance can be given with respect to the ultimate level of such synergies and the timing of their realization.

        Rite Aid is in process of conducting a review of EnvisionRx's accounting policies in an effort to determine if differences in accounting policies require adjustment or reclassification of EnvisionRx's results of operations or reclassification of assets or liabilities to conform to Rite Aid's accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined financial statements, Rite Aid was not aware of any material differences between accounting policies of the two companies, except for certain reclassifications necessary to conform to Rite Aid's financial presentation, and accordingly, this unaudited pro forma condensed combined financial information does not assume any material differences in accounting policies between the two companies.

(1)
Represents the elimination of intercompany revenues and cost of goods sold for the 52 week period ended February 28, 2015. These amounts represent actual payments made to Rite Aid for dispensing prescription drugs to EnvisionRx plan members for the 52 week period ended February 28, 2015.

(2)
Represents the reclassification of depreciation and amortization expense as reported by EnvisionRx for the year ended December 31, 2014 to conform to Rite Aid's presentation. Rite Aid records substantially all depreciation and amortization in selling, general and administrative expenses.

(3)
Represents the incremental interest expense after giving effect to (a) the April 2, 2015 issuance of $1.8 billion aggregate principal amount of 6.125% senior notes due 2023; (b) the amortization of the related fees and expenses; (c) the amendment and restatement of our Senior Credit Facility in January 2015, which increased the maximum commitment under the Senior Credit Facility to $3.0 billion (which was increased to $3.7 billion upon the repayment of the $650 million aggregate principal amount outstanding under our 8.00% Notes in August 2015) and extended the term of the Senior Credit Facility to January 2020; and (d) the repayment and retirement of all of the $1.147 billion outstanding under our Tranche 7 Senior Secured Term Loan due 2020, along with associated fees and expenses, with borrowings under the amended and restated Senior Credit Facility, calculated as follows:

		Preliminary Pro Forma 52 weeks ended February 28, 2015
Rite Aid historical interest expense for the fifty-two week period ended February 28, 2015		$397,612
(a)	Incremental annual interest expense related to the April 2, 2015 issuance of $1.8 billion aggregate principal amount of our 6.125% senior notes due 2023 ($1.8 billion at 6.125%)	110,250
(b)	Incremental full year amortization of debt issuance costs associated with the issuance of $1.8 billion aggregate principal amount of our 6.125% senior notes due 2023 (approximately $36.1 million of debt issuance fees amortized over 7 years)	5,157
(c)	Incremental annualized anticipated interest savings generated from the January 2015 repayment of all of the $1.147 billion outstanding under our Tranche 7 Senior Secured Term Loan due 2020 with borrowings under the amended and restated Senior Credit Facility (approximately $20.0 million per year)	(17,500)
(d)	Full year amortization of debt issuance costs associated with the amendment and restatement of our Senior Credit Facility (approximately $19.1 million of debt issuance costs amortized over 5 years)	3,814

Preliminary pro forma interest expense for the 52 week period ended February 28, 2015		$499,333

  The preliminary pro forma interest expense for the 52 week period ended February 28, 2015 excludes incremental interest associated with the $74.4 million of debt issuance costs and transaction fees and expenses that were funded by our Senior Credit Facility, as those borrowings are expected to be repaid with cash in the near term.

(4)
Represents the income tax benefit related to the preliminary pro forma adjustments for the acquisition based on an estimated statutory income tax rate of 39%.

(5)
Represents the preliminary pro forma incremental amortization resulting from the preliminary fair value adjustments resulting from the preliminary purchase price allocation. The incremental amortization resulting from the preliminary allocation of the purchase price is preliminary and is based on information available to our management at the time this document was prepared. Accordingly, the incremental amortization is subject to change and the impact of such change may be material.

 RITE AID CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the 26 weeks ended August 29, 2015
(Dollars in thousands)

	Rite Aid Historical 26 weeks ended August 29, 2015	EnvisionRx Historical for the period March 1 2015 through June 23, 2015	Preliminary Pro Forma Adjustments for Transactions		Total
Revenues	$14,312,337	$1,735,635	$(104,731	)(1)	$15,943,241
Cost of revenues	10,530,516	1,629,408	(104,731	)(1)	12,055,193
Selling, general and administrative expenses	3,425,411	85,584	(26,890	)(2)(5)(6)	3,484,105
Depreciation and amortization	—	12,465	(12,465	)(2)	—
Lease termination and impairment charges	14,659	—	—		14,659
Interest expense	239,017	21,884	(10,787	)(3)	250,114
Loss on debt retirements, net	33,205	31,601	(31,601	)(7)	33,205
Loss on sale of assets, net	320	—	—		320

Income before income taxes	69,209	(45,307)	81,743		105,645
Income tax expense	28,904	—	14,410	(4)	43,314

Net income	$40,305	$(45,307)	$67,333		$62,331

        These unaudited pro forma condensed combined financial statements contain estimated adjustments which are based on information available to our management at the time this document was prepared. Accordingly, the adjustments are subject to change and the impact of such changes may be material. See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

        Rite Aid is accounting for the EnvisionRx acquisition using the acquisition method of accounting. The pro forma adjustments reflect preliminary estimates of the purchase price allocation, which are expected to change upon finalization of appraisals and other valuation studies. The final allocation will be based on the actual purchase price and the assets and liabilities that exist as of the date of the EnvisionRx acquisition. The final allocation may also result in deferred taxes for which information is not currently available. The final adjustments could be materially different from the unaudited pro forma adjustments presented herein.

        The unaudited pro forma condensed combined statement of operations also includes certain accounting adjustments related to the acquisition that are expected to have a continuing impact on the combined results, such as increased depreciation and amortization of the acquired tangible and intangible assets, increased interest expense on the debt expected to be incurred to complete the acquisition, amortization of deferred financing fees and the tax impact of these pro forma adjustments.

        The unaudited pro forma condensed combined statement of operations does not reflect certain adjustments that are expected to result from the acquisition because they are considered to be of a non-recurring nature. These include transaction costs expected to be incurred related to the acquisition.

        Rite Aid expects to realize synergies following the acquisition that are not reflected in the pro forma adjustments. No assurance can be given with respect to the ultimate level of such synergies and the timing of their realization.

        Rite Aid is in process of conducting a review of EnvisionRx's accounting policies in an effort to determine if differences in accounting policies require adjustment or reclassification of EnvisionRx's results of operations or reclassification of assets or liabilities to conform to Rite Aid's accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined financial statements, Rite Aid was not aware of any material differences between accounting policies of the two companies, except for certain reclassifications necessary to conform to Rite Aid's financial presentation, and accordingly, this unaudited pro forma condensed combined financial information does not assume any material differences in accounting policies between the two companies.

(1)
Represents the elimination of intercompany revenues and cost of goods sold for the 26 week period ended August 29, 2015. These amounts represent actual payments made to Rite Aid for dispensing prescription drugs to EnvisionRx plan members for the 26 week period ended August 29, 2015.

(2)
Represents the reclassification of depreciation and amortization expense as reported by EnvisionRx from March 1, 2015 through June 23, 2015 to conform to Rite Aid's presentation. Rite Aid records substantially all depreciation and amortization in selling, general and administrative expenses.

(3)
Represents the incremental interest expense after giving effect to (a) the April 2, 2015 issuance of $1.8 billion aggregate principal amount of our 6.125% senior notes due 2023; and (b) the amortization of the related fees and expenses, calculated as follows:

		Preliminary Pro Forma 26 weeks ended August 29, 2015
Rite Aid historical interest expense for the twenty-six week period ended August 29, 2015		$239,017
(a)	Incremental twenty-six week period ended August 29, 2015 interest expense related to the April 2, 2015 issuance of $1.8 billion aggregate principal amount of our 6.125% senior notes due 2023 ($1.8 billion at 6.125%)	10,601
(b)	Incremental twenty-six week period ended August 29, 2015 amortization of debt issuance costs associated with the issuance of $1.8 billion aggregate principal amount of our 6.125% senior notes due 2023 (Approximately $36.1 million of debt issuance fees amortized over 7 years)	496

Pro forma interest expense for the 26 week period ended August 29, 2015		$250,114

(4)
Represents the income tax expense related to the preliminary pro forma adjustments for the acquisition based on an estimated statutory income tax rate of 41%.

(5)	Represents the preliminary pro forma incremental amortization resulting from the preliminary fair value adjustments resulting from the preliminary purchase price allocation. The incremental amortization resulting from the preliminary allocation of the purchase price is preliminary and is based on information available to our management at the time this document was prepared. Accordingly, the incremental amortization is subject to change and the impact of such change may be material	$16,509

(6)
Represents the removal of transaction costs incurred in connection with the EnvisionRx acquisition by both Rite Aid and EnvisionRx of $55.9 million, including bridge loan commitment fees of $15.4 million.

(7)	Debt extinguishment charges incurred by EnvisionRx in connection with the acquisition	$31,601

 SELECTED HISTORICAL CONSOLIDATED
FINANCIAL AND OTHER DATA OF RITE AID

        The selected historical consolidated financial and other data set forth below for the fiscal years 2015, 2014 and 2013 was derived from our audited consolidated financial statements incorporated by reference in this prospectus. The selected historical consolidated financial and other data set forth below for the fiscal years 2012 and 2011 was derived from our audited consolidated financial statements not included in this prospectus. The selected historical consolidated financial and other data set forth below for the twenty-six weeks ended August 29, 2015 and August 30, 2014 was derived from our unaudited consolidated financial statements incorporated by reference in this prospectus.

        This information is only a summary. You should read the data set forth in the table below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and the accompanying notes in our Annual Report on Form 10-K for the year ended February 28, 2015 and our Quarterly Report on Form 10-Q for the period ended August 29, 2015, which are incorporated by reference in this prospectus.

	26 Week Period Ended		Fiscal Year Ended
	August 29, 2015	August 30, 2014	February 28, 2015 (52 weeks)	March 1, 2014 (52 weeks)	March 2, 2013 (52 weeks)	March 3, 2012 (53 weeks)	February 26, 2011 (52 weeks)
	(Dollars in thousands, except per share amounts)
Summary of Operations:
Revenues	$14,312,337	$12,988,115	$26,528,377	$25,526,413	$25,392,263	$26,121,222	$25,214,907
Costs and expense:
Cost of revenues(3)	10,530,516	9,290,557	18,951,645	18,202,679	18,073,987	19,327,887	18,522,403
Selling, general and administrative expenses(1)	3,425,411	3,284,878	6,695,642	6,561,162	6,600,765	6,531,411	6,457,833
Lease termination and impairment charges	14,659	11,959	41,945	41,304	70,859	100,053	210,893
Interest expense	239,017	201,770	397,612	424,591	515,421	529,255	547,581
Loss on debt retirements, net	33,205	—	18,512	62,443	140,502	33,576	44,003
Loss (Gain) on sale of assets, net	320	(2,085)	(3,799)	(15,984)	(16,776)	(8,703)	(22,224)

Total costs and expenses	14,243,128	12,787,079	26,101,557	25,276,195	25,384,758	26,513,479	25,760,489

Income (loss) before income taxes	69,209	201,036	426,820	250,218	7,505	(392,257)	(545,582)

Income tax expense (benefit)	28,904	31,741	(1,682,353)	804	(110,600)	(23,686)	9,842

Net income (loss)	$40,305	$169,295	$2,109,173	$249,414	$118,105	$(368,571)	$(555,424)

Period End Financial Position:
Working capital	$1,702,554	$1,783,051	$1,736,758	$1,777,673	$1,830,777	$1,934,267	$1,991,042
Property, plant and equipment, net	2,198,674	2,006,872	2,091,369	1,957,329	1,895,650	1,902,021	2,039,383
Total assets	11,979,231	6,959,344	8,863,252	6,944,871	7,078,719	7,364,291	7,555,850
Total debt(2)	7,444,313	5,752,286	5,644,943	5,757,143	6,033,531	6,328,201	6,219,865
Stockholders' equity (deficit)	429,703	(1,906,525)	57,056	(2,113,702)	(2,459,434)	(2,586,756)	(2,211,367)
Other Data:
Cash flows (used in) provided by
Operating activities	341,572	362,231	648,959	702,046	819,588	266,537	395,849
Investing activities	(2,088,635)	(297,347)	(593,685)	(364,924)	(364,305)	(221,169)	(156,677)
Financing activities	1,783,811	(25,532)	(85,781)	(320,168)	(506,116)	25,801	(251,650)
Capital expenditures	315,145	233,656	539,386	421,223	382,980	250,137	186,520
Number of retail drugstores	4,561	4,572	4,570	4,587	4,623	4,667	4,714
Number of associates	88,000	86,000	89,000	89,000	89,000	90,000	91,800

(1)
Includes stock-based compensation expense. Stock based compensation expense for all fiscal years presented was determined using the fair value method set forth in ASC 718, "Compensation—Stock Compensation."

(2)
Total debt included capital lease obligations of $83.1 million, $100.7 million, $92.0 million, $107.4 million, $115.2 million, $127.0 million and $140.3 million as of August 29, 2015, August 30, 2014, February 28, 2015, March 1, 2014, March 2, 2013, March 3, 2012 and February 26, 2011, respectively.

(3)
As a result of the EnvisionRx acquisition, and the related addition of the Pharmacy Services segment, the Company now refers to its cost of goods sold as its cost of revenues, as these costs are now inclusive of the cost of prescription drugs sold through the Pharmacy Services segment's retail pharmacy network under contracts where it is the principal.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

        Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term "expiration date" means 5:00 p.m., Eastern time, on                         , 2015, the 30th day following the date of this prospectus. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term "expiration date" means the latest time and date to which the exchange offer is extended.

        As of the date of this prospectus, $1,800.0 million aggregate principal amount of old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of old notes known to us.

        We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

        Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the untendered portion of an old note or the portion thereof not accepted for exchange must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under "—Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

        The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as exchange agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition, either:

  •
  certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

  •
  a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such old notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

        The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution (as defined below).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "eligible institution"). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

        We, or the exchange agent in our sole discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent's interpretation of the term and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

        If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering old notes, you represent to us that, among other things, the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the new notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering. In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the new notes.

        However, any purchaser of old notes who is our affiliate, who intends to participate in the exchange offer for the purpose of distributing the new notes or a broker-dealer that acquired old notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the old notes:

  •
  cannot rely on the applicable interpretations of the Staff of the Commission; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes will receive interest accruing from the most recent date to which interest has been paid on the old notes, unless the record date for the first interest payment date after the consummation of the exchange offer preceded such date of consummation, in which case the interest payable on such interest payment date will be paid to the holders of the old notes.

        In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

  •
  certificates for old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof; and

  •
  all other required documents.

        If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer).

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" on or prior to the expiration date.

Withdrawal Rights

        You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "—Exchange Agent." This notice must specify:

  •
  the name of the person having tendered the old notes to be withdrawn;

  •
  the old notes to be withdrawn (including the principal amount of such old notes); and

  •
  where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

        We, or the exchange agent in our sole discretion, will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer). Properly withdrawn old notes may be retendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

          1)    the exchange offer violates any applicable law or applicable interpretation of the Staff of the Commission;

          2)    there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by,

      •
      any court or governmental agency or other governmental regulatory or administrative agency or commission,

      •
      seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

      •
      resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer;

          3)    any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

          4)    there has occurred:

      •
      any general suspension of or general limitation on prices for, or trading in, our securities on any national securities exchange or in the over-the-counter market,

      •
      any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

      •
      a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

      •
      a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

        We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance with respect to the procedures for tendering or withdrawing tenders of old notes in the exchange offer or requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

        The Bank of New York Mellon Trust Company, N.A., Exchange Agent

        By Registered or Certified Mail, Overnight Delivery after

        4:30 p.m. on the Expiration Date:

        The Bank of New York Mellon Trust Company, N.A.
c/o Bank of New York Mellon Corporation
Corporate Trust Reorganization Unit

        111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Christopher Landers

        For Information Call:
(315) 414-3362

        By Facsimile Transmission
(for Eligible Institutions only):
(732) 667-9408

        Confirm by Telephone:
(315) 414-3362

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Consequences of Exchanging or Failing to Exchange Old Notes

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the new notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the Staff of the Commission, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

  •
  you are our "affiliate," as defined in Rule 405 under the Securities Act;

  •
  you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

  •
  you have an arrangement or understanding with any person to participate in the "distribution," as defined in the Securities Act, of the new notes you will receive in the exchange offer; or

  •
  you are holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering.

        We do not intend to request the Commission to consider, and the Commission has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the Staff of the Commission would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the Staff of the Commission and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF THE NEW NOTES

        You can find the definitions of terms used in this description under the subheading "—Definitions." In this description, the words "Company," "we," "us" and "our" refer only to Rite Aid Corporation and not to any of its subsidiaries. When we use the term "notes" in this description, the term includes the old notes and the new notes.

        We will issue the new 6.125% senior unsecured notes due April 1, 2023 under an indenture dated as of April 2, 2015 (the "Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee").

        We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the new notes. Copies of the Indenture are available upon request to the Company at the address set forth under "Where You Can Find More Information."

        We can issue up to $1.8 billion of notes now and an unlimited principal amount of additional notes at later dates under the same Indenture, subject to the limitations contained in "—Restrictive Covenants—Limitation on Debt." We can issue additional notes as part of the same series or as an additional series. Any additional notes that we issue in the future in the same series will be identical in all respects to the new notes that we are issuing now, except that notes issued in the future will have different issuance prices and issuance dates and may have different CUSIP numbers and, if applicable, different initial interest payment dates and initial interest accrual dates. We will issue new notes only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Principal, Maturity and Interest

        The new notes will mature on April 1, 2023. We are issuing $1.8 billion aggregate principal amount of new notes.

        Interest on the new notes will accrue at a rate of 6.125% per annum and will be payable semi-annually in arrears on January 31 and July 31, commencing on January 31, 2016. We will pay interest to those persons who were holders of record at the close of business on the January 15 or July 15 (whether or not a Business Day) immediately preceding each interest payment date.

        Interest on the new notes will accrue from the date of issuance of the old notes or, if interest has already been paid or duly provided for, from the date it was most recently paid or duly provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking

        The new notes will be:

  •
  unsubordinated, unsecured obligations of the Company;

  •
  equal in right of payment ("pari passu") with all existing and future unsubordinated, unsecured debt of the Company;

  •
  senior in right of payment to all existing and future subordinated debt of the Company; and

  •
  guaranteed on an unsubordinated, unsecured basis by the Subsidiary Guarantors.

        The Subsidiary Guarantees will be:

  •
  unsubordinated, unsecured obligations of the applicable Subsidiary Guarantor;

  •
  pari passu with all existing and future unsubordinated, unsecured debt of the applicable Subsidiary Guarantor; and

  •
  senior in right of payment to all existing and future subordinated debt of the applicable Subsidiary Guarantor.

        As of August 29, 2015, after giving effect to the issuance of the old notes and the EnvisionRx acquisition, the total outstanding debt of us and the Subsidiary Guarantors (including current maturities and capital lease obligations, but excluding unused commitments and undrawn letters of credit) would have been approximately $7.4 billion, of which approximately $3.4 billion would have been secured. There was no outstanding debt of Subsidiaries of the Company that are not Subsidiary Guarantors and none of our or any Subsidiary Guarantor's debt would have been subordinated to the new notes or the applicable Subsidiary Guarantee.

        We only have a stockholder's claim in the assets of our Subsidiaries. This stockholder's claim is junior to the claims that creditors of our Subsidiaries have against our Subsidiaries. Holders of the new notes will only be creditors of the Company and of those Subsidiaries that are Subsidiary Guarantors. In the case of Subsidiaries that are not Subsidiary Guarantors, including Envision Insurance Company, all of the existing and future liabilities of these Subsidiaries, including any claims of trade creditors and preferred stockholders, will be structurally senior to the new notes.

        As our Subsidiaries conduct substantially all of our operations, our ability to service our debt, including the new notes, is dependent upon the earnings of our Subsidiaries, and their ability to distribute those earnings as dividends, loans or other payments to us. Certain laws restrict the ability of our Subsidiaries to pay us dividends or make loans and advances to us. If these restrictions are applied to Subsidiaries that are not Subsidiary Guarantors, then we would not be able to use the earnings of those Subsidiaries to make payments on the new notes. Furthermore, under certain circumstances, bankruptcy "fraudulent conveyance" laws or other similar laws could invalidate the Subsidiary Guarantees. If this were to occur, we would also be unable to use the earnings of these Subsidiary Guarantors to the extent they face restrictions on distributing funds to us. Any of the situations described above could make it more difficult for us to service our debt.

        The Indenture contains limitations on the amount of additional debt that we and the Restricted Subsidiaries may Incur. However, the amounts of this debt could nevertheless be substantial and may be incurred either by Subsidiary Guarantors or by our other Subsidiaries.

        The Subsidiary Guarantors and our other Subsidiaries have other liabilities, including contingent liabilities, that may be significant.

        The new notes and the Subsidiary Guarantees are unsecured obligations of the Company and each Subsidiary Guarantor. Secured debt of the Company and the Subsidiary Guarantors will be effectively senior to the notes and the applicable Subsidiary Guarantee to extent of the value of the assets securing such secured debt.

        See "Risk Factors—Risks Related to the Exchange Offer and Holding the New Notes."

Subsidiary Guarantees

        Our obligations under the Indenture, including the repurchase obligation resulting from a Change of Control, are fully and unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors, in each case subject to provisions governing releases of these Subsidiary Guarantees.

        The Subsidiary Guarantors consist of all of our subsidiaries that guarantee our obligations under our Senior Credit Facility, the Tranche 1 Term Loan, the Tranche 2 Term Loan, and our outstanding 9.25% Notes and 6.75% Notes, including all of the subsidiaries of EnvisionRx that guarantee our obligations under our Senior Credit Facility, the Tranche 1 Term Loan, the Tranche 2 Term Loan, and our outstanding 9.25% Notes and 6.75% Notes. As described under "—Restrictive Covenants—Guarantees by Subsidiaries," Subsidiaries that Guarantee specified types of debt that we Incur in the future will be required to provide a Subsidiary Guarantee of the new notes. Envision Insurance Company, a regulated insurance company, is not required to guarantee our obligations under the Indenture or our obligations under any of our outstanding debt. Additionally, no assets or stock of Envision Insurance Company will be pledged as collateral for our outstanding secured debt.

        The Subsidiary Guarantors currently generate substantially all of our revenue. As of August 29, 2015 our Subsidiaries that were Subsidiary Guarantors represented the following approximate percentages of the assets and revenues of the Company, on a consolidated basis, giving effect to the EnvisionRx acquisition:

  •
  94.0% of our consolidated assets were represented by Subsidiaries that are Subsidiary Guarantors

  •
  99.7% of our consolidated total revenues were represented by Subsidiaries that are Subsidiary Guarantors

        The Guarantees of the new notes will be full and unconditional and joint and several and there will be no restrictions under the Indenture on the ability of the Company to obtain funds from the Subsidiary Guarantors. Prior to the EnvisionRx acquisition, the Company had no independent assets or operations. Additionally, prior to the EnvisionRx acquisition, the subsidiaries, including joint ventures, that did not guarantee the Amended and Restated Senior Secured Credit Facility, the credit facility, second priority secured term loan facilities and applicable notes, were minor. Accordingly, condensed consolidating financial information for the Company and subsidiaries is not presented for those periods. Subsequent to the EnvisionRx acquisition, other than Envision Insurance Company ("EIC"), the subsidiaries, including joint ventures, that do not guarantee the credit facility, second priority secured term loan facilities and applicable notes, are minor. Accordingly, condensed consolidating financial information for the Company and its Subsidiaries is incorporated by reference in this prospectus. The Company has incorporated by reference historical financial information of EnvisionRx for the year ended December 31, 2014 and the quarter ended March 31, 2015.

        If all of the Capital Stock of a Subsidiary Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Indenture, such Subsidiary Guarantor will be released from its obligations under the Indenture without further action.

        In addition, the Subsidiary Guarantee provided by a Subsidiary Guarantor may be released:

          (a)   upon request of the Company without consent of any holder of the notes unless, within 20 Business Days after written notice of the proposed release of such Subsidiary Guarantor is delivered to the Trustee and the holders of the notes, holders of 25% of the outstanding principal amount of notes deliver to the Company a written objection to such release;

          (b)   with the written consent of the holders of at least a majority of the aggregate principal amount of the notes then outstanding;

          (c)   upon a designation by the Company of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the definition thereof or in the event that such Subsidiary Guarantor ceases to be a Restricted Subsidiary in accordance with the provisions of the Indenture; or

          (d)   upon the release or discharge of any Guarantee in respect of any debt that resulted in the issuance after the Issue Date of the Subsidiary Guarantee by such Subsidiary Guarantor, provided that, following such release or discharge, such Subsidiary is not Guaranteeing any other debt of the Company (other than any Guarantee that would not require such Subsidiary to Guarantee the new notes pursuant to the covenant described under "Restrictive Covenants—Guarantees by Subsidiaries").

        At the request of the Company, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

        The Subsidiary Guarantee of any Subsidiary Guarantor may also be released as described under "—Satisfaction and Discharge; Defeasance."

        In addition, the Subsidiary Guarantees (a) will terminate when the Note Obligations in respect of the old notes and the new notes, as the case may be, have been paid in full and (b) will continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Note Obligations is rescinded or must otherwise be restored upon the bankruptcy or reorganization of the Company, any Subsidiary Guarantor or otherwise.

        The obligations of each Subsidiary Guarantor are limited (and subject to automatic reduction) to the extent necessary to prevent the guarantee by a Subsidiary Guarantor from constituting a fraudulent conveyance.

Optional Redemption

        The Company may choose to redeem the notes at any time. If it does so, it may redeem all or any portion of the notes, at once or over time, after giving the required notice under the Indenture.

        To redeem the notes prior to April 1, 2018, unless the Company is entitled to and properly exercises its redemption rights as described under "—Special Optional Redemption," the Company must pay a redemption price equal to 100% of the principal amount of the notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date). Any notice to holders of notes of such a redemption needs to include the appropriate method for calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price must be set forth in an Officers' Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

        "Applicable Premium" means, with respect to any new note on any redemption date, the greater of (i) 1.0% of the principal amount of such new note and (ii) the excess of (a) the present value at such redemption date of (1) the redemption price of such new note at April 1, 2018, (such redemption price being set forth in the table below) plus (2) all required interest payments due on such new note through April 1, 2018 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (b) the principal amount of such new note.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2018; provided, however, that if the period from the redemption date to April 1, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        Beginning on April 1, 2018, the notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date). The following prices are for notes redeemed during the

12-month period commencing on April 1 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2018	104.5938%
2019	103.0625%
2020	101.5313%
2021 and thereafter	100.0000%

        In addition, at any time and from time to time, prior to April 1, 2018, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the notes (including additional notes, if any) with the proceeds of one or more Equity Offerings, at a redemption price equal to 106.125% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the notes (including additional notes, if any) remains outstanding. Any such redemption shall be made within 75 days of the completion of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

        Notice of redemption, whether in connection with an Equity Offering or otherwise (other than in connection with a redemption pursuant to "—Special Optional Redemption"), may be given prior to the completion thereof, and any such redemption or notice may, at the Company's option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company's discretion, such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company's obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Company and the Subsidiary Guarantors from their obligations with respect to such redemption).

        If an optional redemption date is on or after a record date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the new note is registered at the close of business on that record date, and no additional interest will be payable to holders whose notes shall be subject to redemption.

Sinking Fund

        There will be no mandatory sinking fund payments for the new notes.

Repurchase at the Option of Holders Upon a Change of Control

        Upon the occurrence of a Change of Control, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the purchase date is on or after a record date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the new note is registered at the close of business on that record date, and no additional interest will be payable to holders whose notes shall be subject to purchase. Notes may be purchased in part in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof; provided that the unpurchased portion of a note must be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

        Within 30 days following any Change of Control, the Company shall:

          (a)   either (1) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States or (2) file or furnish such notice on a Current Report on Form 8-K with the Commission through EDGAR (or any successor electronic reporting system of the Commission accessible to the public without charge); and

          (b)   send, with a copy to the Trustee, to each holder of notes, at such holder's address appearing in the register for the notes, a notice stating:

    (1)
    that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "—Repurchase at the Option of Holders Upon a Change of Control" and that all notes timely tendered will be accepted for payment;

    (2)
    the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is sent;

    (3)
    the circumstances and relevant facts regarding the Change of Control; and

    (4)
    the procedures that holders of notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment (which, in the case of Global Securities, will permit holders to effect such procedures through DTC).

        We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

        The Change of Control repurchase feature is a result of negotiations between us and the initial purchasers of the old notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the covenants described below, we could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

        If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company as described below, purchase all of the notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at or prior to the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer (it being understood that such third-party may make a Change of Control Offer that is conditioned on and prior to the occurrence of a Change of Control pursuant to this clause), (2) notice of redemption with respect to the notes has been given pursuant to the Indenture as described above under the caption "—Optional Redemption", unless there is a default in payment of the applicable redemption price, or (3) (i) no Default or Event of Default has occurred and is continuing, (ii) the Change of Control transaction has been approved by the Board of Directors and (iii) the notes have received an Investment Grade Rating (with a stable or better outlook) from both of the Rating Agencies during the period that begins 60 days prior to the earlier of (1) a Change of Control and (2) public notice of a Change of Control or of the intention by the Company to effect a Change of Control and ending 60 days after the applicable Change of Control.

        A Change of Control Offer may be made in advance of a Change of Control, and conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if the Company disposes of less than all its assets by any of the means described above, the ability of a holder of notes to require the Company to repurchase its notes may be uncertain. In such a case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

        The Senior Credit Facility, the Tranche 1 Term Loan and the Tranche 2 Term Loan provide that the occurrence of certain of the events that constitute a Change of Control as well as the triggering of our obligation to repurchase the notes upon a Change of Control will constitute a default under such facilities.

        Other existing debt of the Company contains, and future debt of the Company may contain, prohibitions of events that would constitute a Change of Control or that would require such debt to be repurchased upon a Change of Control (including the Company's 8.5% convertible Notes due 2015, the Company's 8.00% Notes, the Company's 9.25% Notes and the Company's 6.75% Notes). Moreover, the exercise by holders of notes (or the other debt referenced above) of their right (or the triggering of such right) to require us to repurchase their notes or other debt could cause a default under existing or future debt of the Company, even if the Change of Control itself does not result in a default under such existing or future debt (including any future permitted accounts receivable securitization program). Finally, our ability to pay cash to holders of notes upon a repurchase may be limited by our financial resources at the time of such repurchase as well as our outstanding debt and other agreements at such time. Therefore, we cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase notes in connection with a Change of Control would result in a default under the Indenture. Such a default would, in turn, constitute a default under our existing debt, and may constitute a default under future debt as well. Our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in aggregate principal amount of the outstanding notes. See "—Amendments and Waivers."

Restrictive Covenants

        Covenant Suspension.    During any period of time that:

  (a)
  the notes have Investment Grade Ratings from both Rating Agencies; and

  (b)
  no Default or Event of Default has occurred and is continuing under the Indenture,

the Company and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

  •
  "—Limitation on Debt,"

  •
  "—Limitation on Restricted Payments,"

  •
  "—Limitation on Asset Sales,"

  •
  "—Limitation on Restrictions on Distributions from Restricted Subsidiaries,"

  •
  "—Limitation on Transactions with Affiliates,"

  •
  clauses (a)(1) and (b) of "—Limitation on Sale and Leaseback Transactions,"

  •
  clause (ii) of the fourth paragraph of "—Designation of Restricted and Unrestricted Subsidiaries," and

  •
  clause (e) of the first paragraph of "—Merger, Consolidation and Sale of Property"

(collectively, the "Suspended Covenants"). Solely for the purpose of determining the amount of Permitted Liens under the "—Limitation on Liens" covenant during any Suspension Period (as defined herein) and without limiting the Company's or any Restricted Subsidiary's ability to Incur Debt during any Suspension Period, to the extent that calculations in the "—Limitation on Liens" covenant refer to the "—Limitation on Debt" covenant, such calculations shall be made as though the "—Limitation on Debt" covenant remains in effect during the Suspension Period. In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentences and, on any subsequent date (the "Reversion Date"), one or both of the Rating Agencies withdraws its ratings or downgrades the rating assigned to the notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the "Suspension Period." Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under "—Limitation on Debt" (to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be permitted to be Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under "—Limitation on Debt", such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (k) of the second paragraph of the covenant described under "—Limitation on Debt". Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted Payments" had been in effect during the entire period of time from the Issue Date. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of the covenant described under "—Limitation on Restricted Payments" following any Reversion Date, and the items specified in clauses (c)(1) through (c)(4) of the first paragraph of the covenant described under "—Limitation on Restricted Payments" will increase the amount available to be made under the first paragraph thereof following any Reversion Date. For purposes of determining compliance with the first five paragraphs of the covenant described under "—Limitation on Asset Sales", on the Reversion Date, the Net Available Cash from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero.

        Limitation on Debt.    The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt, unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence and no Default or Event of Default would be continuing following such Incurrence and application of proceeds and either:

          (a)   such Debt is Debt of the Company or a Subsidiary Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00; or

          (b)   such Debt is Permitted Debt.

        The term "Permitted Debt" is defined to include the following:

          (a)   Debt of the Company evidenced by the old notes and of Restricted Subsidiaries, including any future Restricted Subsidiaries, evidenced by Guarantees relating to the old notes;

          (b)   Debt of the Company or a Restricted Subsidiary (including Guarantees thereof) (i) under any Credit Facilities, (ii) Incurred pursuant to a Real Estate Financing Transaction, a Sale and Leaseback Transaction or an Equipment Financing Transaction, (iii) Incurred in respect of Capital Lease Obligations, (iv) Incurred pursuant to Debt Issuances or (v) Incurred by a Receivables Entity, whether or not a Subsidiary Guarantor, in a Qualified Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary (except for Standard Securitization Undertakings), provided that the aggregate principal amount of all such Debt in clauses (i) through (v) hereof at any one time outstanding shall not, after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, exceed the greater of:

    (1)
    an amount equal to the greater of (x) $3,700 million which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities, and not subsequently reinvested in Additional Assets or used to purchase notes or Repay other Debt, pursuant to the covenant described under "—Limitation on Asset Sales" and (y) the result of (i) 3.25 times the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements are available prior to such determination date (calculated in accordance with the definition of Consolidated Interest Coverage Ratio) minus (ii) $600.0 million, and

    (2)
    the sum of the amount equal to (a) 60% of the book value of the inventory (determined using the first-in-first-out method of accounting) of the Company and the Restricted Subsidiaries and (b) 85% of the book value of the accounts receivables of the Company and the Restricted Subsidiaries, including any Receivables Entity that is a Restricted Subsidiary, with the amounts of such inventory and receivables calculated on a pro forma basis to give effect to, without duplication, all Investments, acquisitions, dispositions, mergers and consolidations made by the Company and its Restricted Subsidiaries on or prior to the date of such calculation;

          (c)   $220.0 million of the Tranche 1 Term Loan and guarantees thereof by the Subsidiary Guarantors, including any future Guarantor;

          (d)   Debt of the Company outstanding on the Issue Date and consisting of (i) the Tranche 2 Term Loan and of Subsidiary Guarantors, including any future Guarantor, consisting of guarantees relating to the Tranche 2 Term Loan, (ii) the 9.25% Notes and of Subsidiary Guarantors, including any future Guarantor, consisting of guarantees relating to the 9.25% Notes and (iii) the 6.75% Notes and of Subsidiary Guarantors, including any future Guarantor, consisting of guarantees relating to the 6.75% Notes;

          (e)   Debt Incurred after the Issue Date in respect of Purchase Money Debt, provided that the aggregate principal amount of such Debt does not exceed 80% of the Fair Market Value (on the date of Incurrence thereof) of the Property acquired, constructed, developed or leased, including additions and improvements thereto;

          (f)    Debt of the Company owing to and held by any consolidated Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any consolidated Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such consolidated Restricted Subsidiary ceasing to be a consolidated Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a consolidated Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

          (g)   Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

          (h)   Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks and not for speculative purposes;

          (i)    Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes;

          (j)    Debt in connection with one or more standby letters of credit, banker's acceptance, performance or surety bonds or completion guarantees issued by the Company or a Restricted Subsidiary or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

          (k)   Debt outstanding on the Issue Date not otherwise described in clauses (a) through (j) above or clause (q) below (including future Guarantees of such debt to the extent guaranteed on the Issue Date and to the extent such future Guarantees are required by the terms of such Debt and to the extent such entity Guarantees the notes offered hereby);

          (l)    other Debt of the Company or a Restricted Subsidiary (including Guarantees thereof) in an aggregate principal amount outstanding at any one time not to exceed $600.0 million;

          (m)  Debt of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, the Consolidated Interest Coverage Ratio of the Company (A) would be at least 2.0 to 1.0 or (B) would be equal to or greater than such Consolidated Interest Coverage Ratio immediately prior to such acquisition or transaction by which such Person became a Restricted Subsidiary;

          (n)   Debt arising from the honoring by a bank or other financial institution of a check or draft or other similar instrument inadvertently drawn against insufficient funds, provided that such Debt is extinguished within five Business Days of its Incurrence;

          (o)   endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (p)   [intentionally omitted]

          (q)   Debt in respect of Sale and Leaseback Transactions or Real Estate Financing Transactions involving only real property (and the related personal property) owned by the Company or a Restricted Subsidiary on or after the Issue Date in an aggregate principal amount outstanding at any one time not to exceed the greater of (1) $350.0 million and (2) 3.5% of Total Assets, provided that such Sale and Leaseback Transactions or Real Estate Financing Transactions may involve Property other than real property (and the related personal property) owned on or after the Issue Date to the extent the portion of the Debt related to such Property is permitted by another provision of this covenant at the time of Incurrence;

          (r)   Debt in respect of Sale and Leaseback Transactions that are not Capital Lease Obligations Incurred to finance the acquisition, construction and development of Property after the Issue Date, including additions and improvements thereto, provided that any reclassification of such Debt as a Capital Lease Obligation shall be deemed an Incurrence of such Debt;

          (s)   Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (c), (d), (e), (k), (m) and (q) above and this clause (s);

          (t)    Debt arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of such Debt will at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company or such Restricted Subsidiary in connection with such disposition;

          (u)   Debt of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance or similar premiums or (ii) take-or-pay or similar obligations contained in supply arrangements, in each case, Incurred in the ordinary course of business;

          (v)   Guarantees of Debt Incurred by any joint venture entity or Unrestricted Subsidiary, not to exceed the greater of $200.0 million and (2) 2.0% of Total Assets at any time outstanding; and

          (w)  Debt Incurred by Subsidiaries that are not Subsidiary Guarantors not to exceed $250.0 million at any one time outstanding.

        Notwithstanding anything to the contrary contained in this covenant, the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor.

        For purposes of determining compliance with this covenant, the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an Incurrence of Debt or an issuance of Disqualified Stock; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Company as accrued. Furthermore, (1) in the event that an item of Debt meets the criteria of more than one of the types of Debt described herein, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses, (2) the Company will be entitled at the time of such Incurrence to divide and classify an item of Debt in more than one of the types of Debt described herein and (3) with respect to Debt permitted under clause (k) in respect of Sale and Leaseback Transactions that are not Capital Lease Obligations on the Issue Date, any reclassification of such Debt as a Capital Lease Obligation shall not be deemed an Incurrence of such Debt; provided, however, that (t) all outstanding Debt evidenced by the 8.00% Notes will be deemed to have been Incurred pursuant to clause (b) or (l) of the second paragraph of this covenant, (u) $250.0 million of the Tranche 1 Term Loan will be deemed to have been Incurred pursuant to clause (b) or (l) of the second paragraph of this covenant, (v) all outstanding Debt under the Senior Credit Facility immediately following the Issue Date will be deemed to have been Incurred pursuant to clause (b) or (l) of the second paragraph of this covenant, (w) any Permitted Debt that is not Secured Debt may later be reclassified as having been Incurred pursuant to clause (1) of the first paragraph of this covenant to the extent such Debt could be Incurred pursuant to such clause at the time of such reclassification, and (x) any Permitted Debt may later be reclassified as having been Incurred pursuant to any other clause of the second paragraph of this covenant to the extent such Debt could be Incurred pursuant to such clause at the time of such reclassification.

        Limitation on Restricted Payments.    The Company will not make, and will not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

          (a)   a Default or Event of Default shall have occurred and be continuing;

          (b)   the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt;" or

          (c)   the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Measurement Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

    (1)
    50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter of fiscal year 2014 to the end of the most recent fiscal quarter for which financial statements have been filed with the Commission (or, if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

    (2)
    100% of Capital Stock Sale Proceeds; plus

    (3)
    the sum of:

    (A)
    the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the beginning of the first fiscal quarter of fiscal year 2014 of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company; and

    (B)
    the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet after the beginning of the first fiscal quarter of fiscal year 2014 upon the conversion or exchange of any debt (other than convertible or exchangeable Debt issued or sold after the beginning of the first fiscal quarter of fiscal year 2014) for Capital Stock (other than Disqualified Stock) of the Company;

      excluding, in the case of clause (A) or (B):

      (x)
      any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees; and

      (y)
      the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange;

      plus

    (4)
    an amount equal to the sum of:

    (A)
    the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances, payments of interest on Debt, distributions, liquidations or other transfers of Property made after the beginning of the first fiscal quarter of fiscal year 2014 in each case to the Company or any Restricted Subsidiary from such Person less the cost of the disposition of such Investments; and

    (B)
    the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (provided that such designation occurs after the beginning of the first fiscal quarter of fiscal year 2014);

provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

        Notwithstanding the foregoing limitation, the Company may:

          (a)   pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that any such dividend following the Measurement Date shall be included in the calculation of the amount of Restricted Payments;

          (b)   purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations or make any Investment, in each case on or after the 6.75% Notes Issue Date in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that:

    (1)
    such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments; and

    (2)
    the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

          (c)   purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations on or after the 6.75% Notes Issue Date in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

          (d)   [intentionally omitted];

          (e)   so long as no Default or Event of Default has occurred and is continuing, the repurchase or other acquisition on or after the 6.75% Notes Issue Date of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, consultants, former consultants, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed the sum of (x) $25.0 million (with unused amounts for any year being carried over to the next succeeding year, but not to any subsequent year) and (y) any cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to employees, directors or consultants of the Company or any of its Subsidiaries that occur after the 6.75% Notes Issue Date and any cash proceeds from key man life insurance policies received after the 6.75% Notes Issue Date; provided further, however, that the Capital Stock Sale Proceeds from sales shall be excluded from the calculation pursuant to clause (c)(2) above and that the amount of such repurchases and other acquisitions following the Measurement Date (other than those made with the cash proceeds from the sale of Capital Stock and proceeds from key man life insurance policies) shall be included in the calculation of the amount of Restricted Payments;

          (f)    make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (g)   make any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation or Preferred Stock in the event of a Change of Control or an Asset Sale in accordance with provisions similar to those described under "—Repurchase at the Option of Holders Upon a Change of Control" or "—Limitation on Asset Sales;" provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Sales Prepayment Offer, as applicable, as required with respect to the notes and has completed the repurchase of all notes validly tendered for payment in connection with such Change of Control Offer or Asset Sales Prepayment Offer; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement following the Measurement Date shall be included in the calculation of the amount of Restricted Payments;

          (h)   repurchase Capital Stock of the Company deemed to be issued upon the exercise of stock options or warrants or similar rights (i) if such Capital Stock represent a portion of the exercise price of such options or warrants and (ii) for purposes of tax withholding by the Company in connection with such exercise or vesting; provided, however, that such repurchase shall be excluded in the calculation of the amount of Restricted Payments;

          (i)    make any other Restricted Payments on or after the 6.75% Notes Issue Date not to exceed an aggregate amount of $75.0 million; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

          (j)    declare and pay Preferred Stock Dividends and dividends on Preferred Stock of the Company to the extent that (i) such Preferred Stock was Incurred pursuant to clause (l) of the first paragraph of the covenant described under "—Limitation on Debt" and (ii) such dividends are included in Consolidated Interest Expense; provided, however, that such payments shall not be included in the calculation of Restricted Payments; and provided further that nothing contained in this clause (j) shall prevent the Company from declaring and paying such dividends pursuant to another section of this covenant; and

          (k)   enter into and perform under Guarantees Incurred pursuant to clause (v) of the first paragraph of the covenant described under "—Limitation on Debt"; provided, however, that any payments pursuant to such Guarantees shall be included in the calculation of Restricted Payments.

        For purposes of determining compliance with this covenant, a Restricted Payment need not be permitted solely by reference to one provision permitting such Restricted Payment but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Restricted Payment.

        Limitation on Liens.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (an "Initial Lien") upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned on the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless (a) such Initial Lien is a Permitted Lien or (b) it has made or will make effective provision whereby the notes or the applicable Subsidiary Guarantee will be secured equally and ratably with (or prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien. Any Lien created for the benefit of holders of the notes pursuant to clause (b) of the immediately preceding sentence shall be automatically and unconditionally released and discharged, without any action on the part of holders, upon the release and discharge of the Initial Lien that gave rise to the obligation to create such Lien for the benefit of holders.

        Limitation on Asset Sales.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (a)   the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

          (b)   except in the case of a Permitted Asset Swap, at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of Qualified Consideration; and

          (c)   the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

        The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

  (1)
  to Repay the Credit Facilities, the Tranche 1 Term Loan, the Tranche 2 Term Loan, the 8.00% Notes or any other Debt of the Company or any Restricted Subsidiary secured by a Lien on Property of the Company or any Restricted Subsidiary of the Company (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company) (the "Senior Obligations"); or

  (2)
  to reinvest in Additional Assets or Expansion Capital Expenditures (including by means of an Investment in Additional Assets or Expansion Capital Expenditures by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

        Pending application of Net Available Cash pursuant to this covenant, which shall not be required in respect of an Asset Sale if the Net Available Cash from such Asset Sale is less than $1.0 million, such Net Available Cash shall, to the extent not inconsistent with the terms of the Senior Obligations, be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness. Subject to compliance with the preceding sentence, if the Net Available Cash from an Asset Sale equals or exceeds $1.0 million, any Net Available Cash from such Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 365-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds".

        When the aggregate amount of Excess Proceeds exceeds the greater of $50.0 million or 0.5% of Total Assets (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Asset Sales Prepayment Offer") the notes which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of notes have been given the opportunity to tender their notes for purchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

        The term "Allocable Excess Proceeds" will mean the product of:

  (a)
  the Excess Proceeds; and

  (b)
  a fraction,

  (1)
  the numerator of which is the aggregate principal amount of the notes outstanding on the date of the Asset Sales Prepayment Offer; and

    (2)
    the denominator of which is the sum of the aggregate principal amount of the notes outstanding on the date of the Asset Sales Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Asset Sales Prepayment Offer that is pari passu in right of payment with the notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt or otherwise repay such Debt at substantially the same time as the Asset Sales Prepayment Offer.

        Within five Business Days after the Company is obligated to make an Asset Sales Prepayment Offer as described in the preceding paragraph, the Company will send a written notice, by first class mail or electronically, to the holders of the notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Asset Sales Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is sent. Nothing shall prevent the Company from conducting an Asset Sales Prepayment Offer earlier than as set forth in this paragraph.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

        Limitation on Restrictions on Distributions from Restricted Subsidiaries.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

          (a)   pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

          (b)   make any loans or advances to the Company or any other Restricted Subsidiary; or

          (c)   transfer any of its Property to the Company or any other Restricted Subsidiary.

        The foregoing limitations will not apply:

  (1)
  with respect to clauses (a), (b) and (c), to restrictions:

  (A)
  in effect on the Issue Date;

  (B)
  relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company;

  (C)
  that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided that such restriction is no less favorable to the holders of the notes in any material respect, as reasonably determined by the Board of Directors or senior management of the Company, than those under the agreement evidencing the Debt so Refinanced;

  (D)
  resulting from the Incurrence of any Debt permitted pursuant to the covenant described under "—Limitation on Debt," provided that (i) (x) the restriction is not materially more restrictive, taken as a whole, as reasonably determined by the Board of Directors or senior management of the Company, than the restrictions of the same type contained in the Indenture, (y) the restriction is not materially more restrictive, taken as a whole, as reasonably determined by the Board of Directors or senior management of the Company, than the restrictions of the same type contained in the Senior Credit Facility or (z) the restriction is not materially more restrictive, taken as a whole, than customary provisions in comparable financings, as reasonably determined by the Board of Directors or senior management of the Company, and (ii) that the Board of Directors or senior management of the Company determines, at the time of such financing, will not impair the Company's ability to make payments as required under the notes when due;

    (E)
    existing by reason of applicable law, rule, regulation or order;

    (F)
    any contractual requirements Incurred with respect to Qualified Receivables Transactions relating exclusively to a Receivables Entity that, in the good faith determination of the principal financial officer of the Company, are customary for Qualified Receivables Transactions; or

    (G)
    customary restrictions contained in joint venture and other similar agreements; and

  (2)
  with respect to clause (c) only (and clause (a) with respect to clause (F) below), to restrictions:

  (A)
  relating to Debt that is permitted to be Incurred and secured without also securing the notes or a Subsidiary Guarantee pursuant to the covenants described under "—Limitation on Debt" and "—Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt;

  (B)
  encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

  (C)
  resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

  (D)
  customary restrictions contained in agreements relating to the sale or other disposition of Property limiting the transfer of such Property pending the closing of such sale;

  (E)
  resulting from purchase money obligations for Property acquired or Capital Lease Obligations that impose restrictions on the Property so acquired;

  (F)
  resulting from restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or consistent with past practice or industry practice; or

  (G)
  resulting from Liens permitted to be Incurred under "—Limitation on Liens."

        Limitation on Transactions with Affiliates.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

          (a)   the terms of such Affiliate Transaction are:

    (1)
    set forth in writing;

    (2)
    in the best interest of the Company or such Restricted Subsidiary, as the case may be; and

    (3)
    no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company as determined by the Board of Directors (including a majority of the disinterested members of the Board of Directors) or senior management of the Company in good faith; and

          (b)   if such Affiliate Transaction involves aggregate payments or value to the Affiliate in excess of $25.0 million in any 12-month period, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (3) of this paragraph as evidenced by a resolution of the Board of Directors promptly delivered to the Trustee; and

          (c)   if such Affiliate Transaction involves aggregate payments or value to the Affiliate in excess of $125.0 million in any 12-month period, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, taken as a whole.

        Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

          (a)   any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries;

          (b)   any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments" or any Permitted Investment;

          (c)   the payment of reasonable and customary compensation (including amounts paid pursuant to employee benefit plans) for the personal services of and related indemnities provided to officers, directors, consultants and employees of the Company or any of the Restricted Subsidiaries;

          (d)   loans (or cancellations thereof) and advances to employees made in the ordinary course of business in accordance with applicable law and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $25.0 million in the aggregate at any one time outstanding;

          (e)   any transaction effected as part of a Qualified Receivables Transaction or any transaction involving the transfer of accounts receivable of the type specified in the definition of "Credit Facilities" and permitted under clause (b) of the second paragraph of the covenant described under "—Limitation on Debt;

          (f)    any Affiliate Transaction, if such Affiliate Transaction is with any Person solely in its capacity as a holder of Debt or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Person is treated no more favorably than any other holder of such Debt or Capital Stock of the Company or any of its Restricted Subsidiaries;

          (g)   any agreement as in effect on the Issue Date or any amendment thereto (so long as such amendment is not disadvantageous to the holders of the notes in any material respect as determined by the Company in good faith) or any transaction contemplated thereby;

          (h)   any Affiliate Transaction that involves aggregate payments or value to the Affiliate not in excess of $15.0 million;

          (i)    payments of indemnification obligations to officers, managers and directors of the Company or any Restricted Subsidiary to the extent required by the organizational documents of such entity or applicable law;

          (j)    any Affiliate Transaction in which the only consideration paid by the Company or any Restricted Subsidiary consists of Capital Stock (other than Disqualified Stock) of the Company;

          (k)   any Affiliate Transaction with any joint venture or special purpose entity engaged in a related business; provided that no more than 5% of the outstanding ownership interests of such joint venture or special purpose entity are owned by Affiliates of the Company;

          (l)    any Affiliate Transaction between the Company or any Restricted Subsidiary and any Person that is an Affiliate of the Company or any Restricted Subsidiary solely because a director of such Person is also a director of the Company; provided that such director abstains from voting as a director of the Company on any matter involving such other Person;

          (m)  issuances or sales of Equity Interests (other than Disqualified Stock) of the Company to Affiliates or employees of or consultants to the Company and granting and performance of registration rights in respect of such Equity Interests;

          (n)   an Affiliate Transaction in which the Company delivers to the Trustee a copy of a written opinion as to the fairness of such Affiliate Transaction to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor; and

          (o)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Company or are on terms, taken as a whole, at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the majority of disinterested members of Board of Directors or senior management of the Company in good faith).

        Limitation on Sale and Leaseback Transactions.    The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

          (a)   the Company or such Restricted Subsidiary would be entitled to:

    (1)
    Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under "—Limitation on Debt;" and

    (2)
    create a Lien on such Property securing such Attributable Debt without also securing the notes or the applicable Subsidiary Guarantee pursuant to the covenant described under "—Limitation on Liens;" and

          (b)   such Sale and Leaseback Transaction is effected in compliance with the covenant described under "—Limitation on Asset Sales," provided that such Sale and Leaseback Transaction constitutes an Asset Sale.

        Designation of Restricted and Unrestricted Subsidiaries.    The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

          (a)   the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary and is not required to be a Subsidiary Guarantor pursuant to the Indenture; and

          (b)   either:

    (1)
    the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "—Limitation on Restricted Payments" and is treated as a Restricted Payment hereunder and following such designation, such Subsidiary is not Guaranteeing any Debt of the Company; or

    (2)
    such designation is effective immediately upon such entity becoming a Subsidiary of the Company.

        Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if the requirements set forth in clause (i) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification as a Restricted Subsidiary or if such Person is a Subsidiary of an Unrestricted Subsidiary.

        Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, (i) immediately after giving pro forma effect to such designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (ii)(1) the Company could Incur an additional $1.00 of Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Restrictive Covenants—Limitation on Debt," or (2) the Consolidated Interest Coverage Ratio of the Company would be equal to or greater than such Consolidated Interest Coverage Ratio immediately prior to such designation.

        Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors giving effect to such designation or redesignation and an Officers' Certificate that:

          (a)   certifies that such designation or redesignation complies with the foregoing provisions; and

          (b)   gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

        Guarantees by Subsidiaries.    (a) (1) Upon completion of the EnvisionRx acquisition the Company caused each of its Subsidiaries that guarantees the Senior Credit Facility, the Tranche 1 Term Loan, the Tranche 2 Term Loan or any series of Debt securities of the Company to Guarantee the new notes, it being agreed that Envision Insurance Company will not be required to Guarantee the new notes. The Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Guarantee the payment of any Debt or Capital Stock of the Company (other than Guarantees of Debt Incurred under clause (b), (c), (d)(i), (e) or (l) of the second paragraph of the covenant described under "—Limitation on Debt" or Guarantees permitted pursuant to clause (j) of such second paragraph or Guarantees permitted by clause (s) of such second paragraph as it relates to clause (d) of such second paragraph), except that a Restricted Subsidiary that is not a Subsidiary Guarantor may Guarantee Debt of the Company, provided that:

    (2)
    such Debt and the Debt represented by such Guarantee is permitted by the covenant described under "—Limitation on Debt";

    (3)
    such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the notes by such Restricted Subsidiary; and

    (4)
    such Guarantee of Debt of the Company:

    (A)
    unless such Debt is a Subordinated Obligation, shall be pari passu (or subordinate) in right of payment to and on substantially the same terms as (or less favorable to such Debt than but without regards as to security interest) such Restricted Subsidiary's Guarantee with respect to the notes; and

    (B)
    if such Debt is a Subordinated Obligation, shall be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to the notes to at least the same extent as such Debt is subordinated to the notes.

          (b)   Upon any Subsidiary becoming a Subsidiary Guarantor as described above, such Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

    (1)
    such Guarantee of the notes has been duly executed and authorized; and

    (2)
    such Guarantee of the notes constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

        The failure of any Restricted Subsidiary to provide a Guarantee if then prohibited to do so by any Debt of the Company or a Restricted Subsidiary shall not constitute a violation of the covenant described above; provided, however, that at the time such prohibition no longer exists if a Guarantee would then be required to comply with such clauses, such Restricted Subsidiary provides such Guarantee.

Merger, Consolidation and Sale of Property

        The Company will not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a)   the Company will be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made will be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; provided that if the Surviving Person is not a corporation satisfying the requirements of this clause (a), there shall be an obligor or a co-obligor that is a corporation that satisfies the requirements of this clause (a);

          (b)   the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company;

          (c)   in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person (including its Subsidiaries);

          (d)   immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (e)   immediately after giving effect to such transaction or series of transactions on a pro forma basis, either (i) the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "—Restrictive Covenants—Limitation on Debt" or (ii) the Surviving Person would have a Consolidated Interest Coverage Ratio which is not less than the Consolidated Interest Coverage Ratio of the Company immediately prior to such transaction or series of transactions; and

          (f)    the Company shall deliver, or cause to be delivered, to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

        Notwithstanding the foregoing, if the Company effects a consolidation, merger or sale, conveyance, assignment, transfer, lease or other disposition of substantially all of its assets, the condition set forth above shall not apply to a transaction involving a Surviving Person which is otherwise subject to the foregoing provisions if: (i) the Surviving Person (1) was formed for the purpose of effecting such transaction, (2) did not engage in any material business prior to such transaction (other than in connection with such transaction), (3) immediately prior to such transaction had no Debt or liabilities, contingent or otherwise, of any kind, (4) immediately after such transaction had no additional Debt or liabilities, contingent or otherwise, of any kind in excess of that which the Company had immediately prior to such transaction and (5) immediately after such transaction was engaged in the same business as the Company was engaged in immediately prior to such transaction, and (ii) the holders of the outstanding Voting Stock of the Company immediately prior to the transaction own, directly or indirectly, the outstanding Voting Stock of the Surviving Person immediately after the transaction in substantially the same proportion as before the transaction.

        The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into such Subsidiary Guarantor, or a merger of a Subsidiary Guarantor into the Company or another Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a)   such Subsidiary Guarantor will be the Surviving Person or the Surviving Person (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made will be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b)   the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

          (c)   immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (c), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

          (d)   the Company shall deliver, or cause to be delivered, to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

        The foregoing provisions (other than clause (c)) shall not apply to (i) any transactions which do not constitute an Asset Sale if the Subsidiary Guarantor is otherwise being released from its Subsidiary Guarantee at the time of such transaction in accordance with the Indenture or (ii) any transactions which constitute an Asset Sale if the Company has complied with the covenant described under "—Restrictive Covenants—Limitation on Asset Sales" and the Subsidiary Guarantor is released from its Subsidiary Guarantee at the time of such transaction in accordance with the Indenture.

        The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be) and the Company or the applicable Subsidiary Guarantor shall be released from its obligations under the Indenture other than in the case of a lease (in which case the predecessor Company shall not be released from its obligation to pay the principal of, premium, if any, and interest on the notes). Subject to the foregoing, following the merger, consolidation or amalgamation of the Company or any Subsidiary Guarantor or the sale, transfer, assignment, conveyance or other disposition of all or substantially all the Company's or a Subsidiary Guarantor's Property in any one transaction or series of transactions, all references to "the Company" in the Indenture (or to the "Subsidiary Guarantor" under the Subsidiary Guarantee) shall be deemed to refer to the Surviving Person.

SEC Reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that the Company will be required to provide to holders of notes any such information, documents or reports that are not so filed; provided further, however, that the filing of such reports and such other information and documents with the Commission through EDGAR (or any successor electronic reporting system of the Commission accessible to the public without charge) constitutes delivery to the Trustee for purposes of this sentence.

        At any time that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to any holder (including any beneficial owner) of the notes or to any prospective purchaser of the notes, the information required to be provided pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations under "SEC Reports" for purposes of clause (4) under "—Events of Default" until 120 days after the date any report hereunder is due.

Events of Default

        Events of Default in respect of the notes include:

  (1)
  failure to make the payment of any interest on the notes when the same becomes due and payable, and such failure continues for a period of 30 days;

  (2)
  failure to make the payment of any principal of, or premium, if any, on, any of the notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption (including redemption pursuant to the Special Optional Redemption), required repurchase or otherwise;

  (3)
  failure to comply with the covenant described under "—Merger, Consolidation and Sale of Property;"

  (4)
  failure to comply with any other covenant or agreement in the notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

  (5)
  a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the final maturity of such Debt, or failure to pay any such Debt at final maturity (giving effect to applicable grace periods), in an aggregate amount greater than (a) $150.0 million or its foreign currency equivalent at the time or (b) such lesser amount as may be applicable to the corresponding event of default in any other capital markets Debt Incurred pursuant to clause (1) of the first paragraph or clause (b), (l) or (s) (with respect to such clause (1) of the first paragraph) of the second paragraph of the covenant described under "—Restrictive Covenants—Limitation on Debt" and then outstanding of the Company (the "cross acceleration provisions");

  (6)
  any judgment or judgments for the payment of money in an aggregate amount in excess of (a) $150.0 million or its foreign currency equivalent at the time or (b) such lesser amount as may be applicable to the corresponding event of default in any other capital markets Debt Incurred pursuant to clause (1) of the first paragraph or clause (b), (l) or (s) (with respect to such clause (1) of the first paragraph) of the second paragraph of the covenant described under "—Restrictive Covenants—Limitation on Debt" and then outstanding of the Company that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied, bonded, insured or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

  (7)
  certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions"); and

  (8)
  any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and the Indenture as the same may be amended from time to time) and such default continues for 20 days after notice or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee (the "guarantee provisions").

        A Default under clause (4) or (8) is not an Event of Default until the Trustee notifies the Company of such Default or the holders of not less than 25% in aggregate principal amount of the notes then outstanding notify the Company and the Trustee of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

        The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

        If an Event of Default with respect to the notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the principal amount at maturity of all the notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of the notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes.

        No holder of notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

          (a)   such holder has previously given to the Trustee written notice of a continuing Event of Default;

          (b)   the holders of at least 25% in aggregate principal amount of the notes then outstanding have made written request and offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as trustee; and

          (c)   the Trustee shall not have received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

        However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest on, such note on or after the respective due dates expressed in such note.

Amendments and Waivers

          (a)   Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) and any past default or compliance with any provisions may also be waived (except, in the case of a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding note) with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding. However, without the consent of each holder affected thereby, no amendment may, among other things:

    (1)
    amend the Indenture to reduce the amount of notes whose holders are required to consent to an amendment or waiver;

    (2)
    amend the Indenture to reduce the rate of or extend the time for payment of interest on any note;

    (3)
    amend the Indenture to reduce the principal of or extend the Stated Maturity of any note;

    (4)
    amend the Indenture to make any note payable in money other than that stated in the note;

    (5)
    amend the Indenture or any Subsidiary Guarantee to impair the right of any holder of the notes to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes or any Subsidiary Guarantee;

    (6)
    amend the Indenture or any Subsidiary Guarantee to subordinate the notes or any Subsidiary Guarantee to any other obligation of the Company or the applicable Subsidiary Guarantor;

    (7)
    amend the Indenture to reduce the premium payable upon the redemption of any note or change the time (other than amendments related to notice provisions) at which any note may be redeemed, as described under "—Optional Redemption";

    (8)
    amend the Indenture, at any time after a Change of Control has occurred, to reduce the premium payable upon a Change of Control, amend the definition of Change of Control or change the time at which the Change of Control Offer relating thereto must be made or at which the notes must be repurchased pursuant to such Change of Control Offer; and

    (9)
    at any time after the Company is obligated to make an Asset Sales Prepayment Offer with the Excess Proceeds from Asset Sales, amend the Indenture to change the time at which such Asset Sales Prepayment Offer must be made or at which the notes must be repurchased pursuant thereto.

          (b)   Without the consent of any holder of the notes, the Company and the Trustee may amend the Indenture to:

    (1)
    cure any ambiguity, omission, defect or inconsistency;

    (2)
    provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

    (3)
    provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in section 163(f)(2)(b) of the Code);

    (4)
    add additional Guarantees with respect to the notes or release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of the Indenture or the Subsidiary Guarantees;

    (5)
    secure the notes, add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the holders of the notes or surrender any right or power conferred upon the Company;

    (6)
    make any change to the Indenture, the notes or the Subsidiary Guarantees that does not adversely affect the rights of any holder of the notes;

    (7)
    make any change to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939;

    (8)
    evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee;

    (9)
    conform the text of the Indenture, the Subsidiary Guarantees or the notes to any provision under the caption "Description of the New Notes" in this prospectus to the extent that such provision in the Indenture, the Subsidiary Guarantees or the notes was intended to be a substantially verbatim recitation of a provision under the caption "Description of the New Notes" in this prospectus, as evidenced by an Officers' Certificate delivered by the Company to the Trustee;

    (10)
    comply with the rules of any applicable securities depositary provided, however, that such amendment does not materially and adversely affect the rights of holders to transfer the notes; or

    (11)
    make any amendment to the provisions of the Indenture relating to the transfer and legending or de-legending of the notes; provided, however, that (i) compliance with the Indenture as so amended would not result in the notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer the notes.

        The consent of the holders of the notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to deliver to each holder of the notes at such holder's address appearing in the applicable Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge; Defeasance

        If the Company delivers to the Trustee all outstanding notes for cancellation or all outstanding notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to the Indenture, or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding notes, including interest thereon to maturity or such redemption date, and if in either case the Company pays all other sums payable by it under the Indenture, then the Indenture shall, other than in respect of limited obligations with respect to the Trustee, cease to be of further effect.

        The Company at any time may terminate all its obligations under the notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes and those provisions of the Indenture regarding the rights, privileges, protections, indemnities and immunities of the Trustee.

        The Company at any time may terminate:

  (1)
  its obligations under the covenants described under "—Repurchase at the Option of Holders Upon a Change of Control" and "—Restrictive Covenants";

  (2)
  the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guarantee provisions described under "—Events of Default" above; and

  (3)
  the limitations contained in clause (e) under the first paragraph of "—Merger, Consolidation and Sale of Property" above ("covenant defeasance").

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under "—Restrictive Covenants"), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "—Events of Default" above or because of the failure of the Company to comply with clause (e) under the first paragraph of "—Merger, Consolidation and Sale of Property" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee.

        The legal defeasance option or the covenant defeasance option may be exercised only if:

          (a)   the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations, which through the scheduled payments of principal and interest thereon will provide funds in an amount sufficient, or a combination thereof sufficient (without any reinvestment of the income therefrom) to pay the principal of, premium, if any, and interest on the notes to maturity or redemption, as the case may be, and the Company shall have specified whether the notes are being defeased to maturity or to a particular redemption date;

          (b)   the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the notes to maturity or redemption, as the case may be;

          (c)   the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

          (d)   the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Subsidiary Guarantor;

          (e)   no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto (other than any Default or Event of Default resulting from the borrowing of funds (and granting of related Liens) to fund the deposit);

          (f)    such deposit does not constitute a default under any other agreement or instrument binding on the Company;

          (g)   in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that (1) the Company has received from the Internal Revenue Service a ruling or (2) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

          (h)   in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (i)    the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the Indenture.

Governing Law

        The Indenture, the new notes and the Subsidiary Guarantees are governed by the laws of the State of New York without reference to principles of conflicts of law.

No personal liability of directors, officers, employees and shareholders

        No director, officer, employee, incorporator or shareholder of the Company or any Restricted Subsidiary shall have any liability for any obligations of the Company or any Restricted Subsidiary under the notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

The Trustee

        The Bank of New York Mellon Trust Company, N.A., is the Trustee under the Indenture.

        Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Definitions

        Set forth below is a summary of the defined terms used in the Description of New Notes above. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

        "acquisition" means the acquisition of EnvisionRx by the Company and the other transactions contemplated by the Merger Agreement.

        "Additional Assets" means:

          (a)   any Property (other than cash, Temporary Cash Investments and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

          (b)   Capital Stock of (1) a Restricted Subsidiary held by a Person other than the Company or a Restricted Subsidiary or (2) a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company, provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means:

          (a)   any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

          (b)   any other Person who is a director or executive officer of:

            (1)   such specified Person;

            (2)   any Subsidiary of such specified Person; or

            (3)   any Person described in clause (a) above.

        For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (a)   any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or Preferred Stock issued in accordance with the covenant described under "—Restrictive Covenants—Limitation on Debt"); or

          (b)   other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

in the case of either clause (a) or clause (b) above, whether in a single transaction or a series of related transactions, (i) that have a Fair Market Value in excess of $50.0 million or (ii) for aggregate consideration in excess of $50.0 million, other than, in the case of clause (a) or (b) above:

          (1)   any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

          (2)   any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "—Restrictive Covenants—Limitation on Restricted Payments;"

          (3)   any disposition effected in compliance with the first paragraph of the covenant described under "—Merger, Consolidation and Sale of Property;"

          (4)   a sale of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

          (5)   a transfer of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in connection with a Qualified Receivables Transaction;

          (6)   a sale by the Company or a Restricted Subsidiary of Property by way of a Sale and Leaseback Transaction but only if (a) such Property was owned by the Company or a Restricted Subsidiary on or after the Issue Date, (b) the requirements of clause (a) of the covenant described under "—Restrictive Covenants—Limitation on Sale and Leaseback Transactions" are satisfied with respect to such Sale and Leaseback Transaction, (c) the requirements of clauses (a), (b) and (c) of the first paragraph of the covenant described under "—Restrictive Covenants—Limitation on Asset Sales" are satisfied as though such Sale and Leaseback Transaction constituted an Asset Sale and (d) the aggregate Fair Market Value of such Property, when added to the Fair Market Value of all other sales of Property pursuant to this clause (6) since the Issue Date, does not exceed $250.0 million;

          (7)   a disposition of cash, Temporary Cash Investments or investment grade securities or surplus, damaged, obsolete, unmerchantable, idle or worn out property or assets or any sale or disposition of property or assets in connection with scheduled turnarounds, maintenance and equipment and facility updates or any disposition of inventory or goods held for sale;

          (8)   to the extent allowable on a tax-deferred basis under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a related business;

          (9)   the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business or consistent with past practice or industry practice;

          (10) foreclosures or governmental condemnations on assets;

          (11) the licensing or sub-licensing of intellectual property;

          (12) any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by the Indenture;

          (13) dispositions of receivables pursuant to factoring arrangements, so long as such receivables are sold at no less than the Fair Market Value thereof (which may include a discount customary for transactions of this type); or

          (14) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination:

          (a)   if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation," and

          (b)   in all other instances, the greater of:

            (1)   the Fair Market Value of the Property subject to such Sale and Leaseback Transaction; and

            (2)   the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (in each case including any period for which such lease has been extended).

        "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a)   the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (b)   the sum of all such payments.

        "Bankruptcy Code" means Title 11 of the United States Code, as amended.

        "Bankruptcy Law" means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

        "Board of Directors" means the board of directors of the Company or any duly authorized and constituted committee thereof.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to close.

        "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; provided, however that a change in GAAP that results in an obligation that exists at such time and is not theretofore classified as a Capital Lease Obligation, becoming a Capital Lease Obligation, shall not be deemed an Incurrence of such Capital Lease Obligation. For purposes of "—Restrictive Covenants—Limitation on Liens," a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

        "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any Debt security convertible or exchangeable into such equity interest (regardless of such convertible Debt security's treatment under GAAP).

        "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the beginning of the fiscal quarter immediately following the 6.75% Notes Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Change of Control" means the occurrence of any of the following events:

          (a)   if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

          (b)   the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

            (1)   the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation; and

            (2)   the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

          (c)   during any period of two consecutive years commencing after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (d)   the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (2)(a) the direct or indirect holders of the Voting Stock of the Company become holders of Voting Stock of the ultimate parent holding company and immediately following that transaction, no "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of 40% or more of the total voting power of the Voting Stock of such ultimate parent holding company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

        "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

          (a)   the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements are available prior to such determination date to

          (b)   Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

            (1)   if

              (A)  since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt; or

              (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

            (2)   if

              (A)  since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business;

              (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition; or

              (C)  since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition,

        EBITDA for such period shall be calculated after giving pro forma effect (calculated in accordance with the definition of EBITDA) to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

        If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense payable with respect to such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale. Interest on Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be at the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (excluding the non-cash interest expense related to (w) accretion of severance reserves (x) litigation reserves, (y) closed store liability reserves and (z) self-insurance reserves), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, and without duplication:

          (a)   interest expense attributable to Capital Lease Obligations;

          (b)   amortization of Debt discount and Debt issuance cost, including commitment fees;

          (c)   capitalized interest;

          (d)   non-cash interest expense other than expenses under clauses (x), (y) and (z) above;

          (e)   commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing;

          (f)    net costs associated with Hedging Obligations (including amortization of fees but excluding costs associated with forward contracts for inventory in the ordinary course of business);

          (g)   Disqualified Stock Dividends (and dividends on Preferred Stock Incurred pursuant to clause (j) of the second paragraph of the covenant described under "—Restrictive Covenants—Limitation on Restricted Payments", which dividends shall be calculated in the same manner as Disqualified Stock Dividends);

          (h)   Preferred Stock Dividends;

          (i)    interest Incurred in connection with Investments in discontinued operations;

          (j)    interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary; and

          (k)   the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

        Any program fees or liquidity fees on unused amounts related to any Qualified Receivables Transaction shall not be included in Consolidated Interest Expense, unless otherwise required by GAAP.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (a)   any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

            (1)   subject to the exclusion contained in clause (c) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash (or Temporary Cash Investments convertible into cash) distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below); and

            (2)   the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (b)   any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

            (1)   subject to the exclusion contained in clause (c) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

            (2)   the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (c)   any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

          (d)   any extraordinary gain or loss;

          (e)   the cumulative effect of a change in accounting principles;

          (f)    any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock);

          (g)   store and other warehouse, distribution and other facility closing costs;

          (h)   non-cash charges or credits that relate to use of the last-in-first-out method of accounting for inventory;

          (i)    loss on Debt modifications; and

          (j)    unrealized gains or losses relating to Hedging Obligations.

        Notwithstanding the foregoing, for purposes of the covenant described under "—Restrictive Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

        "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more Debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facility), providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory), or trade letters of credit, in each case together with Refinancings thereof on any basis so long as such Refinancing constitutes Debt.

        "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

        "Debt" means, with respect to any Person on any date of determination (without duplication):

          (a)   the principal of and premium (if any) in respect of:

            (1)   Debt of such Person for money borrowed; and

            (2)   Debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b)   all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

          (c)   all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person, all obligations of such Person under any title retention agreement (but excluding trade accounts payable, accrued expenses arising in the ordinary course of business and any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

          (d)   all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (e)   the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (f)    all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (g)   all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

          (h)   to the extent not otherwise included in this definition, Hedging Obligations of such Person.

        The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

          (1)   zero if such Hedging Obligation has been Incurred pursuant to clause (g) or (h) of the second paragraph of the covenant described under "—Restrictive Covenants—Limitation on Debt"; or

          (2)   the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

        "Debt Issuances" means, with respect to the Company or any Restricted Subsidiary, one or more issuances of Debt evidenced by notes, debentures, bonds or other similar securities or instruments.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

          (a)   matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (b)   is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

          (c)   is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock;

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant such provisions unless such repurchase or redemption complies with the covenant described above under the caption "Restrictive Covenants—Limitation on Restricted Payments."

        "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

        "Domestic Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

        "DTC" means The Depository Trust Company.

        "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

          (a)   the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

            (1)   the provision for taxes based on income or profits or utilized in computing net loss;

            (2)   Consolidated Interest Expense and non-cash interest expense related to accretion of severance reserves, litigation reserves, closed store liability reserves and self-insurance reserves, to the extent excluded from Consolidated Interest Expense;

            (3)   depreciation;

            (4)   amortization of intangibles;

            (5)   non-cash impairment charges;

            (6)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of Debt permitted to be Incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of Credit Facilities, Qualified Receivables Transactions or Debt Issuances and other Debt and (ii) any amendment or other modification of Credit Facilities, Qualified Receivables Transactions or Debt Issuances and, in each case, deducted (and not added back) in computing Consolidated Net Income;

            (7)   the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs (including costs related to the closure and/or consolidation of stores and warehouse, distribution and other facilities) Incurred in connection with acquisitions on or after the 6.75% Notes Issue Date;

            (8)   the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken or initiated during or prior to such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are reasonably expected to be taken no later than 12 months following the end of the period in respect of which EBITDA is being calculated and (z) the aggregate amount of cost savings added pursuant to this clause (8) shall not exceed 20% of the aggregate EBITDA for the four most recent fiscal quarters for which internal financial statements are available (calculated in accordance with the definition of "Consolidated Interest Coverage Ratio" (which adjustments need not comply with Article 11 of Regulation S-X and may be incremental to pro forma cost savings adjustments made pursuant to the definition of "Consolidated Interest Coverage Ratio"));

            (9)   the amount of revenue deferred in respect of the Company's customer loyalty card program; and

            (10) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

          (b)   all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period) including, without limitation, the release of deferred revenue in respect of the Company's customer loyalty card program.

        Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

        "8.00% Notes" means the Company's 8.00% Senior Secured Notes due 2020 issued under the indenture dated as of August 16, 2010, among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, and outstanding on the Issue Date.

        "EnvisionRx" means Envision Topco Holdings, LLC, a Delaware limited liability company.

        "Equipment Financing Transaction" means any arrangement (together with any Refinancing thereof) with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on equipment or equipment related property of the Company or any Restricted Subsidiary.

        "Equity Offering" means (a) an underwritten offering of common stock of the Company by the Company pursuant to an effective registration statement under the Securities Act or (b) so long as the Company's common stock is, at the time, listed or quoted on a national securities exchange (as such term is defined in the Exchange Act), an offering of common stock by the Company in a transaction exempt from or not subject to the registration requirements of the Securities Act.

        "Event of Default" has the meaning set forth under "—Events of Default."

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Expansion Capital Expenditure" means any capital expenditure Incurred by the Company or any Restricted Subsidiary (other than ordinary course maintenance) for carrying on the business of the Company and its Restricted Subsidiaries that an Officer of the Company determines in good faith will enhance the income generating ability of the warehouse, distribution center, store or other facility.

        "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Pressure or compulsion shall not include sales of Property conducted in compliance with the requirements of a regulatory authority in connection with an acquisition or merger permitted by the Indenture. Fair Market Value shall be determined, except as otherwise provided:

          (a)   if such Property has a Fair Market Value equal to or less than $100.0 million, by any Officer of the Company; or

          (b)   if such Property has a Fair Market Value in excess of $100.0 million, by a majority of the Board of Directors and evidenced by a resolution of the Board of Directors, dated within 30 days of the relevant transaction, delivered to the Trustee.

        "Foreign Subsidiary" means any Subsidiary of the Company which (a) is organized under the laws of any jurisdiction outside of the United States, (b) is organized under the laws of Puerto Rico or the U.S. Virgin Islands, (c) has substantially all its operations outside of the United States, (d) has substantially all its operations in Puerto Rico or the U.S. Virgin Islands, or (e) does not own any material assets other than Capital Stock of one or more Subsidiaries of the type described in (a) through (d) above.

        "GAAP" means United States generally accepted accounting principles, including those set forth:

          (a)   in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (b)   in the statements and pronouncements of the Financial Accounting Standards Board;

          (c)   in such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (d)   the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (b)   entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

          (1)   endorsements for collection or deposit in the ordinary course of business; or

          (2)   a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment."

        The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, Incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with "—Restrictive Covenants—Limitation on Debt," amortization of Debt discount shall not be deemed to be the Incurrence of Debt; provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

        "Independent Financial Advisor" means a third-party accounting, appraisal or investment banking firm or consultant, in each case, of national standing, that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged; provided that such firm or appraiser is not an Affiliate of the Company.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

        "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenant described under "—Restrictive Covenants—Limitation on Restricted Payments," "—Restrictive Covenants—Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment", "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

          (a)   the Company's "Investment" in such Subsidiary at the time of such redesignation; less

          (b)   the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

        In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P, without regard to outlook.

        "Issue Date" means April 2, 2015 the date on which the old notes were initially issued.

        "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

        "Measurement Date" means February 21, 2013.

        "Merger Agreement" means the Agreement and Plan of Merger, dated as of February 10, 2015, by and among the Company, Eagle Merger Sub 1 LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Eagle Merger Sub 2 LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, TPG VI Envision BL, LLC, a Delaware limited liability company, Envision Topco Holdings, LLC, a Delaware limited liability company, and Shareholder Representative Services LLC, in its capacity as the sellers' representative, as amended, restated or modified from time to time.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

          (a)   all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

          (b)   all payments made on (i) any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or Debt which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale and (ii) any Debt under a Qualified Receivables Transaction required to be repaid or necessary to obtain a consent needed to consummate such Asset Sale;

          (c)   all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

          (d)   the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

        "9.25% Notes" means the Company's 9.25% Senior Notes due 2020 issued under the indenture dated as of February 27, 2012, as amended, among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, and outstanding on the Issue Date.

        "Note Obligations" means the obligations of the Company and the Subsidiary Guarantors under the Indenture and the notes.

        "Officer" means the Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Treasurer or any Executive Vice President, Senior Vice President, Vice President or Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion from legal counsel and delivered to the Trustee. The counsel may be an employee of or counsel to the Company.

        "Paying Agent" means any Person authorized by the Company to pay the principal of and premium, if any, or interest on any notes on behalf of the Company.

        "Permitted Asset Swap" means the substantially concurrent purchase and sale or exchange of assets used or useful in a Related Business or combination of such assets and cash or Temporary Cash Investments between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Temporary Cash Investments received must be applied in accordance with the covenant described under "—Restrictive Covenants—Limitation on Asset Sales."

        "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

          (a)   (i) the Company, (ii) any Restricted Subsidiary or (iii) any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

          (b)   any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation, transfer, conveyance or liquidation;

          (c)   cash and Temporary Cash Investments;

          (d)   receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

          (e)   payroll, travel, moving, tax and similar advances that are made in the ordinary course of business;

          (f)    loans and advances to employees made in the ordinary course of business in accordance with applicable law consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $25.0 million at any one time outstanding;

          (g)   stock, obligations or other securities received in settlement of Debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

          (h)   any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (i) an Asset Sale consummated in compliance with the covenant described under "—Restrictive Covenants—Limitation on Asset Sales" or (ii) a disposition of assets that does not constitute an Asset Sale;

          (i)    Hedging Obligations permitted under clause (g), (h) or (i) of the covenant described under "—Restrictive Covenants—Limitation on Debt;"

          (j)    any Person if the Investments are outstanding on the Issue Date, not otherwise described in clauses (a) through (i) above;

          (k)   Investments in Permitted Joint Ventures or Unrestricted Subsidiaries that do not exceed the greater of (1) $175.0 million and (2) 1.75% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (l)    other Investments outstanding at any one time in the aggregate that do not exceed the greater of (1) $75.0 million and (2) 1.0% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (m)  Investments in any entity, formed by the Company or a Restricted Subsidiary, organized under Section 501(c)(3) of the Code, that do not exceed an aggregate amount of $10.0 million in any fiscal year; and

          (n)   any assets, Capital Stock or other securities to the extent acquired in exchange for shares of Capital Stock of the Company (other than Disqualified Stock).

        "Permitted Joint Venture" means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which the Company or any of its Restricted Subsidiaries is a joint venturer; provided, however, that the joint venture is engaged solely in a Related Business.

        "Permitted Liens" means:

          (a)   Liens to secure Debt permitted to be Incurred under clause (b), (c), (d)(i), (g), (l) or (s) (with respect to clause (d))of the second paragraph of the covenant described under "—Restrictive Covenants—Limitation on Debt";

          (b)   Liens to secure Debt permitted to be Incurred under clause (e), (q) or (r) of the second paragraph of the covenant described under "—Restrictive Covenants—Limitation on Debt"; provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, developed, constructed or leased with the proceeds of such Debt and any improvements or additions to such Property;

          (c)   Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be more than 30 days past due or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (d)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (e)   Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (f)    Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

          (g)   Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (h)   pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (i)    utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (j)    Liens arising out of judgments or awards against the Company or a Restricted Subsidiary with respect to which the Company or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review and which do not give rise to an Event of Default;

          (k)   leases, subleases, licenses or sublicenses of Assets (including, without limitation, real property and intellectual property rights) granted by the Company or a Restricted Subsidiary to any other Person in the ordinary course of business and not materially impairing the use of such Property in the operation of the business of the Company or the Restricted Subsidiary in the ordinary course of business;

          (l)    Liens to Secure Debt permitted to be Incurred under clause (h) or (i) of the second paragraph of the covenant described under "—Restrictive Covenants—Limitation on Debt" provided that such Lien may not extend to any other Property of the Company or any Restricted Subsidiary other than such Hedging Agreement;

          (m)  Liens existing on the Issue Date not otherwise described in clauses (a) through (l) above;

          (n)   Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a) (but only to the extent it relates to clause (c) or (d) referred to therein), (b) (other than Liens securing Debt Incurred pursuant to clause (r) referred to therein), (f), (g), or (m) above; provided, however, that (i) in the case of clause (b) above, the proviso to such clause remains satisfied and (ii) any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

            (1)   the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b) (except as referred to above), (f), (g), or (m) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture; and

            (2)   an amount necessary to pay any fees and expenses, including premiums and defeasance costs, Incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

          (o)   Liens not otherwise permitted by clauses (a) through (n) above encumbering assets that have an aggregate Fair Market Value not in excess of the greater of (1) $50.0 million and (2) 0.50% of Total Assets;

          (p)   Liens securing Debt or other obligations of a Restricted Subsidiary owing to the Company or a Subsidiary Guarantor permitted to be Incurred under the covenant described under "—Restrictive Covenants—Limitation on Debt";

          (q)   Liens on specific items of inventory or other goods and proceeds of any person securing such Person's obligations to vendors or in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (r)   Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding (i) operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business and (ii) goods consigned or entrusted to or bailed with a person in connection with the processing, reprocessing, recycling or tolling of such goods;

          (s)   deposits in the ordinary course of business to secure liability to insurance carriers;

          (t)    customary options, put and call arrangements, rights of first refusal and similar rights relating to capital stock in a joint venture pursuant to the related joint venture agreement;

          (u)   deposits, including into trust, to satisfy any redemption, defeasance (whether by covenant or legal defeasance) or discharge of Debt at the time of such deposit that is permitted to be paid under the Indenture;

          (v)   the Lien provided for in the indenture securing the Trustee's compensation, reimbursement of expenses and indemnities;

          (w)  Liens securing the financing of insurance premiums in the ordinary course of the Company's or EnvisionRx's business; and

          (x)   Liens on the proceeds of one or more offerings of securities by the Company or any of its Restricted Subsidiaries deposited with an escrow agent (and any additional amounts required to be deposited with such escrow agent pursuant to an agreement with such escrow agent), or an account holding such amounts, in favor of such escrow agent for the benefit of holders of such securities; provided that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary.

        In the event a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of Incurrence or at a later date), the Company in its sole discretion may divide or classify all or any portion of such Permitted Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified.

        "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

          (a)   such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

            (1)   the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced; and

            (2)   an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

          (b)   the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

          (c)   the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced;

          (d)   the new Debt shall not be senior in right of payment to the Debt that is being Refinanced; and

          (e)   the proceeds of such Debt are used to Refinance the Debt being Refinanced no later than 60 days following its issuance;

provided, however, that Permitted Refinancing Debt shall not include: (x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

        "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

        "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

        "pro forma" means, unless the context otherwise requires, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

        "Purchase Money Debt" means Debt Incurred to finance the acquisition, development, construction or lease by the Company or a Restricted Subsidiary of Property, including additions and improvements thereto, where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; provided, however, that such Debt is Incurred within 24 months after the completion of the acquisition, development, construction or lease of such Property by the Company or such Restricted Subsidiary.

        "Qualified Consideration" means, with respect to any Asset Sale (or any other transaction or series of related transactions required to comply with clause (b) of the first paragraph of the covenant described under "—Restrictive Covenants—Limitation on Asset Sales"), any one or more of (a) cash or Temporary Cash Investments, (b) notes or obligations that are converted into cash (to the extent of the cash received) within 180 days of such Asset Sale, (c) equity securities listed on a national securities exchange (as such term is defined in the Exchange Act) and converted into cash (to the extent of the cash received) within 180 days of such Asset Sale, (d) the assumption or discharge by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, (e) Additional Assets or (f) other Property, provided that the aggregate Fair Market Value of all Property received since the Issue Date by the Company and its Restricted Subsidiaries pursuant to Asset Sales (or such other transactions) that is used to determine Qualified Consideration pursuant to this clause (f) does not exceed the greater of $100.0 million and 5.0% of Total Assets.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

          (a)   a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries); and

          (b)   any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing those accounts receivable, all contracts and all Guarantees or other obligations in respect of those accounts receivable, proceeds of those accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that:

            (1)   if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity;

            (2)   all sales of accounts receivable and related assets to or by the Receivables Entity are made at Fair Market Value; and

            (3)   the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors).

        "Rating Agencies" means Moody's and S&P.

        "Real Estate Financing Transaction" means any arrangement with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on real property of the Company or any Restricted Subsidiary and related personal property together with any Refinancings thereof.

        "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to that business, and (with respect to any Receivables Entity formed after the Issue Date) which is designated by the Board of Directors (as provided below) as a Receivables Entity and:

          (a)   no portion of the Debt or any other obligations (contingent or otherwise) of which:

            (1)   is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

            (2)   is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

            (3)   subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (b)   with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or the Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

          (c)   to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve the entity's financial condition or cause the entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

        Any designation of this kind by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing conditions. For the avoidance of doubt, Rite Aid Funding I and Rite Aid Funding II are designated Receivables Entities without any further action on the part of the Company.

        "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date or a natural extension thereof, including the pharmacy benefit management business and the operation of health care or medical related clinics.

        "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenant described under "—Restrictive Covenants—Limitation on Asset Sales" and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

        "Restricted Payment" means, without duplication:

          (a)   any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

          (b)   the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary);

          (c)   the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition and other than Debt permitted to be Incurred by clause (f) of the second paragraph of "—Restrictive Covenants—Limitation on Debt");

          (d)   any Investment (other than Permitted Investments) in any Person; or

          (e)   the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

        Notwithstanding the foregoing, no payment or other transaction permitted by clause (c) of the covenant described under "—Restrictive Covenants—Limitation on Transactions with Affiliates" will be considered a Restricted Payment.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

        "Secured Debt" means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on property of the Company or any Restricted Subsidiary, but shall not include guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services.

        "Securities Act" means the Securities Act of 1933.

        "Senior Credit Facility" means the Senior Credit Agreement dated as of June 27, 2001, as amended and restated as of January 13, 2015 and as further amended as of February 10, 2015 (as may be further amended, modified, supplemented or Refinanced from time to time), among the Company, the Lenders (as defined therein), Citicorp North America, Inc., as administrative agent and collateral agent, Wells Fargo Bank, N.A., as syndication agent, and Bank of America, N.A., General Electric Capital Corporation, Goldman Sachs Bank USA, Credit Suisse AG, MUFG Union Bank, N.A., ING Capital LLC, Bank of Montreal and Fifth Third Bank, as co-documentation agents.

        "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

        "6.75% Notes due 2021" means the Company's 6.75% Senior Notes due 2021 issued under the indenture dated as of July 2, 2013, among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, and outstanding on the Issue Date.

        "6.75% Notes Issue Date" means July 2, 2013.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction involving a comparable company.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect. For purposes of the foregoing, no Debt will be deemed to be subordinated in right of payment to any other Debt solely by virtue of being unsecured, by virtue of being unguaranteed, by virtue of being secured by different collateral or by virtue of the fact that the holders of any secured Debt have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them or with respect to control of remedies.

        "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (a)   such Person;

          (b)   such Person and one or more Subsidiaries of such Person; or

          (c)   one or more Subsidiaries of such Person.

        "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the notes on the terms set forth in the Indenture.

        "Subsidiary Guarantor" means each Subsidiary that is a party to the Indenture as of the Issue Date and any other Person that Guarantees the notes pursuant to the covenant described under "—Restrictive Covenants—Guarantees by Subsidiaries."

        "Temporary Cash Investments" means any of the following:

          (a)   Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

          (b)   Investments in time deposit accounts, certificates of deposit, or money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term Debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Section 3(a)(62) of the Exchange Act));

          (c)   repurchase obligations with a term of not more than 365 days for underlying securities of the types described in clause (a) entered into with:

            (1)   a bank meeting the qualifications described in clause (b) above; or

            (2)   any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

          (d)   Investments in commercial paper issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Section 3(a)(62) of the Exchange Act));

          (e)   direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

            (1)   the long-term Debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Section 3(a)(62) of the Exchange Act)); and

            (2)   such obligations mature within one year of the date of acquisition thereof; and

          (f)    money market funds at least 80% of the assets of which constitute Temporary Cash Investments of the kinds described in clauses (a) through (e) of this definition (except that the maturities of certain investments held by any such money market funds may exceed one year so long as the dollar-weighted average life of the investments of such money market mutual fund is less than one year).

        "Total Assets" means the total assets of the Company and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP as shown on the most recent consolidated balance sheet of the Company, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Interest Coverage Ratio.

        "Tranche 1 Term Loan" means the Company's second priority term loan Incurred under the Credit Agreement, dated as of February 21, 2013, (as may be further amended, modified, supplemented or Refinanced from time to time), among the Company, the Lenders (as defined therein), Citicorp North America, Inc., as administrative agent and collateral agent, Bank of America, N.A., as syndication agent, and Wells Fargo Bank, N.A., General Electric Capital Corporation, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., as co-documentation agents.

        "Tranche 2 Term Loan" means the Company's second priority term loan Incurred under the Credit Agreement, dated as of June 21, 2013, (as may be further amended, modified, supplemented or Refinanced from time to time), among the Company, the Lenders (as defined therein) and Wells Fargo Bank, N.A., General Electric Capital Corporation, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., as co-documentation agents.

        "Unrestricted Subsidiary" means:

          (a)   any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "—Restrictive Covenants—Designation of Restricted and Unrestricted Subsidiaries" and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

          (b)   any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Book-Entry System

        The new notes will be initially issued in the form of one or more Global Securities registered in the name of DTC or its nominee.

        Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the new notes represented by such Global Security exchanged by such Persons in the exchange offering. Ownership of beneficial interests in a Global Security will be limited to Persons that have accounts with DTC ("participants") or Persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Cede & Co. or Euroclear. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

        Payment of principal of premium, if any, and interest on new notes represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the new notes represented thereby for all purposes under the Indenture. The Company has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

        A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A Global Security is exchangeable for certificated new notes only if:

          (a)   DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor depositary within 90 days of its receipt of such notice or of its becoming aware of such cessation;

          (b)   the Company in its discretion (and subject to the procedures of the depositary) at any time determines not to have any or all the new notes represented by such Global Security; or

          (c)   there shall have occurred and be continuing a Default or an Event of Default with respect to the new notes represented by such Global Security.

        Any Global Security that is exchangeable for certificated new notes pursuant to the preceding sentence will be exchanged for certificated new notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated new notes,

          (a)   certificated new notes will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

          (b)   payment of principal of, and premium, if any, and interest on, the certificated new notes will be payable, and the transfer of the certificated new notes will be registrable, at the office or agency of the Company maintained for such purposes; and

          (c)   no service charge will be made for any registration of transfer or exchange of the certificated new notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

        So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by such Global Security for all purposes under the Indenture and the new notes. Except as set forth above, owners of beneficial interests in a Global Security will not be entitled to have the new notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated new notes in definitive form and will not be considered to be the owners or holders of any new notes under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the

Company, the Trustee or the initial purchasers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Registration Rights and Additional Interest

        We have filed the registration statement of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under the registration rights agreement between us, the Subsidiary Guarantors, the Trustee and the initial purchasers of the old notes. Holders of the new notes will not be entitled to any registration rights with respect to the new notes.

        Under some circumstances set forth in the registration rights agreement, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by these holders.

        If we do not complete the exchange offer within 360 days of the date of original issuance of the old notes (April 2, 2015), the interest rate borne by the old notes will be increased at a rate of 0.25% per annum every 90 days (but shall not exceed 0.50% per annum) until the exchange offer is completed, or until the old notes are freely transferable under Rule 144 of the Securities Act.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The exchange of an old note for a new note pursuant to the exchange offer will not constitute a "significant modification" of the old note for U.S. federal income tax purposes and, accordingly, the new note received will be treated as a continuation of the old note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an old note for a new note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new note as it had in the old note immediately before the exchange. A holder who does not exchange its old notes for new notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We on behalf of ourself and the Subsidiary Guarantors have agreed that, starting on the expiration date and ending on the close of business 240 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                        , 2015, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 240 days after the expiration date we and the Subsidiary Guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the new notes and the related guarantees offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2015, and the effectiveness of Rite Aid Corporation and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of EnvisionRx incorporated in this prospectus by reference for the year ended December 31, 2014 have been audited by Skoda Minotti & Co., independent auditors, as stated in their report included in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy these documents at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Commission filings are also available over the Internet at the Commission's website at http://www.sec.gov and under the heading "Investor Information" on our corporate website at www.riteaid.com. Our common stock is listed on the NYSE under the trading symbol, "RAD," and all such materials filed by us with the NYSE can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        We are "incorporating by reference" into this prospectus information that we file with the Commission. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the Commission subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the Commission:

  •
  our Annual Report on Form 10-K for the fiscal year ended February 28, 2015, which we filed with the Commission on April 23, 2015;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarter ended May 30, 2015, which we filed with the Commission on June 22, 2015 and for the fiscal quarter ended August 29, 2015, which we filed with the Commission on October 6, 2015;

  •
  our Current Reports on Form 8-K, which we filed with the Commission on March 19, 2015 (with respect to Item 8.01 only), March 20, 2015, April 2, 2015, April 21, 2015, April 27, 2015, June 24, 2015, July 1, 2015, October 27, 2015, October 28, 2015 (two reports), and October 29, 2015 (two reports) and on Form 8-K/A, which we filed with the Commission on September 3, 2015; and

  •
  the portions of our Definitive Proxy Statement, which we filed with the Commission on May 15, 2015, incorporated by reference by our Annual Report on Form 10-K for the fiscal year ended

    February 28, 2015 and Additional Definitive Proxy Materials filed on October 28, 2015, October 29, 2015 and November 3, 2015.

        We incorporate by reference any filings made with the Commission in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and on or after the date of this prospectus and before the settlement of the exchange offer (other than, in each case, any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable Commission rules, rather than filed).

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Investor Relations
Phone: (717) 761-2633

Offer to Exchange
$1,800,000,000

6.125% Senior Notes due 2023

Rite Aid Corporation

PROSPECTUS

                        , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

The Delaware Corporations

        Delaware General Corporation Law.    Under the Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

(a)
Rite Aid Corporation

        Certificate of Incorporation and Bylaws.    Article Tenth of our Certificate of Incorporation and Article VIII of our Bylaws provide for the indemnification of our directors and officers as authorized by Section 145 of the DGCL. The directors and officers of us and our subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by us.

(b)
Maxi Drug North, Inc.; PJC Special Realty Holdings, Inc.

        Certificate of Incorporation.    Article Seventh of the Certificates of Incorporation of the above corporations provides that the corporation shall have and may exercise, to the fullest extent permitted by Delaware law, the power to indemnify its officers and directors. Article Eighth provides that no director shall be personally liable to the corporation or any stockholder except to the extent that exculpation from liability is not permitted under the General Corporation Law of Delaware.

        Bylaws.    Article IV, Section 7 of the Bylaws of the above corporations provides that no director shall be liable to the corporation or its stockholders as a director notwithstanding any provision of law imposing such liability. However, such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any transaction from which the director derived any improper personal benefit. Article XIII further provides that the corporation shall indemnify any officer or director to the fullest extent permitted by applicable law, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. However, no indemnification shall be made in respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable for negligence or misconduct in performance of his or her duty to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c)
Eagle Managed Care Corp.

        Certificate of Incorporation.    Article 10 of the Certificate of Incorporation of Eagle Managed Care Corp. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

        Bylaws.    Article VII of the Bylaws of Eagle Managed Care Corp. provides that the corporation shall indemnify any authorized representative of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

(d)
Eckerd Corporation

        Certificate of Incorporation.    Article Tenth of the Certificate of Incorporation of Eckerd Corporation provides that a director of the corporation shall not be liable to the corporation or its stockholders to the fullest extent permitted by the Delaware General Corporation Law. Article Eleventh further provides that the corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law.

        Bylaws.    Article XIV of the Bylaws of Eckerd Corporation provides that the corporation shall indemnify any officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Except for proceedings to enforce rights of indemnification, the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized by the Board of Directors.

(e)
Genovese Drug Stores, Inc.

        Certificate of Incorporation.    Article Sixth of the Certificate of Incorporation of Genovese Drug Stores, Inc. provides that any director or officer shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of Delaware or any other applicable laws.

        Bylaws.    Article VIII of the Bylaws of Genovese Drug Stores, Inc. provides that the corporation may indemnify any director or officer to the full extent permitted by Delaware law, and shall indemnify to the full extent required by such laws. It further provides that no such person shall be entitled to indemnification with respect to an action, suit, or proceeding against the corporation, unless such indemnification (i) is due such person pursuant to the specific provisions of any written agreement between such person and the corporation or (ii) has been approved in writing in advance of the commencement of such action, suit, or proceeding.

(f)
Health Dialog Services Corporation

        Certificate of Incorporation.    Article IX of the Certificate of Incorporation of Health Dialog Services Corporation provides that no director shall be personally liable to the corporation or its stockholder for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the General Corporation Law of Delaware.

        Bylaws.    Article VII Section 1 of the Bylaws of Health Dialog Services Corporation provides that the corporation shall indemnify any person who was or is a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal or administrative or investigatory by reason of the fact he is or was a director or officer, against expenses actually and reasonably incurred by him in connection with the suit if he acted in good faith.

(g)
JCG Holdings (USA), Inc.

        Certificate of Incorporation.    Article Ninth of the Certificate of Incorporation of JCG Holdings (USA), Inc. provides that the personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of 102 of the General Corporation Law of Delaware. Article Tenth further provides that the corporation shall indemnify all persons whom it shall have the power to indemnify under the provisions of 145 of the General Corporation Law of Delaware, and to the fullest extent permitted by said section.

        Bylaws.    Article V of the Bylaws of JCG Holdings (USA), Inc. provides that the corporation shall indemnify any director or officer to the fullest extent permitted by the General Corporation Law of Delaware. It further provides that the corporation shall grant such indemnification to each of its directors and officers with respect to any matter in a proceeding as to which his or her liability is limited pursuant to Section 9 of the Certificate of Incorporation of the corporation. However, such indemnification shall exclude: (i) indemnification with respect to any improper personal benefit which a director or officer is determined to have received and of the expenses to a defense against such a claim, unless successful on the merits of such defense, and (ii) indemnification of present or former officers and directors absorbed in a merger or consolidation, unless specifically authorized by the Board of Directors or stockholders.

(h)
K&B, Incorporated

        Certificate of Incorporation.    Article VII of the Certificate of Incorporation of K&B, Incorporated provides that there shall be no liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by Section 102(b) (7) of the DGCL.

        Bylaws.    Article IV of the Bylaws of K&B, Incorporated provides that there shall be no liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by Section 102(b)(7) of the DGCL.

(i)
Maxi Drug, Inc.

        Certificate of Incorporation.    Article 10 of the Certificate of Incorporation of Maxi Drug, Inc. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.

        Bylaws.    Article III, Section 3.08 of the Bylaws of Maxi Drug, Inc. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any transaction from which the director derived any improper personal benefit. Article VIII, Section 8.02 further provides that the corporation shall indemnify its officers and directors to the extent legally permissible, unless he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

(j)
P.J.C. Distribution, Inc.

        Bylaws.    Article IX of the Bylaws of P.J.C. Distribution, Inc. provides that the corporation shall indemnify any officer or director, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. However, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(k)
P.J.C. Realty Co., Inc.

        Bylaws.    Article VII of the Bylaws of P.J.C. Realty Co., Inc. provides that the corporation shall indemnify its officers and directors to the extent permitted by the General Corporation Law of Delaware.

(l)
PJC Lease Holdings, Inc.

        Certificate of Incorporation.    Article Sixth of the Certificate of Incorporation of PJC Lease Holdings, Inc. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.

        Bylaws.    Article VIII of the Bylaws of PJC Lease Holdings, Inc. provides that the corporation shall indemnify any officer or director, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. However, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Except for proceedings to enforce rights of indemnification, the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized by the Board of Directors.

Rite Aid Drug Palace, Inc.; Rite Aid Hdqtrs. Corp.; Rite Fund, Inc.; Rite Investments Corp.

        Certificate of Incorporation and Bylaws.    Neither the Certificates of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

(m)
Rite Aid Hdqtrs. Funding, Inc.

        Certificate of Incorporation.    Article Sixth of the Certificate of Incorporation of Rite Aid Hdqtrs. Funding, Inc. provides that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of Article Sixth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(n)
Rite Aid of Delaware, Inc.

        Certificate of Incorporation.    Article Ninth of the Certificate of Incorporation of Rite Aid of Delaware, Inc. provides that the corporation shall indemnify all persons whom it shall have power to indemnify to the fullest extent permitted by Section 145 of the DGCL.

(o)
Rite Aid Online Store, Inc.; Rite Aid Payroll Management, Inc.

        Certificates of Incorporation:    Article Nine of the Certificates of Incorporation for the above corporations provides that to the fullest extent possible under the DGCL, directors shall not be liable to the corporation or the shareholders for monetary damages for a breach of fiduciary duty as director.

        Bylaws.    Article V of the Bylaws of the above corporations provide that the corporation shall indemnify all persons whom it shall have power to indemnify to the fullest extent permitted by the DGCL.

(p)
Rite Aid Realty Corp.

        Certificate of Incorporation.    Article Tenth of the Certificate of Incorporation of Rite Aid Realty Corp. provides that the corporation shall have the power to indemnify any director or officer if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interest of the corporation.

(q)
Rite Aid Transport, Inc.

        Certificate of Incorporation.    Article Sixth of the Certificate of Incorporation of Rite Aid Transport, Inc. provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

(r)
Rx Choice, Inc.

        Certificate of Incorporation.    Article Fifth of the Certificate of Incorporation of Rx Choice, Inc. provides that the corporation shall indemnify its directors and officers to the full extent required or permitted by the DGCL.

(s)
The Jean Coutu Group (PJC) USA, Inc.

        Certificate of Incorporation.    Article Tenth of the Certificate of Incorporation of The Jean Coutu Group (PJC) USA, Inc. provides that the corporation shall indemnify each director and officer of the corporation to the extent provided by law. Article Eleventh further provides that no director of the corporation shall be personally liable to any stockholder of the corporation except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived any improper personal benefit.

(t)
Thrift Drug, Inc.

        Certificate of Incorporation.    Article Ninth of the Certificate of Incorporation of Thrift Drug, Inc. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

        Bylaws.    Article VIII of the Bylaws of Thrift Drug, Inc. provides that the corporation shall indemnify in accordance with and to the full extent permitted by Delaware law.

The Delaware Limited Liability Companies

        Delaware Limited Liability Company Act.    Section 18-303(a) of the Delaware Limited Liability Company Act ("DLLCA") provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

          1515 West State Street Boise, Idaho, LLC; Ann ú Government Streets-Mobile, Alabama, LLC; Central Avenue & Main Street Petal-MS, LLC; Eighth and Water Streets-Urichsville, Ohio, LLC; Munson & Andrews, LLC; Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC; Silver Springs Road-Baltimore, Maryland/One, LLC; Silver Springs Road-Baltimore, Maryland/Two, LLC; Name Rite, LLC; State & Fortification Streets-Jackson, Mississippi, LLC; State Street and Hill Road-Gerard, Ohio, LLC; Tyler and Sanders Roads, Birmingham-Alabama, LLC; Rite Aid Specialty Pharmacy LLC

        Operating Agreement.    Section 3.11 of Article III of the Operating Agreements of the limited liability companies above provides that managers who perform the duties of the managers shall not be personally liable to the company or to any member for any loss or damage sustained by the company or any member, unless (i) the manager has breached or failed to perform the duties of its position under the DLLCA, the Certificate of Formation or the Operating Agreement and (ii) the failure to perform constitutes self-dealing, willful misconduct or recklessness by the manager. Article VI of the Operating Agreement provides that the company shall indemnify indemnified representatives against liability incurred in connection with any proceeding in which the indemnified representative is involved as a party, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative by the company of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

(a)
JCG (PJC) USA, LLC

        Limited Liability Company Agreement.    Article 12 of the Limited Liability Company Agreement of JCG (PJC) USA, LLC provides that except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the company, and the member shall not be obligated for any such debt, obligation or liability of the company. The company shall, to the fullest extent authorized by the Delaware Act, indemnify the member from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member of the company.

          PJC Dorchester Realty LLC; PJC Haverhill Realty LLC; PJC Hyde Park Realty LLC; PJC Manchester Realty LLC; PJC Mansfield Realty LLC; PJC New London Realty LLC; PJC Peterborough Realty LLC; PJC Providence Realty LLC; PJC Realty N.E. LLC; PJC Revere Realty LLC

        Limited Liability Company Agreement.    Article 7.1 of the Limited Liability Company Agreements of the above limited liability companies provides that except as otherwise provided by the DLLCA, the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the company, and the sole member shall not be obligated personally for any such debt, obligation or liability of the company. Article 7.2(b) provides that the except as otherwise provided by the DLLCA, the manager shall not be personally liable for any of the debts, liabilities, obligations or contracts of the company. Article 7.6(a) provides that no member shall have any personal liability whatsoever to the company or any other member. Article 7.6(b) further provides that the company shall indemnify each member against any and all losses, claims, damages, expenses, and liabilities (including, without limitation, indemnification against negligence, gross negligence or breach of duty).

(b)
PJC East Lyme Realty LLC; PJC Hermitage Realty LLC

        Limited Liability Company Agreement.    The Limited Liability Company Agreements of the above limited liability companies do not contain provisions regarding the indemnification of controlling persons, directors or officers.

(c)
RediClinic LLC; Rite Investments Corp., LLC

        Limited Liability Company Agreement.    Article 8.1 of the Limited Liability Agreements of the above limited liability companies provide that no member, nor any officers, directors, stockholders, partners, members, managers, employees, affiliates, representatives or agents of the member, nor any officer, employee, representative or agent of the company (individually, a "Covered Person" and, collectively, the "Covered Persons") shall be liable to the company for any act or omission (in relation to the company, its property or the conduct of its business or affairs, any related document or any transaction contemplated hereby or thereby) taken or omitted by a Covered Person in good faith, provided such act or omission does not constitute fraud, willful misconduct or gross negligence.

Article 8.2 provides that the companies shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), in which the Covered Person may be involved, except with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (A) was brought to enforce such Covered Person's rights to indemnification hereunder or (B) was authorized or consented to by the member.

(d)
Rite Aid Services, LLC

        Operating Agreement.    The Operating Agreement of Rite Aid Services, LLC provides that the company shall indemnify the member and authorized agents of the company for all costs, losses, liabilities and damages accrued in connection with the business of the company to the fullest extent provided by the law of Delaware.

(e)
Envision Pharmaceutical Holdings LLC; Design Rx Holdings LLC; Ascend Health Technology LLC

        Operating Agreement.    The Operating Agreements of the above limited liability companies provides that the company shall indemnify the member, officer, and their respective affiliates and each employee, director, officer, agent, shareholder, limited partner, member and general partner of the company for all costs, losses, liabilities, damages and expenses accrued in connection with the business of the company to the fullest extent provided by the law of Delaware.

(f)
The Delaware Limited Partnership

        Delaware Revised Uniform Limited Partnership Act.    Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Section 17-303 provides that a limited partner is not liable for the obligations of a limited partnership unless he or she is also a general partner or, in addition to the exercise of the rights and powers of a limited partner, he or she participates in the control of the business. However, if the limited partner does participate in the control of the business, he or she is liable only to persons who transact business with the limited partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner.

(g)
Maxi Drug South, L.P.

        Agreement of Limited Partnership.    The Agreement of Limited Partnership of Maxi Drug South, L.P. provides that, subject to the fiduciary duties of a general partner as provided by law, the general partner and its affiliates shall have no liability to the partnership or to any partner for any loss suffered by the partnership which arises out of any action or inaction of the general partner or its affiliates if the general partner or its affiliates, in good faith, determined that such course of conduct is in, or not opposed to, the best interest of the partnership, and such course of conduct did not constitute gross negligence or willful misconduct of the general partner or its affiliates. To the fullest extent permitted by law, the general partner and its affiliates shall be indemnified by the partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the partnership, provided that the same were not the result of gross negligence or willful misconduct on the part of the general partner or its affiliates. Any claim for indemnification shall be paid from, and only to the extent of, the partnership's assets and no partners shall have any personal liability on account thereof.

The Alabama Corporations

        Alabama Business Corporations Law.    Code of Alabama, 1975, Section 10-2B-8.51 and 10-2B-8.56 gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation, or, in all other cases, not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person shall have not met the applicable standard of conduct, shall have been adjudged to be liable to the corporation or, in connection with any other action, suit or proceeding charging improper personal benefit to such person, if such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Also, Section 10-2B-8.52 states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

          3581 Carter Hill Road-Montgomery Corp.; Harco, Inc.; K&B Alabama Corporation; Rite Aid of Alabama, Inc.

        Certificate of Incorporation and Bylaws.    Neither the Certificates of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The California Corporations

        California General Corporation Law.    Section 317 of the California General Corporation Law ("CAGCL") authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation's officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.

(a)
Rite Aid Lease Management Company

        Articles of Incorporation.    The Articles of Incorporation do not contain provisions regarding the indemnification of directors or officers.

        Bylaws.    Section 5.05 of the Certificate of Incorporation of Rite Aid Lease Management Company provides that a director or officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the CAFFL.

(b)
Thrifty Corporation

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Thrifty Corporation contain provisions regarding the indemnification of directors or officers.

(c)
Thrifty Payless, Inc.

        Articles of Incorporation.    Article VI of the Articles of Incorporation of the above corporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law and that agents of the corporation shall be indemnified to the fullest extent permissible under California Law and in excess of that expressly permitted by Section 317 of the CAGCL, subject to the limits set forth in Section 204 of the CAGCL.

        Bylaws.    Article V, Section 5.05 of the Bylaws of Thrifty PayLess, Inc. provides that the corporation shall indemnify in accordance with and to the full extent permitted by California law.

The Connecticut Corporation

        Connecticut Business Corporation Act.    Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act ("CTBCA"), provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CTBCA. Subsection (b) of Section 33-771 of the CTBCA provides that a director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interest of the corporation. Subsection (c) of Section 33-771 of the CTBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 33-771 of the CTBCA. Subsection (d) of Section 33-771 of the CTBCA provides that, unless ordered by a court, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771(a) of the CTBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

        Section 33-772 of the CTBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding. Subsection (a) of Section 33-776 of the CTBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and (2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33-776 of the CTBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

(a)
Rite Aid of Connecticut, Inc.

        Certificate of Incorporation.    Article Sixth of the Certificate of Incorporation of Rite Aid of Connecticut, Inc. provides that the corporation shall indemnify all persons whom it shall have the power to indemnify to the fullest extent permitted by Section 33-320 of the Stock Corporation Act.

The Florida Corporations

        Florida Business Corporation Act.    Section 607.0850 of the Florida Business Corporation Act ("FLBCA") permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. Section 607.0850(6) of the FLBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FLBCA. Section 607.0850 of the FLBCA provides that the indemnification and advancement of expense provisions contained in the FLBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

  Patton Drive and Navy Boulevard Property Corporation; Rite Aid of Florida, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The Florida Limited Liability Companies

        Florida Limited Liability Company Act.    Section 608.4229 of the Florida Limited Liability Company Act indemnifies members, managers, managing members, officers, employees, and agents subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement. A limited liability company may, and has the power to, but is not required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses should not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (i) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (ii) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (iii) in the case of a manager or managing member, a circumstance under which the liability provisions of section 608.426 are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

  Advance Benefits, LLC; Envision Medical Solutions, LLC; First Florida Insurers of Tampa LLC

        Operating Agreement.    Article 7.02 of the Operating Agreements of the above limited liability companies provides that the limited liability company shall indemnify its members and officer of the Company, each of their respective affiliates and each employee, director, officer, agent, shareholder, limited partner, member and general partner of the foregoing to the full extent permitted by law from and against all costs, losses, liabilities, damages and expenses arising from any and all claims, demands, actions, or lawsuits, in which the indemnitee may be involved, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the limited liability company.

The Georgia Corporation

        Georgia Business Corporation Code.    Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code ("GABCC") provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GABCC provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification under Section 14-2-854 or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GABCC or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2-851 of the GABCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred by the director in connection with the proceeding.

        Section 14-2-852 of the GABCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Subsection (c) of Section 14-2-857 of the GABCC provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. In addition, subsection (d) of Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

(a)
Rite Aid of Georgia, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Georgia, Inc. contain provisions regarding the indemnification of directors or officers.

The Illinois Corporation

        Illinois Business Corporation Act.    Under Section 8.75 of the Illinois Business Corporation Act of 1983, ("ILBCA"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(a)
Rite Aid of Illinois, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Illinois, Inc. contain provisions regarding the indemnification of directors or officers.

The Indiana Corporation

        Indiana Corporation Law.    Chapter 37 of the Indiana Corporation Law ("INCL") states that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual's conduct was in good faith, the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests, and, in the case of any criminal proceeding, the individual either had reasonable cause to believe the individual's conduct was lawful or had no reasonable cause to believe the individual's conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in the INCL, the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under the law. A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law. The determination shall be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or by the other methods specified in Chapter 37 of the INCL.

        A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, member, manager, employee, or agent. The indemnification and advance for expenses provided for or authorized by the INCL does not exclude any other rights to indemnification and advance for expenses that a person may have under a corporation's articles of incorporation, bylaws or certain other duly authorized agreements.

(a)
Rite Aid of Indiana, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Indiana, Inc. contain provisions regarding the indemnification of directors or officers.

The Kentucky Corporation

        Kentucky Business Corporations Law.    Section 271B.8-510 of the Kentucky Revised Statutes ("KRS") permits a Kentucky corporation to indemnify an individual who was, is or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he honestly believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to a proceeding, except that if the proceeding was by or in the right of the corporation, indemnification may be made only against reasonable expenses. Pursuant to Section 271B.8530, a corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if (i) the director affirms to the corporation in writing his good faith belief that he has met the standard of conduct required for indemnification; (ii) the director undertakes the personal obligation to repay such advance upon an ultimate determination that he failed to meet such standard of conduct; and (iii) a determination is made in the manner specified in KRS Section 271B.8-550 that the facts then known to those making the determination would not preclude indemnification.

        A corporation may not indemnify a director under KRS Section 271B.8-510 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by the articles of incorporation, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation is entitled to indemnification against reasonable expenses incurred by him in connection with the proceeding. Unless limited by its articles of incorporation, a Kentucky corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors. The indemnification and advancement of expenses provided by or granted pursuant to KRS 271B.8-500-271B.8-580 is not exclusive of any rights to which those seeking indemnification may otherwise be entitled. KRS 271B.8-570 empowers a Kentucky corporation to purchase and maintain insurance on behalf of its directors, officers, employees or agents of the corporation, whether or not the corporation would have the power under KRS 271B.8-510 or KRS 271B.8-520 to indemnify them against such liability.

(a)
Rite Aid of Kentucky, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Kentucky, Inc. contain provisions regarding the indemnification of directors or officers.

The Louisiana Corporations

        Louisiana Business Corporation Law.    Section 83A(1) of the Louisiana Business Corporation Law ("LBCL") permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83A(2) of the LBCL provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorney's fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 83(B) of the LBCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under Section 83A of the LBCL, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or (iii) by the stockholders.

        The indemnification provided for by Section 83 of the LBCL shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of stockholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representative; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

(a)
K&B Louisiana Corporation

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporation contain provisions regarding the indemnification of directors or officers.

(b)
K&B Services, Incorporated

        Articles of Certification.    Article X of the Articles of Incorporation provides that the personal liability of a director or officer to the corporation or the shareholders for monetary damages for breach of fiduciary duty is eliminated to the fullest extent possible under Louisiana Revised Statutes 12:24 (C)(4).

The Maine Corporations

        Maine Business Corporation Act.    Subchapter 5 of Chapter 8 of the Maine Business Corporation Act ("MEBCA") provides that a corporation may indemnify any person who was, is or is threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, because that person is or was a director or officer, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against any obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred in the proceeding if: (A) (i) he conducted himself in good faith, (ii) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (B) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation's articles of incorporation.

        In addition, unless ordered by a court, a corporation may not indemnify one of the corporation's officers or directors in connection with an action, suit or proceeding (i) by or in the right of the corporation, except for reasonable expenses incurred in connection with the action, suit or proceeding if it is determined that the officer or director acted in accordance with the standard above, or (ii) with respect to conduct for which the director or officer was adjudged liable on the basis that the director or officer received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

        Under the MEBCA, a corporation may indemnify an officer of the corporation to the same extent as a director and, if the officer is an officer but not a director, to such further extent as may be provided in the corporation's articles of incorporation, bylaws, a resolution of the corporation's board of directors or a contract except for (i) liability in connection with an action, suit or proceeding by or in the right of the corporation other than reasonable expenses incurred in connection with the action, suit or proceeding, or (ii) liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or its shareholders or an intentional violation of criminal law.

(a)
Rite Aid of Maine, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the Rite Aid of Maine, Inc. contain provisions regarding the indemnification of directors or officers.

The Maryland Corporations

        Maryland General Corporation Law.    Under Section 2-418 of the Maryland General Corporation Law ("MDGCL"), a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the proceeding unless it is proven that (a) the act or omission of the director was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any director in connection with a proceeding by or in the right of the corporation if the director has been adjudged to be liable to the corporation. A director who has been successful in the defense of any proceeding described above shall be indemnified against reasonable expenses incurred in connection with the proceeding. The corporation may not indemnify a director in respect of any proceeding charging improper personal benefits to the director in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a director or advance expenses for a proceeding brought by the director against the corporation except if the proceeding is brought to enforce indemnification by the corporation or if the corporation's charter or by-laws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the director, may order indemnification if it determines that in view of all the relevant circumstances, the director is fairly and reasonably entitled to indemnification; however, indemnification with respect to any proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a director under certain circumstances, including a written undertaking by or on behalf of such director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

        A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify directors under Section 2-418 of the MDGCL.

        The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

        A corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify a director or officer against liability under the provision of Section 2-418 of the MDGCL. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

(a)
GDF, Inc.

        Articles of Incorporation.    Article Eighth of the Articles of Incorporation of GDF, Inc. provides that the corporation shall indemnify its directors and officers to the full extent possible under the General Laws of the State of Maryland.

(b)
READ's Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporation contains provisions regarding the indemnification of directors or officers.

(c)
Rite Aid of Maryland, Inc.

        Articles of Incorporation.    Article Sixth of the Articles of Incorporation of Rite Aid of Maryland, Inc. provide that the corporation shall, to the fullest extent permitted by Section 64 of the MDGCL, indemnify all persons whom it shall have power to indemnify under such law.

The Massachusetts Corporations

        Massachusetts Business Corporation Act.    Section 8.51 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify a director against liability if (1) (i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation's articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws. Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        Section 8.56 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director; and (2) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions. Section 8.57 of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

(a)
PJC of Massachusetts, Inc.

        Articles of Organization and Bylaws.    Article VI of the Articles of Organization and Article X of the Bylaws of PJC of Massachusetts, Inc. provide that the corporation shall have the power to indemnify directors and officers in accordance with Massachusetts law.

(b)
PJC Realty MA, Inc.

        Articles of Organization.    Article VI of the Articles of Organization of PJC of Realty MA, Inc. provides that no director shall be personally liable, notwithstanding any law imposing such liability. However, to the extent provided by applicable law, this provision shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 60, 62, or 64 of the MBCL, or (iv) for any transaction in connection with which such director derived an improper personal benefit.

        Bylaws.    Article V of the Bylaws of PJC Realty MA, Inc. provides that directors and officers shall be indemnified to the extent permitted by Massachusetts law. However, the corporation shall not indemnify any such person if such person shall be finally adjudged not to have acted in the best interests of corporation.

(c)
Rite Aid of Massachusetts, Inc.

        Articles of Incorporation.    Article 6A of the Articles of Incorporation of Rite Aid of Massachusetts, Inc. provides that each director and officer of the corporation may be indemnified against all costs and expenses, however, the corporation shall not indemnify any such person with respect to any matter that he or she has been adjudicated in any proceeding not to have acting in good faith.

The Michigan Corporations

        Michigan Business Corporation Act.    Under Section 561 of the Michigan Business Corporation Act ("MIBCA"), a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

        Under Section 562 of the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

          Apex Drug Stores, Inc.; Perry Distributors, Inc.; Ram-Utica, Inc.; RDS Detroit, Inc.; Rite Aid of Michigan, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

(a)
PDS-1 Michigan, Inc.

        Articles of Incorporation.    Article VIII of the Articles of Incorporation of PDS-1 Michigan, Inc. provides that directors shall not be personally liable for monetary damages to the corporation or its shareholders provided except for 1) a breach of the director's duty of loyalty to the corporation or its shareholders; 2) acts or omissions not in good faith that involve intentional misconduct or a knowing violation of the law; 3) a violation of Section 551(1) of the MIBCA; or 4) a transaction from which the director derived an improper personal benefit. Article VIII further provides that if the MIBCA is amended to authorize further elimination of liability of directors, then the liability of directors shall be limited to the fullest extent permitted by the amended MIBCA.

(b)
Perry Drug Stores, Inc.

        Articles of Incorporation.    Article X of the Articles of Incorporation of Perry Drug Stores, Inc. provides that directors shall not be personally liable for monetary damages to the corporation or its shareholders provided except for (A) a breach of the director's duty of loyalty to the corporation or its shareholders; (B) acts or omissions not in good faith that involve intentional misconduct or a knowing violation of the law; (C) a violation of Section 551(1) of the MIBCA; (D) a transaction from which the director derived an improper personal benefit; or (E) an act or omission occurring before the date Article X became effect. Article X further provides that if the MIBCA is amended to authorize further elimination of liability of directors, then the liability of directors shall be limited to the fullest extent permitted by the amended MIBCA.

The Michigan Limited Liability Companies

        Michigan Limited Liability Company Act.    Section 408 of the Michigan Limited Liability Company Act ("MLLCA") permits the limited liability company to indemnify and hold harmless any manager from and against any and all claims and demands sustained by reason of any acts or omissions as a manager, as provided in a contract with the manager or to the fullest extent provided by agency law, subject to certain exceptions. Section 408 further permits a limited liability company to purchase and maintain insurance on behalf of a manager against any liability or expense asserted against or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the company could indemnify him or her against liability.

          1740 Associates, LLC; Northline & Dix-Toledo-Southgate, LLC; Seven Mile and Evergreen-Detroit, LLC

        Operating Agreement.    Section 3.11 of Article III of the Operating Agreements of limited liability companies above provides that managers who perform the duties of the managers shall not be personally liable to the company or to any member for any loss or damage sustained by the company or any member, unless (i) the manager has breached or failed to perform the duties of its position under the MLLCA, the Certificate of Formation or the Operating Agreement and (ii) the failure to perform constitutes self-dealing, willful misconduct or recklessness by the manager. Article VI of the Operating Agreement provides that the company shall indemnify indemnified representatives against liability incurred in connection with any proceeding in which the indemnified representative is involved as a party, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative by the company of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

The Minnesota Limited Liability Company

        Minnesota Limited Liability Company Act.    Under Section 322B.699 of the Minnesota Limited Liability Company Act, or the MLLCA, a limited liability company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and the MLLCA procedure for a governor conflict of interest, if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the official capacity (i) as a governor in a limited liability company or (ii) in the elective or appointive office or position held by a manager, board committee member, employee or as a member of the limited liability company, reasonably believed that the conduct was in the best interests of the limited liability company, or in the case of acts or omissions occurring in the official capacity as a member, governor, manager, or employee of the limited liability company that is or was serving at the request of the limited liability company as a governor, director, manager, officer, member, partner, trustee, employee, or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the limited liability company.

        Subdivision 7 of Section 322B.699 permits a limited liability company to purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity.

(a)
Laker Software, LLC

        Member Control Agreement.    Article 7.02 of the Member Control Agreement provides that the limited liability company shall indemnify its members and officers of the Company, each of their respective affiliates and each employee, director, officer, agent, shareholder, limited partner, member and general partner of the foregoing to the full extent permitted by law from and against loss, liability, damages, cost or expense (including legal fees and expenses and any amounts paid in settlement) resulting from a claim, demand, lawsuit, action or proceeding by reason of any act or omission performed or omitted by such indemnified person on behalf of the limited liability company in a manner reasonably believed to be within the scope of the authority conferred on such indemnified person; provided that such acts or omissions of such indemnified person are not found by a court of competent jurisdiction to constitute fraud, gross negligence or willful misconduct.

(a)
The Mississippi Corporation

        Mississippi Business Corporation Act.    The Mississippi Business Corporation Act ("MSBCA") empowers a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may also indemnify an individual who engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 79-42.02(b)(5) of the MSBCA. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.

        Unless ordered by a court, under Section 79-4-8.54(a)(3) of the MSBCA, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the MSBCA; or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity. The MSBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Also, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director. The director must deliver to the corporation: (1) a written affirmation of his good faith belief that he has met the relevant standard of conduct described in the MSBCA or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by the MSBCA; and (2) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the MSBCA and it is ultimately determined under the MSBCA that he has not met the relevant standard of conduct described in the MSBCA. The undertaking required must be an unlimited general obligation of the director. It need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

        A corporation may not indemnify a director as described above unless authorized by (i) if there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; (ii) if there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with the MSBCA, in which authorization directors who do not qualify as disinterested directors may participate or (iii) the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization. A corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director.

(b)
K&B Mississippi Corporation

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporation contain provisions regarding the indemnification of directors or officers.

The Missouri Limited Liability Company

        The Missouri Limited Liability Company Act.    The Missouri Limited Liability Company Act, Sections 347.010 to 347.187 of the Revised Statutes of Missouri, provides in Section 347.057, RSMo., that a person who is a member, manager, or both, of a limited liability company is not liable, solely by reason of being a member or manager, or both, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the limited liability company, whether arising in contract, tort or otherwise or for the acts or omissions of any other member, manager, agent or employee of the limited liability company.

        The Missouri Limited Liability Company Act provides in Section 347.088.1, RSMo., that except as otherwise provided in the operating agreement an authorized person shall discharge his or her duty under the Missouri Limited Liability Company Act and the operating agreement in good faith, with the care a corporate officer of like position would exercise under similar circumstances, in the manner a reasonable person would believe to be in the best interest of the limited liability company, and shall not be liable for any such action so taken or any failure to take such action, if he or she performs such duties in compliance with such subsection.

        The Missouri Limited Liability Company Act provides in Section 347.088.2, RSMo., that to the extent that, at law or equity, a member or manager or other person has duties, including fiduciary duties, and liabilities relating to those duties to the limited liability company or to another member, manager, or other person that is party to or otherwise bound by an operating agreement: (1) any such member, manager, or other person acting under the operating agreement shall not be liable to the limited liability company or to any such other member, manager, or other person for the member's, manager's, or other person's good faith reliance on the provisions of the operating agreement; and (2) the member's, manager's or other person's duties and liabilities may be expanded or restricted by provision in the operating agreement.

(a)
MedTrak Services, L.L.C.

        Operating Agreement.    Article 7.02 of the Operating Agreement provides that the limited liability company shall indemnify its members and officers of the Company, each of their respective affiliates and each employee, director, officer, agent, shareholder, limited partner, member and general partner of the foregoing to the full extent permitted by law from and against loss, liability, damages, cost or expense (including legal fees and expenses and any amounts paid in settlement) resulting from a claim, demand, lawsuit, action or proceeding by reason of any act or omission performed or omitted by such indemnified person on behalf of the limited liability company in a manner reasonably believed to be within the scope of the authority conferred on such indemnified person; provided that such acts or omissions of such indemnified person are not found by a court of competent jurisdiction to constitute fraud, gross negligence or willful misconduct.

The Nevada Limited Liability Company

        The Nevada Limited Liability Company Act.    Under Section 86.411 of Nevada's Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a proceeding other than by the company, the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

        Under Section 86.421 of Nevada's Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Pursuant to Section 86.431 of Nevada's Limited Liability Company Act, to the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

(a)
Envision Pharmaceutical Services, LLC

        Operating Agreement.    Article 7.02 of the Operating Agreement provides that the limited liability company shall indemnify its members and officers of the Company, each of their respective affiliates and each employee, director, officer, agent, shareholder, limited partner, member and general partner of the foregoing to the full extent permitted by law from and against loss, liability, damages, cost or expense (including legal fees and expenses and any amounts paid in settlement) resulting from a claim, demand, lawsuit, action or proceeding by reason of any act or omission performed or omitted by such indemnified person on behalf of the limited liability company in a manner reasonably believed to be within the scope of the authority conferred on such indemnified person; provided that such acts or omissions of such indemnified person are not found by a court of competent jurisdiction to constitute fraud, gross negligence or willful misconduct.

The New Hampshire Corporation

        New Hampshire Business Corporation Act.    Section 293-A:8.51 of the New Hampshire Business Corporation Act ("NHBCA") provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the director conducted himself or herself in good faith; and (2) reasonably believed (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in its best interests; and (ii) in all other cases, that the director's conduct was at least not opposed to the best interests of the corporation; and (3) in the case of any criminal proceeding, the director had no reasonable cause to believe his or conduct was unlawful. Under NHBCA Section 293-A:8.53, a New Hampshire corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his or her good faith belief that the director has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Unless limited by its articles of incorporation, a New Hampshire corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director or officer of the corporation against expenses incurred by the director in connection with the proceeding. A New Hampshire corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify the director against the same liability under NHBCA Sections 293-A:8.51 or 293-A:8.52.

(a)
Rite Aid of New Hampshire, Inc.

        Articles of Agreement and Bylaws.    Neither the Articles of Agreement nor the Bylaws of Rite Aid of New Hampshire, Inc. contain provisions regarding the indemnification of directors or officers.

The New Jersey Corporations

        New Jersey Business Corporation Act.    Section 14A:3-5 of the New Jersey Business Corporation Act ("NJBCA") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful. Section 14A:3-5 of the NJBCA also empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        To the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith. Section 14A:3-5 further provides that indemnification provided for by Section 14A:3-5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled. The NJBCA also empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or expenses incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities and expenses under NJBCA Section 14A:3-5.

          657-659 Broad St. Corp.; Lakehurst and Broadway Corporation; Rite Aid of New Jersey, Inc.

        Certificate of Incorporation and Bylaws.    Neither the Certificates of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The New York Corporations

        New York Business Corporation Law.    Section 722(a) of the New York Business Corporation Law ("NYBCL") provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

        Section 723 of the NYBCL provides that an officer or director who has been successful, on the merits or otherwise, in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

(a)
Rite Aid of New York, Inc.; Rite Aid Rome Distribution Center, Inc.

        Certificate of Incorporation.    Article Seventh of the Certificates of Incorporation of the above corporations provide that nothing in the Articles of Incorporation should be construed to limit, prohibit, deny, or abrogate the powers granted by the NYBCL including, in particular, the power of the corporation to furnish indemnification to directors and officers as described in the NYBCL.

The North Carolina Corporation

        North Carolina Business Corporation Act.    Section 55-8-51 of the North Carolina Business Corporation Act ("NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any proceeding charging improper benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

        Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys' fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

(a)
Rite Aid of North Carolina, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporation contain provisions regarding the indemnification of directors or officers.

(b)
EDC Drug Stores, Inc.

        Articles of Incorporation.    Article Six of the Articles of Incorporation of EDC Drug Stores, Inc. provides that a director of the corporation shall not be personally liable for monetary damages for breach of any duty as a director except and only to the extent applicable law restricts the effectiveness of this provision.

        Bylaws.    Article X of the Bylaws of EDC Drug Stores, Inc. provides that directors and officers of the corporation shall have the right to be indemnified by the corporation to the fullest extent permitted by law.

The Ohio Corporations

        Ohio General Corporation Law.    Pursuant to Section 1701.13(E) of the Ohio Revised Code, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code. An Ohio corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

        The indemnification provided for in Section 1701.13(E) of the Ohio Revised Code is not exclusive of any other rights of indemnification to which those seeking indemnification may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

          4042 Warrensville Center Road-Warrensville Ohio, Inc.; 5600 Superior Properties, Inc.; Broadview and Wallings-Broadview Heights Ohio, Inc.; Rite Aid of Ohio, Inc.; The Lane Drug Company

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The Ohio Limited Liability Companies

        Ohio Limited Liability Companies Law.    Pursuant to Section 1705.32(A) of the Ohio Revised Code, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the limited liability company) by reason of the fact that he or she is or was a manager, member, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a manager, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the company and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the company, a limited liability company may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the company unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper. An Ohio limited liability company is required to indemnify a manager or officer against expenses actually and reasonably incurred to the extent that the manager or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the manager or officer is or was a manager or officer of the company.

        The statutory right of indemnification is not exclusive in Ohio, and a limited liability company may, among other things, grant rights to indemnification under the limited liability company's operating agreement or other agreements. Ohio limited liability companies are also specifically authorized to procure insurance against any liability that may be asserted against managers and officers, whether or not the limited liability company would have the power to indemnify such persons.

          764 South Broadway-Geneva, Ohio, LLC; Gettysburg and Hoover-Dayton, Ohio, LLC; Mayfield & Chillicothe Roads-Chesterland, LLC

        Operating Agreement.    Section 3.11 of Article III of the Operating Agreement of limited liability company above provides that managers who perform the duties of the managers shall not be personally liable to the company or to any member for any loss or damage sustained by the company or any member, unless (i) the manager has breached or failed to perform the duties of its position under the Ohio Limited Liability Company Act, the Certificate of Formation or the Operating Agreement and (ii) the failure to perform constitutes self-dealing, willful misconduct or recklessness by the manager. Article VI of the Operating Agreement provides that the company shall indemnify indemnified representatives against liability incurred in connection with any proceeding in which the indemnified representative is involved as a party, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative by the company of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

          Envision Pharmaceutical Services, LLC; Orchard Pharmaceutical Services, LLC; RX Options, LLC

        Operating Agreement.    Article 7.02 of the Operating Agreements of the limited liability companies above provides that the limited liability company shall indemnify its members and officers of the Company, each of their respective affiliates and each employee, director, officer, agent, shareholder, limited partner, member and general partner of the foregoing to the full extent permitted by law from and against loss, liability, damages, cost or expense (including legal fees and expenses and any amounts paid in settlement) resulting from a claim, demand, lawsuit, action or proceeding by reason of any act or omission performed or omitted by such indemnified person on behalf of the limited liability company in a manner reasonably believed to be within the scope of the authority conferred on such indemnified person; provided that such acts or omissions of such indemnified person are not found by a court of competent jurisdiction to constitute fraud, gross negligence or willful misconduct.

The Pennsylvania Corporations

        Pennsylvania Business Corporation Law.    Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law ("PABCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper. A Pennsylvania corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

        Section 1746 of the PABCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

(a)
Keystone Centers, Inc.; Rite Aid of Pennsylvania, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The Rhode Island Corporations

        Rhode Island Business Corporation Act.    The Rhode Island Business Corporation Act (the "RIBCA") generally permits a corporation to indemnify a director or officer for expenses incurred by them by reason of their position with the corporation if the person has acted in good faith and with the reasonable belief (i) in the case of conduct in his or her official capacity that his or her conduct was in the best interests of the corporation and, (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless limited by the corporation's charter, the RIBCA also permits indemnification if a court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, determines that the individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the standard of conduct referred to above. However, the RIBCA does not permit a corporation to indemnify persons (1) in actions brought by or in the right of the corporation if the person is adjudged to be liable to the corporation, or (2) in actions in which the director is adjudged to be liable on the basis that personal benefit was improperly received by him or her, although, in both cases, it does permit indemnification, but only of expenses, if, and only to the extent, approved by a court of appropriate jurisdiction. The RIBCA permits the right to indemnification to include the right to be paid by the corporation for expenses the indemnified person incurs in defending the proceeding in advance of its final disposition; provided, that the indemnified party deliver to the corporation a written affirmation of a good faith belief that he or she has met the applicable standards of conduct and that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified under the charter or otherwise. However, under the RIBCA, except where indemnification is ordered by a court of appropriate jurisdiction upon application of any director, officer, employee or agent, no indemnification will be made unless authorized in the specific case after a determination has been made, by the board of directors, special legal counsel or the shareholders that indemnification is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct for indemnification described above.

(a)
PJC of Rhode Island, Inc.

        Bylaws.    Article IX of the Bylaws of the above corporations provides that the corporation shall have the power to indemnify and reimburse directors and officers as provided for in Section 7-1.1-4.1 of the Business Corporation Act of the State of Rhode Island, including any amendment or substitutions for such Section which may be made from time to time.

The South Carolina Corporation

        South Carolina Business Corporation Act.    The South Carolina Business Corporation Act of 1988 ("SCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the SCBCA, a South Carolina corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

(a)
Rite Aid of South Carolina, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of South Carolina, Inc. contain provisions regarding the indemnification of directors or officers.

The Tennessee Corporations

        Tennessee Business Corporation Act.    The Tennessee Business Corporation Act ("TNBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the TNBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

(a)
K&B Tennessee Corporation

        Articles of Incorporation.    Article 8 of the Articles of Incorporation of K&B Tennessee Corporation provides that except as specifically limited in Section 48-18-502 of the TNBCA, the corporation shall indemnify liability incurred by a director or officer if such person conducted himself or herself in good faith and believed that their conduct was in the corporation's best interest or at least not opposed to the corporation's best interest.

(b)
Rite Aid of Tennessee, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Tennessee, Inc. contain provisions regarding the indemnification of directors or officers.

The Texas Corporation

        Texas Business Corporation Act.    Article 2.02-1 of the Texas Business Corporation Act ("TXBCA") authorizes a Texas corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative because the person is or was a director. The TXBCA provides that unless a court of competent jurisdiction determines otherwise, indemnification is permitted only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A person may be indemnified under Article 2.02-1 of the TXBCA against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person (including court costs and attorneys' fees), but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred and shall not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A corporation is obligated under Article 2.02-1 of the TXBCA to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Article 2.02-1 of the TXBCA a corporation may (1) indemnify and advance expenses to an officer, employee, agent or other persons who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity to the same extent that it may indemnify and advance expenses to its directors, (2) indemnify and advance expenses to directors and such other persons identified in (1) to such further extent, consistent with law, as may be provided in the corporation's articles of incorporation, bylaws, action of its board of directors, or contract or as permitted by common law and (3) purchase and maintain insurance or another arrangement on behalf of directors and such other persons identified in (1) against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person.

(a)
K&B Texas Corporation

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of K&B Texas Corporation contain provisions regarding the indemnification of directors or officers.

The Utah Limited Liability Company

        The Utah Revised Limited Liability Company Act.    Sections 48-2c-1802 and 48-2c-1807 of the Utah Revised Limited Liability Company Act empowers a Utah limited liability company to indemnify any manager or other person from and against liability incurred in any proceeding if (i) his conduct was in good faith, (ii) he reasonably believed that his conduct was in, or not opposed to, the company's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A company may not indemnify a manager under Section 48-2c-1802 in connection with a proceeding by or in the right of the company in which the manager was adjudged liable to the company or in connection with any other proceeding charging that the manager derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

(a)
Rx Initiatives L.L.C.

        Operating Agreement.    The Operating Agreement of Rx Initiatives L.L.C. provides that the company shall indemnify and save harmless the officers of the company for all loss, liability, damage, cost, or expense (including reasonable attorneys' fees) incurred by reason of any demands, claims, suits, actions or proceedings arising out of (a) the indemnified person's relationship with the company or (b) such indemnified person's capacity as an officer, to the fullest extent permitted by law.

The Vermont Corporation

        Vermont Business Corporation Act.    The Vermont Business Corporation Act ("VTBCA") generally empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any proceeding brought by a governmental entity, he had no reasonable cause to believe his conduct was unlawful and he is not finally found to have engaged in a reckless or intentional unlawful act. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the VTBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 8.51 of the VTBCA; (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

(a)
Maxi Green Inc.; PJC of Vermont

        Articles of Incorporation.    Article VIII of the Articles of Incorporation of the above corporations provides that, to the extent permitted by Section 2.02(b)(4) of the VTBCA, as the same may be supplemented and amended, no director of the corporation shall be personally liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, solely as a director, based on a failure to discharge his or her own duties in accordance with Section 8.30 of the Vermont Business Corporation Act, as the same may be supplemented and amended.

        Bylaws.    Article V of the Bylaws of the above corporations provides that the corporation shall indemnify all persons whom it shall have the power to indemnify under the VTBCA, but only if the corporation authorized the payment and made a determination of the director's conduct in accordance with the VTBCA.

(b)
Rite Aid of Vermont, Inc.

        Articles of Association.    Article Sixth of the Articles of Association of Rite Aid of Vermont, Inc. provides that the corporation shall indemnify all persons whom it shall have the power to indemnify under the VTBCA to the fullest extent permitted by the VTBCA.

The Virginia Corporations

        Virginia Stock Corporation Act.    The Virginia Stock Corporation Act ("VASCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard in the preceding sentence; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the VASCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 13.1-697 of the VASCA; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if the director is not entitled to mandatory indemnification under Section 13.1-698 of the VASCA and it is ultimately determined that he did not meet the relevant standard of conduct. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the VASCA.

(a)
England Street-Asheland Corporation; Rite Aid of Virginia, Inc.;

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The Virginia Limited Liability Companies

        Virginia Limited Liability Company Act.    Section 13.1-1009 of the Virginia Limited Liability Company Act ("VALLCA") permits a Virginia limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is party to a proceeding in advance of final disposition of the proceeding.

(a)
112 Burleigh Avenue Norfolk, LLC

        Operating Agreement.    Section 3.11 of Article III of the Operating Agreement of limited liability company above provides that managers who perform the duties of the managers shall not be personally liable to the company or to any member for any loss or damage sustained by the company or any member, unless (i) the manager has breached or failed to perform the duties of its position under the DLLCA, the Certificate of Formation or the Operating Agreement and (ii) the failure to perform constitutes self-dealing, willful misconduct or recklessness by the manager. Article VI of the Operating Agreement provides that the company shall indemnify indemnified representatives against liability incurred in connection with any proceeding in which the indemnified representative is involved as a party, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative by the company of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

(b)
Fairground, LLC

        Operating Agreement.    Section 3.14 of Article III of the Operating Agreement of Fairground, LLC provides that managers and members shall be indemnified to the maximum extent permitted under Section 13.1-1025 of the VALLCA.

The Washington Corporation

        Washington Business Corporation Act. The Washington Business Corporation Act ("WABCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WABCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 23B.08.510 of the WABCA; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the relevant standard of conduct. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director, officer, employee or agent of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WABCA.

(a)
5277 Associates, Inc.

        Certificate of Incorporation.    Article VI of the Certificate of Incorporation of 5227 Associates, Inc. provides that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for his or her conduct as a director, except for (i) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (ii) conduct violating WABCA 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit to which the director is not legally entitled. If the WABCA is amended to further eliminate personal liability of directors, then the liability of directors of the corporation shall be deemed to be eliminated to the fullest extent of the law.

The Washington, D.C. Corporation

        District of Columbia Business Corporation Act.    The District of Columbia Business Corporation Act provides that a corporation organized under the laws of the District of Columbia has the right to indemnify any and all directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation or of such other corporation, except in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be untitled under any bylaw, agreement or otherwise.

(a)
Rite Aid of Washington, D.C., Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Washington, D.C., Inc. contain provisions regarding the indemnification of directors or officers.

The West Virginia Corporation

        West Virginia Business Corporation Act.    The West Virginia Business Corporation Act ("WVBCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; and (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding; or (2) in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct; and (2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

(a)
Rite Aid of West Virginia, Inc.

        Certificate of Incorporation.    Article III of the Certificate of Incorporation of Rite Aid of West Virginia, Inc. provides that directors and officers shall be indemnified by the corporation against all expenses and liabilities except in such cases wherein the director or officer is adjudged liable for negligence or misconduct in the performance of his duties as a director or officer.

The Wyoming Limited Liability Companies

        Wyoming Limited Liability Company Act.    Section 17-29-408 of the Wyoming Limited Liability Company Act empowers a Wyoming limited liability company to indemnify any member of a member-manager company or any manager of a manager-managed company for any debt, obligation or other liability incurred by such member or manager in the course of the member's or manager's activities on behalf of the Wyoming limited liability company, if in making the payment or incurring the debt, obligation or other liability, the member or manager was acting within the scope of his or her duties.

        In accordance with this provision, the Operating Agreement of the Wyoming Limited Liability Company states that the company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was, or is or was serving at the request of, a manager, member, or authorized representative of the company. Such indemnification shall be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the indemnified person acted in good faith and in a manner the indemnified person reasonably believed to be not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnified person's conduct was unlawful.

Design Rx, LLC; Designrxclusives, LLC

        Operating Agreement.    Section 6 of the Operating Agreements of the limited liability companies above provides that the company shall indemnify and save harmless the officers of the company for all loss, liability, damage, cost, or expense (including reasonable attorneys' fees) incurred by reason of any demands, claims, suits, actions or proceedings arising out of (a) the indemnified person's relationship with the company or (b) such indemnified person's capacity as an officer, to the fullest extent permitted by law.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibits

        Certain of the agreements included as exhibits to this prospectus contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

  •
  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

  •
  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

        Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit Numbers	Description	Incorporation By Reference To
2.1	Agreement and Plan of Merger, dated as of February 10, 2015, by and among Rite Aid Corporation, Eagle Merger Sub 1 LLC, Eagle Merger Sub 2 LLC, TPG VI Envision BL, LLC, Envision Topco Holdings, LLC and Shareholder Representative Services LLC, in its capacity as Sellers' Representative	Exhibit 2.1 to Form 8-K, filed on February 13, 2015
2.2	Merger Agreement, dated October 27, 2015, among Rite Aid Corporation, Walgreens Boots Alliance, Inc. and Victoria Merger Sub, Inc.	Exhibit 2.1 to Form 8-K, filed on October 29, 2015
3.1	Amended and Restated Certificate of Incorporation, dated January 22, 2014	Exhibit 3.1 to Form 10-K, filed on April 23, 2014
3.2	Amended and Restated By-Laws	Filed herewith
4.2
	Indenture, dated as of February 27, 2012, among Rite Aid Corporation, as issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, related to the Company's 9.25% Senior Notes due 2020	Exhibit 4.1 to Form 8-K, filed on February 27, 2012
4.3
	First Supplemental Indenture, dated as of May 15, 2012, among Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Mellon Trust Company, N.A. to the Indenture, dated as of February 27, 2012, among Rite Aid Corporation, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., related to the Company's 9.25% Senior Notes due 2020	Exhibit 4.23 to the Registration Statement on Form S-4, File No. 181651, filed on May 24, 2012
4.4	Indenture, dated as of August 1, 1993, between Rite Aid Corporation, as issuer, and Morgan Guaranty Trust Company of New York, as trustee, related to the Company's 7.70% Notes due 2027	Exhibit 4A to Registration Statement on Form S-3, File No. 033-63794, filed on June 3, 1993

Exhibit Numbers	Description	Incorporation By Reference To
4.5	Supplemental Indenture, dated as of February 3, 2000, between Rite Aid Corporation and U.S. Bank Trust National Association (as successor trustee to Morgan Guaranty Trust Company of New York) to the Indenture dated as of August 1, 1993, between Rite Aid Corporation and Morgan Guaranty Trust Company of New York, relating to the Company's 7.70% Notes due 2027	Exhibit 4.1 to Form 8-K filed on February 7, 2000
4.7	Indenture, dated as of December 21, 1998, between Rite Aid Corporation, as issuer, and Harris Trust and Savings Bank, as trustee, related to the Company's 6.875% Notes due 2028	Exhibit 4.1 to Registration Statement on Form S-4, File No. 333-74751, filed on March 19, 1999
4.8
	Supplemental Indenture, dated as of February 3, 2000, between Rite Aid Corporation and Harris Trust and Savings Bank to the Indenture, dated December 21, 1998, between Rite Aid Corporation and Harris Trust and Savings Bank, related to the Company's 6.875% Notes due 2028	Exhibit 4.4 to Form 8-K, filed on February 7, 2000
4.11
	Indenture, dated as of July 2, 2013, among Rite Aid Corporation, as issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., related to the Company's 6.75% Senior Notes due 2021	Exhibit 4.1 to Form 8-K, filed on July 2, 2013
4.12	Registration Rights Agreement, dated as of February 10, 2015, by and among Rite Aid Corporation, TPG VI Envision, L.P., TPG VI DE BDH, L.P. and Envision Rx Options Holdings Inc.	Exhibit 10.3 to Form 8-K, filed on February 13, 2015
4.13
	Indenture, dated as of April 2, 2015, among Rite Aid Corporation, as issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., related to the Company's 6.125% Senior Notes due 2023	Exhibit 4.1 to Form 8-K, filed on April 2, 2015

Exhibit Numbers	Description	Incorporation By Reference To
4.14	Registration Rights Agreement, dated as of April 2, 2015, among Rite Aid Corporation, the subsidiary guarantors named therein and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as the initial purchasers of the Company's 6.125% Senior Notes due 2023	Exhibit 10.1 to Form 8-K, filed on April 2, 2015
5	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**
10.1	1999 Stock Option Plan*	Exhibit 10.1 to Form 10-K, filed on May 21, 2001
10.2	2000 Omnibus Equity Plan*	Included in Proxy Statement dated October 24, 2000
10.3	2001 Stock Option Plan*	Exhibit 10.3 to Form 10-K, filed on May 21, 2001
10.4	2004 Omnibus Equity Plan*	Exhibit 10.4 to Form 10-K, filed on April 28, 2005
10.5	2006 Omnibus Equity Plan*	Exhibit 10 to Form 8-K, filed on January 22, 2007
10.6	2010 Omnibus Equity Plan*	Exhibit 10.1 to Form 8-K, filed on June 25, 2010
10.7	Amendment No. 1, dated September 21, 2010, to the 2010 Omnibus Equity Plan*	Exhibit 10.7 to Form 10-Q, filed on October 7, 2010
10.8	Amendment No. 2, dated January 16, 2013, to the 2010 Omnibus Equity Plan*	Exhibit 10.8 to Form 10-K, filed on April 23, 2013
10.9	2012 Omnibus Equity Plan*	Exhibit 10.1 to Form 8-K, filed on June 25, 2012
10.10	Amendment No. 1, dated January 16, 2013, to the 2012 Omnibus Equity Plan*	Exhibit 10.10 to Form 10-K, filed on April 23, 2013
10.11	2014 Omnibus Equity Plan*	Exhibit 10.1 to Form 8-K, filed on June 23, 2014
10.12	Form of Award Agreement*	Exhibit 10.2 to Form 8-K, filed on May 15, 2012
10.13	Supplemental Executive Retirement Plan*	Exhibit 10.6 to Form 10-K, filed on April 28, 2010
10.14	Executive Incentive Place for Officers of Rite Aid Corporation*	Exhibit 10.1 to Form 8-K, filed on February 24, 2012

Exhibit Numbers	Description	Incorporation By Reference To
10.15	Amended and Restated Employment Agreement by and between Rite Aid Corporation and John T. Standley, dated as of January 21, 2010*	Exhibit 10.7 to Form 10-K, filed on April 28, 2010
10.16	Employment Agreement by and between Rite Aid Corporation and Darren W. Karst, dated as of July 24, 2014*	Exhibit 10.2 to Form 10-Q, filed on October 2, 2014
10.17	Letter Agreement, dated October 26, 2015, to the Employment Agreement by and between Rite Aid Corporation and Darren W. Karst, dated as of July 24, 2014*	Exhibit 10.1 to Form 8-K, filed on October 28, 2015
10.18	Employment Agreement by and between Rite Aid Corporation and Douglas E. Donley, dated as of August 1, 2000*	Exhibit 10.1 to Form 10-Q, filed on December 22, 2005
10.19	Amendment No. 1 to Employment Agreement by and between Rite Aid Corporation and Douglas E. Donley, dated as of December 18, 2008*	Exhibit 10.4 to Form 10-Q, filed on January 7, 2009
10.20	Rite Aid Corporation Special Executive Retirement Plan*	Exhibit 10.15 on Form 10-K, filed on April 26, 2004
10.21	Employment Agreement by and between Rite Aid Corporation and Ken Martindale, dated as of December 3, 2008*	Exhibit 10.7 to Form 10-Q, filed on January 7, 2009
10.22	Letter Agreement, dated July 27, 2010, to the Employment Agreement by and between Rite Aid Corporation and Ken Martindale, dated as of December 3, 2008*	Exhibit 10.6 to Form 10-Q, filed on October 7, 2010
10.23	Employment Agreement by and between Rite Aid Corporation and Robert I. Thompson, dated as of February 3, 2008*	Exhibit 10.5 to Form 10-Q, filed on January 6, 2010
10.24	Amendment No. 1 to Employment Agreement by and between Rite Aid Corporation and Robert I. Thompson, dated as of September 23, 2009*	Exhibit 10.6 to Form 10-Q, filed on January 6, 2010
10.25	Amended and Restated Employment Agreement, dated as of July 11, 2011, between Rite Aid Corporation and Robert K. Thompson*	Exhibit 10.2 to Form 10-Q, filed on October 5, 2011
10.26	Amended and Restated Employment Agreement, dated as of June 23, 2011, between Rite Aid Corporation and Enio A. Montini, Jr.*	Exhibit 10.1 to Form 10-Q, filed on October 5, 2011

Exhibit Numbers	Description	Incorporation By Reference To
10.27	Employment Agreement, dated as of March 24, 2014, by and between Rite Aid Corporation and Dedra N. Castle	Exhibit 10.2 to Form 10-Q, filed on July 3, 2014
10.28	Employment Agreement by and between Rite Aid Corporation and Frank G. Vitrano, dated as of September 24, 2008*	Exhibit 10.3 to Form 10-Q, filed on October 8, 2008
10.29	Letter Agreement, dated July 27, 2010, to the Employment Agreement by and between Rite Aid Corporation and Frank G. Vitrano, dated as of September 24, 2008*	Exhibit 10.5 to Form 10-Q, filed on October 7, 2010
10.30	Letter Agreement, dated October 26, 2015, to the Employment Agreement by and between Rite Aid Corporation and Frank G. Vitrano, dated as of September 24, 2008*	Exhibit 10.2 to Form 8-K, filed on October 28, 2015
10.31	Employment Agreement by and between Rite Aid Corporation and Marc A. Strassler, dated as of March 9, 2009*	Exhibit 10.8 to form 10-K, filed on April 17, 2009
10.32	Letter Agreement, dated July 27, 2010, to the Employment Agreement by and between Rite Aid Corporation and Marc A. Strassler, dated as of March 9, 2009*	Exhibit 10.4 to Form 10-Q, filed on October 7, 2010
10.33	Letter Agreement, dated October 26, 2015, to the Employment Agreement by and between Rite Aid Corporation and Marc. A. Strassler, dated as of March 9, 2009*	Exhibit 10.3 on Form 8-K, filed on October 28, 2015
10.34
	Amended and Restated Credit Agreement, dated as of June 27, 2001, as amended and restated on January 13, 2015, among Rite Aid Corporation, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent	Exhibit 10.1 to Form 8-K, filed on January 14, 2015
10.35
	First Amendment to Amended and Restated Credit Agreement, dated as of February 10, 2015, among Rite Aid Corporation, the lenders signatory thereto and Citicorp North America, Inc., as administrative agent and collateral agent	Exhibit 10.1 to Form 8-K, filed on February 13, 2015
10.36	Credit Agreement, dated as of June 21, 2013, among Rite Aid Corporation, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent	Exhibit 10.1 to Form 8-K, filed on June 21, 2013

Exhibit Numbers	Description	Incorporation By Reference To
10.37	Credit Agreement, dated as of February 21, 2013, among Rite Aid Corporation, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent	Exhibit 10.2 to Form 8-K, filed on February 21, 2013
10.38
	Amended and Restated Collateral Trust and Intercreditor Agreement, including the related definitions annex, dated as of June 5, 2009, among Rite Aid Corporation, each subsidiary named therein or which becomes a party thereto, Wilmington Trust Company, as collateral trustee, Citicorp North America, Inc., as senior collateral processing agent, The Bank of New York Trust Company, N.A., as trustee and each other Second Priority Representative and Senior Representative which becomes a party thereto	Exhibit 10.3 to Form 8-K, filed on June 11, 2009
10.39	Amended and Restated Senior Subsidiary Guarantee Agreement, dated as of June 5, 2009 among the subsidiary guarantors party thereto and Citicorp North America, Inc., as senior collateral agent	Exhibit 10.4 to Form 8-K, filed on June 11, 2009
10.40	Amended and Restated Senior Subsidiary Security Agreement, dated as of June 5, 2009, by the subsidiary guarantors party thereto in favor of the Citicorp North America, Inc., as senior collateral agent	Exhibit 10.5 to Form 8-K, filed on June 11, 2009
10.41
	Amended and Restated Senior Indemnity, Subrogation and Contribution Agreement, dated as of May 28, 2003, and supplemented as of September 27, 2004, among Rite Aid Corporation, the Subsidiary Guarantors, and Citicorp North America, Inc. and JPMorgan Chase Bank, N.A., as collateral processing co-agents	Exhibit 4.27 to Form 10-K, filed on April 29, 2008
10.42
	Second Priority Subsidiary Guarantee Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, and as supplemented as of January 5, 2005, among the Subsidiary Guarantors and Wilmington Trust Company, as collateral agent	Exhibit 4.36 to Form 10-K, filed on April 17, 2009

Exhibit Numbers	Description	Incorporation By Reference To
10.43	Second Priority Subsidiary Security Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, as supplemented as of January 5, 2005, and as amended in the Reaffirmation Agreement and Amendment dates as of January 11, 2005, by the Subsidiary Guarantors in favor of Wilmington Trust Company, as collateral trustee	Exhibit 4.37 to Form 10-K, filed on April 17, 2009
10.44
	Amended and Restated Second Priority Indemnity, Subrogation and Contribution Agreement, dated as of May 28, 2003, and as supplemented as of January 5, 2005, among the Subsidiary Guarantors and Wilmington Trust Company, as collateral agent	Exhibit 4.33 to Form 10-K, filed on April 29, 2008
10.45	Intercreditor Agreement, dated as of February 18, 2009, by and among Citicorp North America, Inc. and Citicorp North America, Inc., and acknowledged and agreed to by Rite Aid Funding II	Exhibit 10.2 to Form 8-K, filed on February 20, 2009
10.46
	Senior Lien Intercreditor Agreement dated as of June 12, 2009, among Rite Aid Corporation, the subsidiary guarantors named therein, Citicorp North America, Inc., as senior collateral agent for the Senior Secured Parties (as defined therein), Citicorp North America, Inc., as senior representative for the Senior Loan Secured Parties (as defined therein), The Bank of New York Mellon Trust Company, N.A., as Senior Representative (as defined therein) for the Initial Additional Senior debt Parties (as defined therein), and each additional Senior Representative from time to time party thereto	Exhibit 10.2 to Form 8-K, filed on June 16, 2009
10.47	Lockup Agreement, dated as of February 10, 2015, by and among Rite Aid Corporation, TPG VI Envision, L.P., TPG VI DE BDH, L.P. and Envision Rx Options Holdings Inc.	Exhibit 10.2 to Form 8-K, filed on February 13, 2015
12	Statement regarding computation of ratio of earnings to fixed charges and combined fixed charges and preferred stock dividends	Filed herewith
21	Subsidiaries of the Registrant	Filed herewith
23.1	Consent of Deloitte & Touche LLP	Filed herewith
23.2	Consent of Skoda Minotti	Filed herewith

Exhibit Numbers	Description	Incorporation By Reference To
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5)**
24	Powers of Attorney (included on the signature pages hereto)	Filed herewith
25	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. as trustee with respect to the Indenture dated as of April 2, 2015	Filed herewith
99.1	Form of Letter of Transmittal	Filed herewith
99.2	Form of Letter to Clients	Filed herewith
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	Filed herewith

*
Constitutes a compensatory plan or arrangement required to be filed with this prospectus.

**
To be filed by Amendment.

Item 22.    Undertakings.

        The undersigned registrants hereby undertake:

          1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          6)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          7)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          8)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          9)    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on November 24, 2015.

RITE AID CORPORATION
By:	/s/ JOHN T. STANDLEY
	Name:	John T. Standley
	Title:	Chairman and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints James J. Comitale, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN T. STANDLEY John T. Standley	Chairman and Chief Executive Officer (Principal Executive Officer)	November 24, 2015
/s/ DARREN W. KARST Darren W. Karst	Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	November 24, 2015
/s/ DOUGLAS E. DONLEY Douglas E. Donley	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 24, 2015
/s/ JOSEPH B. ANDERSON, JR. Joseph B. Anderson, Jr.	Director	November 24, 2015

Signature	Title	Date

/s/ BRUCE G. BODAKEN Bruce G. Bodaken	Director	November 24, 2015
/s/ DAVID R. JESSICK David R. Jessick	Director	November 24, 2015
/s/ KEVIN E. LOFTON Kevin E. Lofton	Director	November 24, 2015
/s/ MYRTLE S. POTTER Myrtle S. Potter	Director	November 24, 2015
/s/ MICHAEL N. REGAN Michael N. Regan	Director	November 24, 2015
/s/ MARCY SYMS Marcy Syms	Director	November 24, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on November 24, 2015.

1740 ASSOCIATES, LLC
3581 CARTER HILL ROAD—MONTGOMERY CORP.
4042 WARRENSVILLE CENTER ROAD—WARRENSVILLE OHIO, INC.
5277 ASSOCIATES, INC.
5600 SUPERIOR PROPERTIES, INC.
657-659 BROAD ST. CORP.
APEX DRUG STORES, INC.
BROADVIEW AND WALLINGS-BROADVIEW HEIGHTS OHIO, INC.
EAGLE MANAGED CARE CORP.
ECKERD CORPORATION
EDC DRUG STORES, INC.
ENGLAND STREET-ASHELAND CORPORATION
EUCLID & WILDERS ROADS—BAY CITY, LLC
GDF, INC.
GENOVESE DRUG STORES, INC.
HARCO, INC.
K & B ALABAMA CORPORATION
K & B LOUISIANA CORPORATION
K & B MISSISSIPPI CORPORATION
K & B SERVICES, INCORPORATED
K & B TENNESSEE CORPORATION
K & B, INCORPORATED
K&B TEXAS CORPORATION
KEYSTONE CENTERS, INC.
LAKEHURST AND BROADWAY CORPORATION
MAXI DRUG, INC.
MAXI DRUG NORTH, INC.
MAXI DRUG SOUTH, L.P.
NORTHLINE & DIX—TOLEDO—SOUTHGATE, LLC
PATTON DRIVE AND NAVY BOULEVARD PROPERTY CORPORATION
PAW PAW LAKE ROAD & PAW PAW AVENUE—COLOMA, MICHIGAN, LLC
PDS-1 MICHIGAN, INC.
PERRY DISTRIBUTORS, INC.
PERRY DRUG STORES, INC.
PJC LEASE HOLDINGS, INC.
PJC OF RHODE ISLAND, INC.
PJC REALTY MA, INC.

PJC SPECIAL REALTY HOLDINGS, INC.
P.J.C. DISTRIBUTION, INC.
P.J.C. REALTY CO., INC.
RAM-UTICA, INC.
RDS DETROIT, INC.
READ'S, INC.
RICHFIELD ROAD—FLINT, MICHIGAN, LLC
RITE AID DRUG PALACE, INC.
RITE AID HDQTRS. CORP.
RITE AID LEASE MANAGEMENT COMPANY
RITE AID OF ALABAMA, INC.
RITE AID OF CONNECTICUT, INC.
RITE AID OF DELAWARE, INC.
RITE AID OF FLORIDA, INC.
RITE AID OF GEORGIA, INC.
RITE AID OF ILLINOIS, INC.
RITE AID OF INDIANA INC.
RITE AID OF KENTUCKY, INC.
RITE AID OF MAINE, INC.
RITE AID OF MARYLAND, INC.
RITE AID OF MASSACHUSETTS, INC.
RITE AID OF MICHIGAN, INC.
RITE AID OF NEW HAMPSHIRE, INC.
RITE AID OF NEW JERSEY, INC.
RITE AID OF NEW YORK, INC.
RITE AID OF NORTH CAROLINA, INC.
RITE AID OF OHIO, INC.
RITE AID OF PENNSYLVANIA, INC.
RITE AID OF SOUTH CAROLINA, INC.
RITE AID OF TENNESSEE, INC.
RITE AID OF VIRGINIA, INC.
RITE AID OF WASHINGTON, D.C., INC.
RITE AID OF WEST VIRGINIA, INC.
RITE AID ONLINE STORE, INC.
RITE AID PAYROLL MANAGEMENT, INC.
RITE AID REALTY CORP.
RITE AID ROME DISTRIBUTION CENTER, INC.
RITE AID TRANSPORT, INC.
RX CHOICE, INC.
SEVEN MILE AND EVERGREEN—DETROIT, LLC
THE LANE DRUG COMPANY
THRIFT DRUG, INC.
THRIFTY CORPORATION
THRIFTY PAYLESS, INC.
By:	/s/ KENNETH C. BLACK
Name:	Kenneth C. Black
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints James. J. Comitale, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH C. BLACK Kenneth C. Black	President (Principal Executive Officer)	November 24, 2015
/s/ DOUGLAS DONLEY Douglas Donley	Vice President & Assistant Treasurer and Director (Principal Accounting Officer)	November 24, 2015
/s/ MATTHEW SCHROEDER Matthew Schroeder	Vice President & Treasurer (Principal Financial Officer)	November 24, 2015
/s/ CHRISTOPHER HALL Christopher Hall	Director	November 24, 2015
/s/ JAMES J. COMITALE James J. Comitale	Director	November 24, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on November 24, 2015.

PJC OF MASSACHUSETTS, INC.
By:	/s/ KENNETH C. BLACK
	Name:	Kenneth C. Black
	Title:	President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints James J. Comitale, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH C. BLACK Kenneth C. Black	President (Principal Executive Officer)	November 24, 2015
/s/ DOUGLAS DONLEY Douglas Donley	Vice President & Assistant Treasurer (Principal Accounting Officer)	November 24, 2015
/s/ MATTHEW SCHROEDER Matthew Schroeder	Vice President & Treasurer (Principal Financial Officer)	November 24, 2015
/s/ ANGELO BATTAINI Angelo Battaini	Director	November 24, 2015
/s/ JAMES J. COMITALE James J. Comitale	Director	November 24, 2015
/s/ PETER HALLISEY Peter Hallisey	Director	November 24, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on November 24, 2015.

JCG HOLDINGS (USA), INC. JCG (PJC) USA, LLC RITE FUND, INC. RITE INVESTMENTS CORP. RITE INVESTMENTS CORP., LLC RITE AID HDQTRS. FUNDING, INC. THE JEAN COUTU GROUP (PJC) USA, INC.
By:	/s/ BARRY A CROZIER
	Name:	Barry A. Crozier
	Title:	President and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints James J. Comitale, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BARRY A. CROZIER Barry A. Crozier	President and Director (Principal Executive Officer)	November 24, 2015
/s/ MARIA T. HURD Maria T. Hurd	Vice President & Secretary and Director (Principal Financial and Accounting Officer)	November 24, 2015
/s/ KENNETH C. BLACK Kenneth C. Black	Director	November 24, 2015

Signature	Title	Date

/s/ SUSAN LOWELL Susan Lowell	Director	November 24, 2015
/s/ ED DAILEY Ed Dailey	Director	November 24, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on November 24, 2015.

MAXI GREEN, INC. PJC OF VERMONT, INC. RITE AID OF VERMONT, INC.
By:	/s/ KENNETH C. BLACK
	Name:	Kenneth C. Black
	Title:	President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints James J. Comitale, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH C. BLACK Kenneth C. Black	President (Principal Executive Officer)	November 24, 2015
/s/ DOUGLAS DONLEY Douglas Donley	Vice President & Assistant Treasurer (Principal Accounting Officer)	November 24, 2015
/s/ MATTHEW SCHROEDER Matthew Schroeder	Vice President & Treasurer and Director (Principal Financial Officer)	November 24, 2015
/s/ MICHAEL PODGURSKI Michael Podgurski	Director	November 24, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on November 24, 2015.

RITE AID SPECIALTY PHARMACY, LLC By: Rite Aid Hdqtrs Corp., its sole member
By:	/s/ KENNETH C. BLACK
	Name:	Kenneth C. Black
	Title:	President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints James J. Comitale, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH C. BLACK Kenneth C. Black	President (Principal Executive Officer)	November 24, 2015
/s/ DOUGLAS DONLEY Douglas Donley	Vice President & Assistant Treasurer (Principal Accounting Officer)	November 24, 2015
/s/ MATTHEW SCHROEDER Matthew Schroeder	Vice President & Treasurer (Principal Financial Officer)	November 24, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on November 24, 2015.

RediClinic LLC Health Dialog Services Corporation
By:	/s/ WEBSTER GOLINKIN
	Name:	Webster Golinkin
	Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints James J. Comitale, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WEBSTER GOLINKIN Webster Golinkin	President and Chief Executive Officer (Principal Executive Officer)	November 24, 2015
/s/ DOUGLAS DONLEY Douglas Donley	Senior Vice President and Controller and Director (Principal Accounting Officer)	November 24, 2015
/s/ CHRISTOPHER HALL Christopher Hall	Director	November 24, 2015
/s/ JAMES J. COMITALE James. J. Comitale	Director	November 24, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on November 24, 2015.

ENVISION PHARMACEUTICAL HOLDINGS, LLC
By:	Hunter Lane, LLC, its sole member
By:	/s/ FRANK SHEEHY
	Name:	Frank Sheehy
	Title:	Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints James J. Comitale, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK SHEEHY Frank Sheehy	Chief Executive Officer (Principal Executive Officer)	November 24, 2015
/s/ THOMAS J. WELSH Thomas J. Welsh	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	November 24, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on November 24, 2015.

RX OPTIONS, LLC
ENVISION PHARMACEUTICAL SERVICES, LLC
ENVISION PHARMACEUTICAL SERVICES, LLC
ORCHARD PHARMACEUTICAL SERVICES, LLC
ENVISION MEDICAL SOLUTIONS, LLC
FIRST FLORIDA INSURERS OF TAMPA, LLC
DESIGN RX HOLDINGS LLC
ASCEND HEALTH TECHNOLOGY LLC
LAKER SOFTWARE, LLC
By:	Envision Pharmaceutical Holdings LLC, its sole member
By:	/s/ FRANK SHEEHY
	Name:	Frank Sheehy
	Title:	Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints James J. Comitale, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK SHEEHY Frank Sheehy	Chief Executive Officer (Principal Executive Officer)	November 24, 2015
/s/ THOMAS J. WELSH Thomas J. Welsh	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	November 24, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on November 24, 2015.

ADVANCE BENEFITS, LLC
By:	First Florida Insurers of Tampa, LLC, its sole member
By:	/s/ C. LARKIN O'KEEFE
	Name:	C. Larkin O'Keefe
	Title:	Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints James J. Comitale, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK SHEEHY Frank Sheehy	Chief Executive Officer (Principal Executive Officer)	November 24, 2015
/s/ THOMAS J. WELSH Thomas J. Welsh	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	November 24, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on November 24, 2015.

DESIGN RX, LLC
DESIGN RXCLUSIVES, LLC
RX INITIATIVES, L.L.C.
By:	Design Rx Holdings LLC, its sole member
By:	/s/ FRANK SHEEHY
	Name:	Frank Sheehy
	Title:	Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints James J. Comitale, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK SHEEHY Frank Sheehy	Chief Executive Officer (Principal Executive Officer)	November 24, 2015
/s/ THOMAS J. WELSH Thomas J. Welsh	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	November 24, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on November 24, 2015.

MEDTRAK SERVICES, L.L.C.
By:	Envision Pharmaceutical Holdings LLC, its sole member
By:	/s/ FRANK SHEEHY
	Name:	Frank Sheehy
	Title:	Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints James J. Comitale, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. LARKIN O'KEEFE C. Larkin O'Keefe	Chief Executive Officer (Principal Executive Officer)	November 24, 2015
/s/ SCOTT HOLLAND Scott Holland	Chief Financial Officer and Chief Information Officer (Principal Financial and Accounting Officer)	November 24, 2015